Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of April 15, 2026

among

Antares CLO 2026-2, LLC,
as Borrower,

Antares Strategic Credit Fund,
as Collateral Manager,

the Lenders referred to herein,

PNC Bank, National Association,
as Administrative Agent,

PNC Capital Markets LLC,
as Structuring Agent,

U.S. Bank Trust Company, National Association,
as Collateral Agent and Collateral Administrator,

and

U.S. Bank National Association,
as Custodian and Collateral Custodian

TABLE OF CONTENTS

- i -

- ii -

- iii -

- iv -

SCHEDULES AND EXHIBITS

Schedule A	-	S&P Industry Classifications
Schedule B	-	Moody’s Industry Category List
Schedule C	-	Diversity Score Table
Schedule D	-	Moody’s Rating Definitions/Recovery Rates
Schedule E	-	S&P Rating Definitions
Schedule F	-	Lender Commitment Amounts
Schedule G	-	Initial Funding Date Collateral Loans
Schedule H	-	Collateral Quality Matrix

Exhibit A-1	-	Form of Loan Note for Class A-R Loans
Exhibit A-2	-	Form of Loan Note for Class A-T Loans
Exhibit B	-	Form of Notice of Funding
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D	-	Scope of Collateral Report
Exhibit E	-	Scope of Quarterly Payment Date Report
Exhibit F	-	[Reserved]
Exhibit G	-	[Reserved]
Exhibit H	-	Form of Loan Asset Schedule
Exhibit I	-	Form of Collateral Custodian Request
Exhibit J	-	[Reserved]
Exhibit K	-	Form of [Prepayment][Commitment Reduction] Notice

- v -

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of April 15, 2026, is entered into by and among Antares CLO 2026-2, LLC, a Delaware limited liability company, as Borrower, Antares Strategic Credit Fund, as Collateral Manager, the Lenders party hereto from time to time, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Structuring Agent, U.S. Bank Trust Company, National Association (the “Bank”), as Collateral Agent and Collateral Administrator, and U.S. Bank National Association, as Collateral Custodian and Custodian.

W I T N E S S E T H:

WHEREAS, the Borrower desires that (i) the Class A-R Lenders make Class A-R Loans on a revolving basis to the Borrower and (ii) the Class A-T Lenders make Class A-T Loans on a term basis to the Borrower, in each case on the terms and subject to the conditions set forth in this Agreement, and each Lender is willing to make Loans to the Borrower on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the proceeds of the Loans made by the Lenders to the Borrower shall be used by the Borrower to acquire Collateral Loans and to fund Exposure Amounts, all in accordance with the terms hereof.

NOW, THEREFORE, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian and the Collateral Custodian hereby agree as follows:

GRANTING CLAUSE

To secure the due and punctual payment and performance of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, the Borrower hereby Grants, effective automatically as of the Closing Date without any further action, to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Borrower’s right, title and interest in and to the following, whether now owned or hereafter acquired, other than Excepted Property (collectively, the “Pledged Collateral”):

(a)            all Collateral Loans, all other loans and securities of the Borrower whether or not such loans and securities constitute Collateral Loans, all Related Contracts and Collections with respect thereto, all collateral security granted under any Related Contracts, and all interests in any of the foregoing, whether now or hereafter existing;

(b)            (i)  the Custodial Account and all Collateral which is delivered to the Collateral Agent pursuant to the terms hereof and all payments thereon or with respect thereto, (ii) each of the other Covered Accounts and (iii) Eligible Investments or other investments (whether or not such investments constitute Eligible Investments) acquired with funds on deposit in the Covered Accounts, and all income or Distributions from the investment of funds in the Covered Accounts;

(c)            cash, Money, securities, reserves and other property now or at any time in the possession of the Borrower or which is delivered or received by the Collateral Agent or its bailee, agent or custodian (including, without limitation, all Eligible Investments and other investments with respect to any Collateral or proceeds thereof);

(d)            all liens, security interests, property or assets securing or otherwise relating to any Collateral Loan, Eligible Investment, other investment, Collateral or any Related Contract (collectively, the “Related Property”);

(e)            the Interest Hedge Agreements;

(f)            [reserved];

(g)            the Collateral Management Agreement;

(h)            the Account Control Agreement;

(i)            the Sale Agreement;

(j)             all other accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(k)            [reserved];

(l)             all other tangible and intangible personal property whatsoever of the Borrower and all other agreements of the Borrower; and

(m)           all products, proceeds, rents and profits of any of the foregoing, all substitutions therefor and all additions and accretions thereto (whether the same now exist or arise or are acquired), including, without limitation, proceeds of insurance policies insuring any or all of the foregoing, any indemnity or warranty payable by reason of loss or damage to or otherwise in respect of any of the foregoing or any guaranty.

Except as set forth in the Priority of Payments, the Loans are secured by the foregoing Grant equally and ratably without prejudice, priority or distinction between any Loan and any other Loans by reason of difference in time of borrowing or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments, the payment of all amounts due on the Loans in accordance with their terms, the payment by the Borrower of all other sums payable under this Agreement and the other Loan Documents and compliance with the provisions of this Agreement and the other Loan Documents, all as provided herein.

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1          Definitions. The following terms, as used herein, have the following meanings:

“Account Control Agreement” means the Account Control Agreement among the Borrower, as debtor, the Collateral Agent, as secured party, and U.S. Bank National Association, as Custodian and Securities Intermediary, dated on or about the date hereof.

“Acquisition Date” means, for any Collateral Loan, the date on which such Collateral Loan is committed to be acquired by the Borrower.

“Additional Loans” has the meaning assigned to such term in Section 2.14(a).

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Expenses” means, without duplication, fees, expenses (including indemnities and other amounts under Section 12.3) and other amounts due or accrued with respect to any Quarterly Payment Date and any other date fixed for payments of such amounts (including, with respect to any Quarterly Payment Date, any such amounts that were due and not paid on any prior Quarterly Payment Date) and payable in the following order by the Borrower to:

(a)            first, the Collateral Agent in respect of the Collateral Agent Fee and any fees owed to the Custodian, the Collateral Custodian, the Collateral Administrator and the Securities Intermediary (if any), and for the reimbursement of other reasonable and documented expenses (including the expenses of legal counsel), indemnities and disbursements incurred and payable hereunder or any other Loan Document to the Collateral Agent, the Collateral Administrator, the Custodian, the Collateral Custodian and the Securities Intermediary under any Loan Documents, in accordance with the provisions of this Agreement and the other Loan Documents;

(b)            second, the Administrative Agent for the reimbursement of reasonable and documented expenses and disbursements incurred and payable hereunder by the Administrative Agent or the Lenders in accordance with the provisions of this Agreement;

(c)            third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:

(i)             the Borrower and the Collateral Manager for the reimbursement of reasonable and documented expenses and disbursements incurred by the Borrower and the Collateral Manager in accordance with the provisions of this Agreement and the Collateral Management Agreement, including any out-of-pocket expenses incurred in connection with the Collateral Loans and payable to third parties and including any amounts payable by the Borrower and the Collateral Manager in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts;

(ii)             [reserved];

(iii)           any other Person in respect of any governmental fee, charge or tax incurred on behalf of the Borrower; and

(iv)           any other Person in respect of any other fees or expenses expressly permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the other Loan Documents; and

(d)            fourth, on a pro rata basis, indemnities payable to any Person permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the other Loan Documents not otherwise paid;

provided that Administrative Expenses shall not include (i) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (ii) any salaries of any employees of the Borrower (for the avoidance of doubt, the Borrower does not pay any salaries) (but Administrative Expenses may include any fees, reimbursements, indemnities, costs and expenses payable to the directors, managers and/or independent directors or independent managers of the Borrower) or the Collateral Manager, (iii) any Increased Costs or (iv) any Collateral Management Fees; provided further that amounts due in respect of actions taken on or before the Closing Date or in connection with the closing of the transactions contemplated by this Agreement shall not be payable as Administrative Expenses but shall be payable only from the Closing Expense Account pursuant to Section 8.3(d) or as otherwise agreed by the parties hereto.

“Administrative Officer” means, (a) when used with respect to (i) the Collateral Agent, any vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, trust officer, associate or any other officer of the Collateral Agent who at the time shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject, (ii) the Collateral Administrator, any officer within the corporate trust office of the Collateral Administrator, any vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, associate or other officer of the Collateral Administrator having direct responsibility for the administration of this Agreement who is authorized to act for the Collateral Administrator in matters relating to the Collateral Administrator as it pertains to this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and (iii) the Custodian (including as Collateral Custodian), any officer within the corporate trust office of the Custodian, any vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, associate or other authorized officer of the Custodian having direct responsibility for the administration of this Agreement who is authorized to act for the Custodian in matters relating to the Custodian as it pertains to this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and (b) when used with respect to the Administrative Agent, any officer within the office of the Administrative Agent at the address listed on the signature pages hereto (or as may be updated from time to time), including any vice president, assistant vice president, officer of the Administrative Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at such location because of his or her knowledge of and familiarity with the particular subject.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

“Advance Rate” shall be equal to (i) 1 divided by (ii) the sum of (a) the applicable Class A Overcollateralization Ratio corresponding to the case selected by the Collateral Manager from the Matrix, plus (b) 8%.

“Advance Rate Test” means a test satisfied:

(I) on the date of a Funding of Class A-R Loans if, the total amount of such Funding does not exceed the sum of:

(a)            the greater of (x) zero and (y) (1) (i) the Advance Rate multiplied by (ii) the Principal Collateralization Amount of all Collateral Loans owned by the Borrower prior to such Funding Date minus (2) the total amount of the Class A Loans outstanding prior to such Funding Date; plus

(b)            (x) the Advance Rate multiplied by (y) the Principal Collateralization Amount of all Collateral Loans being acquired by the Borrower on such Funding Date; and

(II) on any other date of determination required hereunder, if (1) (i) the Advance Rate multiplied by (ii) the Principal Collateralization Amount of all Collateral Loans owned by the Borrower is greater than or equal to (2) the total amount of the Class A Loans outstanding on such date.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” or “Affiliated” means, with respect to any Person, another Person who, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified; provided that (A) the Canada Pension Plan Investment Board and any entity Controlled by it that is not a subsidiary of Antares Holdings LP or Antares Capital Management LLC shall not be deemed to be an Affiliate of the Borrower, the Parent Fund, Antares Holdings LP or the Investment Adviser, (B) no Person shall be deemed to be Controlled by or under common Control with the Collateral Manager, the Investment Adviser or the Borrower due solely to such entity being managed or advised by the Investment Adviser, Antares Capital Advisers LLC or any of their affiliates, (C) a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or Control of the same Financial Sponsor or affiliate thereof as such Obligor and (D) no Person shall be deemed to be an Affiliate of the Parent Fund or the Borrower due to the direct or indirect ownership of an interest in the Parent Fund.

“Affiliate Collateral Loans” means Collateral Loans acquired from the Parent Fund pursuant to the Sale Agreement.

“Agents” means the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Collateral Custodian and the Securities Intermediary, in each case under the Loan Documents to which it is a party in such capacity, and “Agent” means any of them.

“Aggregate Excess Funded Spread” means as of any Measurement Date, the amount obtained by multiplying:

(a)            the amount equal to the Benchmark applicable to the Loans during the Interest Period in which such Measurement Date occurs; by

(b)            the amount (not less than zero) equal to (i) the Aggregate Principal Balance of the Collateral Loans (excluding, for any Deferrable Loan, any interest that has been deferred and capitalized thereon) as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.

“Aggregate Funded Spread” means as of any Measurement Date, the sum of:

(a)            in the case of each Floating Rate Obligation (including, for any Deferrable Loan, only the required cash pay interest required by the Related Contracts thereon and excluding the unfunded portion of any Delayed Funding Loan and Revolving Collateral Loan) that bears interest at a spread over an index that is the same index used to calculate the Benchmark, (i) the stated interest rate spread on such Collateral Loan above such index multiplied by (ii) the Principal Balance of such Collateral Loan (excluding the unfunded portion of any Delayed Funding Loan or Revolving Collateral Loan); and

(b)            in the case of each Floating Rate Obligation (including, for any Deferrable Loan, only the required cash pay interest required by the Related Contracts thereon and excluding the unfunded portion of any Delayed Funding Loan and Revolving Collateral Loan) that bears interest at a spread over an index other than the same index used to calculate the Benchmark, (i) the excess of the sum of such spread and such index over the Benchmark with respect to the Loans as of the immediately preceding Calculation Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Loan (excluding the unfunded portion of any Delayed Funding Loan or Loans);

provided, for the purposes of this definition and with respect to any Floor Obligation only, the interest spread over an index that is the same index used to calculate the Benchmark for such Collateral Loan shall be equal to the sum of (x) the applicable spread over such index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Loan over the Benchmark calculated for the Floating Rate Obligations for the immediately preceding Calculation Date.

“Aggregate Maximum Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Maximum Principal Balances of all or of such portion of such Collateral Loans.

“Aggregate Participation Exposure” means, at any time, the Maximum Principal Balance of all Collateral Loans that are in the form of Participation Interests (excluding any Designated Antares Participation) owned by the Borrower at such time.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Aggregate Unfunded Spread” means as of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Funding Loan and Revolving Collateral Loan (other than Defaulted Loans), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Funding Loan and Revolving Collateral Loan as of such date.

“Agreement” means this Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Antares Participation” means a Participation Interest in a Collateral Loan that is owned by an Antares Participation Seller for its own account.

“Antares Participation Seller” means the Parent Fund, the Investment Adviser, Antares Strategic Credit SPV LLC, Antares Holdings LP, Antares Capital Management LLC or any of their respective affiliates (or funds advised by such Persons or their respective affiliates).

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which the Borrower or any of its Subsidiaries are located or doing business.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Lending Office” means, with respect to any Lender, the office or offices, if any, designated as its “lending office” opposite its name in the signature pages hereto or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Applicable Margin” has the meaning assigned to such term in the Fee Letter.

“Applicable Rate” means the sum of (x) the Benchmark applicable to the relevant Interest Period plus (y) the Applicable Margin (subject to the provisions of Section 11.1).

“Approved Foreign Jurisdiction” means any Group I Country, any Group II Country or any Group III Country; provided that each such country has a foreign currency issuer credit rating that is at least “AA” by S&P.

“Approved Lender” means a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender with a short-term rating by S&P of at least A-1 (or an entity whose obligations hereunder are absolutely and unconditionally guaranteed by an entity that has a short-term rating by S&P of at least A-1 and meets then-current S&P guarantee criteria at such time); provided, in each case, that (1) any Class A-R Lender has fully funded the Lender Collateral Account in accordance with the provisions set forth in Sections 8.3(c) and 11.5(b)(i) shall be an Approved Lender notwithstanding that its ratings are below such levels, (2) all Initial Lenders shall be deemed to be Approved Lenders at all times notwithstanding their short-term ratings, (3) after the Class A-R Commitment Period, all Class A-R Lenders shall be Approved Lenders and (4) unless consented to by the Borrower, no Competitor shall be an Approved Lender.

“Assignee” has the meaning set forth in Section 12.6(c)(i).

“Assignment and Assumption” means an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto (or other such form as approved by the Administrative Agent in its sole discretion), entered into by a Lender, an assignee, the Borrower (if applicable) and the Administrative Agent (if applicable).

“Assumed Reinvestment Rate” means the Benchmark (as determined on the most recent Calculation Date relating to an Interest Period beginning on a Quarterly Payment Date or the Initial Funding Date); provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authorized Officer” means (a) with respect to the Borrower, the Parent Fund or the Collateral Manager, any duly appointed officer of Antares Capital Credit Advisers LLC (in its roles as investment adviser of the Parent Fund, investment adviser of the Collateral Manager and investment adviser of the Parent Fund in the Parent Fund’s role as member and collateral manager of the Borrower), together with any other authorized signatory of the Parent Fund who is responsible for the activities of the Borrower, the Parent Fund or the Collateral Manager under the Loan Documents, (b) with respect to the Investment Adviser (on behalf of the Parent Fund or the Collateral Manager), whether acting for itself or the Parent Fund, Collateral Manager, the Chief Executive Officer, Chief Financial Officer, or any other authorized employee, member or agent of the Investment Adviser who is authorized to act for the Investment Adviser in matters relating to, and binding upon, the Investment Adviser with respect to the subject matter of the request, certificate or order in question and (c) in the case of the Bank or U.S. Bank National Association in any of its capacities under the Loan Documents, an Administrative Officer thereof.

Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” has the meaning set forth in the recitals.

“Bank Recovery and Resolution Directive” means Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.

“Base Rate” means, on any date and as determined by the Administrative Agent, the greater of (x) zero and (y) a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate, (b) the Overnight Bank Funding Rate plus 0.50% and (c) Daily Simple SOFR plus 1.0%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 11.1, to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (c) until the circumstances giving rise to such event no longer exist. Interest calculated pursuant to clauses (a), (b) and (c) above will be determined based on a year of 365 or 366 days, as applicable, and actual days elapsed.

“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of Section 12.5(f).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent in consultation with the Borrower for the applicable Benchmark Replacement Date:

(1)            Daily Simple SOFR;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the applicable currency at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof), permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof) which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 12.5(f) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 12.5(f).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (c) any entity whose underlying assets are treated as “plan assets” (for purposes of ERISA or Section 4975 of the Code) by reason of any such employee benefit plan’s or plan’s investment in the entity.

“BHC Act Affiliate” has the meaning specified in Section 12.25(b).

“Bond” means an obligation that (a) constitutes borrowed money and (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a First Lien Loan, First Lien Last-Out Loan or Second Lien Loan).

“Borrower” means Antares CLO 2026-2, LLC, a Delaware limited liability company.

“Borrower Order” means (i) a written order or request (which may be a standing order) dated and signed in the name of the Borrower by an Authorized Officer of the Borrower or by an Authorized Officer of the Investment Adviser or the Collateral Manager on behalf of the Borrower, as the context may require or permit or (ii) an order or request provided in an email by an Authorized Officer of the Borrower or either the Investment Adviser or the Collateral Manager on behalf of the Borrower; in each case, except to the extent the Collateral Agent (or the Bank or an Affiliate thereof in any other capacity under the Loan Documents) requests otherwise.

“Borrower’s Maximum Funding Commitment” means, as of any date, with respect to any Revolving Collateral Loan or Delayed Funding Loan, the amount provided by the Collateral Manager, as derived from the applicable Related Contracts, to the Collateral Agent.

“Bridge Loan” means any loan or other obligation that (a) is incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day” means any day except a Saturday, Sunday or a day on which commercial banks in New York, New York or in the cities in which the Corporate Trust Office of the Collateral Agent and the office of the Custodian are located (initially, Houston, Texas) and are authorized or required by law to close; provided that, if the location of the Corporate Trust Office of the Collateral Agent changes at any time, the Collateral Agent shall provide prompt written notice of such change to the Borrower, the Administrative Agent and the Lenders; provided further that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Caa Collateral Loan” means a Collateral Loan (other than a Defaulted Loan or a Deferring Loan) with a Moody’s Rating of “Caa1” or lower.

“Caa Excess” means the amount equal to the excess of the Maximum Principal Balance of all Caa Collateral Loans over an amount equal to 35.0% of the Total Capitalization as of such date of determination; provided that, in determining which of the Caa Collateral Loans shall be included in the Caa Excess, the Caa Collateral Loans with the lowest Market Value (expressed as a percentage of the Maximum Principal Balance of each such Collateral Loan as of such date of determination) shall be deemed to constitute such Caa Excess.

“Caa Excess Adjustment Amount” means, as of any date of determination, an amount equal to the excess, if any, of (a) the Aggregate Maximum Principal Balance of all Caa Collateral Loans included in the Caa Excess, over (b) the sum of the Market Values of all Caa Collateral Loans included in the Caa Excess.

“Calculation Date” means the date that is nine Business Days prior to each Quarterly Payment Date.

“Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“CFTC” means the Commodity Futures Trading Commission.

“Change of Control” means, at any time, the occurrence of any of the following events:

(a)            the Parent Fund ceases, at any time, to directly or indirectly own 100% of the outstanding equity interests in the Borrower free and clear of any and all Liens; or

(b)            the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower or the Parent Fund.

“Class” means each class of Loans that may be made hereunder, which are the Class A Loans.

“Class A Lender” means, collectively, the Class A-R Lenders and the Class A-T Lenders.

“Class A Loans” means, collectively, the Class A-R Loans and the Class A-T Loans.

“Class A Interest Coverage Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a)            (i) the Interest Coverage Amount less (ii) all amounts payable on the related Quarterly Payment Date pursuant to clauses (A), (B) and (C) of Section 9.1(a)(i) by

(b)            the sum of all interest and Undrawn Commitment Fees due on the Class A Loans on the related Quarterly Payment Date.

“Class A Interest Coverage Ratio Test” means a test satisfied on any date of determination on, or subsequent to, the Collateral Report Determination Date occurring immediately prior to the second Quarterly Payment Date if the Class A Interest Coverage Ratio is greater than or equal to 120.00% on such date.

“Class A Overcollateralization Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a)            the sum of (i) the Principal Collateralization Amount as of such date plus (ii) the Net Aggregate Exposure Amount (excluding Unsettled Amounts to the extent already included in the amount in clause (i)) for all Collateral Loans as of such date; by

(b)            the sum of (i) the aggregate outstanding principal amount of the Class A Loans as of such date plus (ii) the Net Aggregate Exposure Amount (excluding Unsettled Amounts to the extent already included in the amount in clause (i)) for all Collateral Loans as of such date.

“Class A Overcollateralization Ratio Test” means a test satisfied on any Measurement Date if the Class A Overcollateralization Ratio equals or exceeds the Class A Overcollateralization Ratio corresponding to the case selected by the Collateral Manager from the Matrix.

“Class A-R Borrowing” has the meaning assigned to such term in Section 2.1.

“Class A-R Commitment” means, with respect to each Class A-R Lender, the commitment of such Class A-R Lender to make Class A-R Loans to the Borrower during the Class A-R Commitment Period in the amount set forth opposite such Class A-R Lender’s name on the signature pages hereto (or pursuant to an Assignment and Assumption), as such amount may be terminated or reduced (including pursuant to Section 2.6 or Section 2.7) or increased (pursuant to Section 2.14 or Section 12.5) from time to time in accordance with the terms of this Agreement.

“Class A-R Commitment Period” means the period commencing on the Closing Date and ending on the earliest of:

(a)            the time at which the Class A-R Commitments are terminated or reduced to zero as provided in this Agreement (whether pursuant to Article II, Article VI or otherwise); and

(b)            the last day of the Reinvestment Period;

provided that the Class A-R Commitment Period shall not end unless and until, if necessary, the Future Funding Reserve Loan has been made.

“Class A-R Commitment Reduction Amount” has the meaning assigned to such term in Section 2.6(b).

“Class A-R Conversion Date” means any date selected by a Class A-R Lender (with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and prior written notice to the Administrative Agent) for conversion of the applicable Class A-R Loans into Class A-T Loans.

“Class A-R Lender” means each Person that is listed as a “Class A-R Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of the Class A-R Loans and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of the Class A-R Loans.

“Class A-R Loan” has the meaning assigned to such term in Section 2.1(a).

“Class A-T Borrowing” has the meaning assigned to such term in Section 2.1.

“Class A-T Commitment” means, with respect to each Class A-T Lender, the commitment of such Class A-T Lender to make Class A-T Loans to the Borrower on the Closing Date in the amount set forth opposite such Class A-T Lender’s name on the signature pages hereto (or pursuant to an Assignment and Assumption), as such amount may be terminated or reduced (including pursuant to Section 2.6 or Section 2.7) or increased (pursuant to Section 2.14 or Section 12.5) from time to time in accordance with the terms of this Agreement. Upon the funding of such Class A-T Lender’s Class A-T Loans on the Initial Funding Date, such Class A-T Lender’s Class A-T Commitment shall be reduced to zero.

“Class A-T Lender” means each Person that is listed as a “Class A-T Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of the Class A-T Loan, any Person that shall have converted all or a portion of its Class A-R Loans into Class A-T Loans pursuant to Section 2.6(f) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of the Class A-T Loans.

“Class A-T Loan” has the meaning assigned to such term in Section 2.1(b).

“Closing Date” means April 15, 2026.

“Closing Expense Account” means the account established pursuant to Section 8.3(d).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Collateral” means the Pledged Collateral and all other property and/or rights on or in which a Lien is or is intended to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, any of the Loan Documents or any other instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

“Collateral Administrator” means U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under this Agreement, and any successor thereto.

“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under this Agreement, and its successors in such capacity.

“Collateral Agent Fee” means the fee payable to the Collateral Agent, the Collateral Custodian, the Custodian and the Collateral Administrator in arrears on each Quarterly Payment Date in an amount specified in the Collateral Agent Fee Letter.

“Collateral Agent Fee Letter” means the fee letter, dated March 30, 2026, between the Bank, U.S. Bank National Association and the Borrower.

“Collateral Custodian” has the meaning set forth in Section 14.1.

“Collateral Loan” means a First Lien Loan, a First Lien Last-Out Loan or a Second Lien Loan, or a Participation Interest in any First Lien Loan, First Lien Last-Out Loan or Second Lien Loan, that, as of the date of acquisition by or contribution to (or the Borrower’s binding commitment to acquire the same) the Borrower, meets each of the following criteria:

(a)            other than in the case of any loan that the Borrower owned or committed to acquire on the Initial Funding Date, is not (i) a Defaulted Loan or (ii) a Credit Risk Loan;

(b)            is not a lease (including a finance lease);

(c)            if it is a Deferrable Loan, it is a Permitted Deferrable Loan;

(d)            provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(e)            does not constitute Margin Stock;

(f)            has a Moody’s Rating;

(g)            is not an obligation whose repayment is subject to substantial non-credit related risk as determined by the Investment Adviser;

(h)            except for Delayed Funding Loan and Revolving Collateral Loans, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Borrower;

(i)             is not a Bridge Loan, a Step-Up Loan, a Step-Down Loan, a Real Estate Loan, a Structured Finance Obligation, a Non-Recourse Obligation, a commodity forward contract, or any other debt security not constituting a loan;

(j)             will not require the Borrower or the pool of Collateral to be registered as an investment company under the Investment Company Act;

(k)            is not an Equity Security or a component thereof and does not provide for mandatory or optional conversion or exchange into an Equity Security; provided that, (x) any equity security purchased as part of a “unit” or “package” with a Collateral Loan (including any attached warrants) and that itself is not eligible for purchase by the Borrower as a Collateral Loan shall not cause the Collateral Loan portion to lose its eligibility hereunder and (y) Equity Securities may be received by the Borrower in exchange for a Collateral Loan or a portion thereof in connection with an Insolvency Event, reorganization, debt restructuring or workout of the Obligor thereof;

(l)             is not the subject of an Offer of exchange, or tender by its issuer, for Cash, securities or any other type of consideration other than a Permitted Offer;

(m)            does not mature after the earliest Stated Maturity of the Loans;

(n)            other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or the Benchmark or (b) a similar interbank offered rate or commercial deposit rate;

(o)            is Registered;

(p)            is not a Synthetic Security;

(q)            does not pay interest less frequently than semi-annually;

(r)            it is not a Letter of Credit or an interest or participation in a Letter of Credit;

(s)            is not an interest in a grantor trust;

(t)            is an obligation of an Obligor Domiciled in the United States (or any state thereof) or an Approved Foreign Jurisdiction;

(u)            is not an obligation of an Obligor Affiliated with the Collateral Manager;

(v)            [Reserved];

(w)            Does not have an “sf” subscript assigned by Moody’s;

(x)            unless otherwise waived by the Administrative Agent, is purchased at a price at least equal to 70.0% of its Principal Balance;

(y)            is not a Bond;

(z)            is not an Interest Only Obligation;

(aa)          is an obligation the Related Contracts for which are governed by the laws of the United States (or any state thereof) or an Approved Foreign Jurisdiction;

(bb)          is denominated in U.S. Dollars and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(cc)          is not an obligation of an Obligor with a most-recently calculated EBITDA of less than $5,000,000;

(dd)          is not a Zero Coupon Loan;

(ee)          is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Borrower imposes foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon; and

(ff)          except in the case of a Permitted Withholding Tax Asset, payments on such obligation are not subject to any withholding tax (except for (A) U.S. withholding taxes imposed on commitment fees, amendment fees, waiver fees, consent fees, extension fees, or similar fees and (B) withholding taxes imposed under FATCA) unless the issuer of the obligation is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the holder of such obligation for, the full amount of such withholding tax for any reason (including in the event of a change of law).

For the avoidance of doubt, Collateral Loans may include Current Pay Obligations and in circumstances in which a portion of redemption proceeds with respect to the repayment of a Collateral Loan are rolled as consideration for a new obligation (including by way of a “cashless roll”) that meets the criteria for being a Collateral Loan as of such date, such applicable portion will be treated as a Collateral Loan hereunder.

“Collateral Management Agreement” means the Collateral Management Agreement dated as of the date hereof between the Borrower and the Collateral Manager, as amended from time to time in accordance with the terms hereof and thereof.

“Collateral Management Fees” means, collectively, the Senior Collateral Management Fees and the Subordinated Collateral Management Fees.

“Collateral Manager” means Antares Strategic Credit Fund in its capacity as collateral manager or any successor in such capacity, in each case, in accordance with the Collateral Management Agreement.

“Collateral Manager Affiliated Holder” means any Lender that is (or has granted a participation (but only to the extent of such participation) to or for the benefit of) the Borrower, the Collateral Manager or an Affiliate of the foregoing or any fund or account managed by the Collateral Manager, the Investment Adviser or one of their respective Affiliates as to which the Collateral Manager, the Investment Adviser or one of their respective Affiliates has exclusive discretionary voting authority, in each case as determined by the Collateral Manager.

“Collateral Quality Test” means a test that is satisfied if, as of any date of determination on and after the Closing Date, in the aggregate, the Collateral Loans owned (or in relation to a proposed acquisition of a Collateral Loan, both owned and proposed to be owned) by the Borrower satisfy each of the tests set forth below or if a test is not satisfied on such date, the degree of non-compliance with such test is maintained or improved after giving effect to the investment, calculated in each case in accordance with Section 1.3:

(a)            the Diversity Test;

(b)            the Weighted Average Rating Test;

(c)            the Minimum Weighted Average Spread Test;

(d)            the Minimum Average Coupon Test;

(e)            the Minimum S&P Recovery Rate Test; and

(f)            the Maximum Weighted Average Life Test.

“Collateral Report” has the meaning set forth in Section 5.1(c).

“Collateral Report Determination Date” means the date that is 10 Business Days prior to the 25th day of each month; provided that, (a) if any such date is not a Business Day, such Collateral Report Determination Date shall be the next succeeding Business Day and (b) for any month in which a Quarterly Payment Date falls, such Collateral Report Determination Date shall be the Calculation Date.

“Collection Account” means the account established pursuant to Section 8.2(a).

“Collections” means, with respect to any Collateral, all principal payments, interest payments, fees and other payments received by the Borrower with respect thereto and all other amounts paid with respect to such Collateral that are payable to the Borrower, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor’s obligation to make payments with respect thereto.

“Commitment Shortfall” means the amount by which:

(a)            the aggregate Unfunded Amount exceeds

(b)            the sum of (i) the aggregate Total Class A-R Commitment minus the aggregate principal amount of the Class A-R Loans outstanding at such time (which amount under clause (i) shall not be less than zero), plus (ii) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds, plus (iii) amounts on deposit in the Revolver Funding Account, including Eligible Investments credited thereto.

“Commitments” means, collectively, the Class A-R Commitments and the Class A-T Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936, as amended.

“Competitor” means any (a) fund who devotes a significant portion of its business resources on credit lending, (b) hedge fund investing principally in distressed investments or an Affiliate thereof or (c) activist hedge fund or an Affiliate thereof; provided that, in no event shall the term “Competitor” include any commercial bank, investment bank or insurance company (including any investment account or fund managed by such insurance company’s advisor).

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Person.

“Concentration Limitations” means limitations that are satisfied if, as of any date of determination, in the aggregate, the Maximum Principal Balance of the Collateral Loans owned (or, in relation to a proposed acquisition of a Collateral Loan, proposed to be owned) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.3:

(a)            not more than 12.0% consist of Collateral Loans with Obligors in any one S&P Industry Classification; provided that (i) the largest S&P Industry Classification may represent up to 20.0% of Total Capitalization, (ii) the second largest S&P Industry Classification may represent up to 17.5% of Total Capitalization and (iii) the third largest S&P Industry Classification may represent up to 15.0% of Total Capitalization;

(b)            not more than 3.0% consist of obligations of any one Obligor (and Affiliates thereof); provided that up to seven Obligors (and their respective Affiliates) may each constitute up to 5.0%;

(c)            not more than 5.0% of the Aggregate Principal Balance consists of First Lien Last-Out Loans and Second Lien Loans;

(d)            not more than 5.0% consist of Fixed Rate Obligations;

(e)            not more than 25.0% consists of Cov-Lite Loans; provided that not more than 12.5% may consist of Cov-Lite Loans whose Obligors have a trailing twelve month EBITDA of less than $50,000,000, as measured at the time of such acquisition based on the most recent financial information provided by the Obligor and relied upon for the Collateral Manager’s investment decision;

(f)            not more than 5.0% consist of DIP Loans;

(g)            not more than 5.0% consist of Current Pay Obligations;

(h)            not more than 5.0% consist of Collateral Loans that permit the payment of interest to be made less frequently than quarterly;

(i)            not more than 10.0% consist of Revolving Collateral Loans and the unfunded amounts with respect to Delayed Funding Loans;

(j)            not more than 15.0% consist of Discount Loans;

(k)            the Aggregate Participation Exposure is not more than 15.0%;

(l)            not more than 5.0% consist of Participation Interests that are not Antares Participations;

(m)            not more than 25.0% consist of Caa Collateral Loans;

(n)            not more than 10.0% consist of Deferrable Loans;

(o)            not more than 10.0% consist of Collateral Loans whose Obligors have a trailing twelve month EBITDA of less than $10,000,000, as measured at the time of such acquisition based on the most recent financial information provided by the Obligor and relied upon for the Collateral Manager’s investment decision;

(a)            not more than 2.5% consist of Permitted Withholding Tax Assets; and

(p)            not more than the percentage listed below consist of Collateral Loans whose Obligors are Domiciled in the country or countries set forth opposite each such percentage:

% Limit	Country or Countries
10.0%	all countries (in the aggregate) other than the United States;
10.0%	Canada and the United Kingdom;
5.0%	any individual Group I Country;
2.5%	any individual Group II Country; and
2.5%	any individual Group III Country and all Group III Countries in the aggregate.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conforming Changes” means, with respect to Term SOFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR or such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, memorandum and articles of association, certificate of formation, certificate of limited partnership and other agreement, or similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contingent Obligation” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (b) any obligation of such Person required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder by the person entitled to performance or payment thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is directly or indirectly recourse to such Person), the amount of the guaranty, to the extent it is directly or indirectly recourse to such Person, shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or cash equivalents to secure all or any part of such Person’s guaranteed obligations and (2) in the case of any other guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.

“Contribution” has the meaning set forth in Section 6.5.

“Contributor” has the meaning set forth in Section 6.5.

“Control” means (i) the power to direct or cause the direction of the management or policies of a Person whether through ownership, by contract, arrangement or understanding, or otherwise or (ii) ownership of 50% or more of the equity securities of a Person. “Controlled” and “Controlling” have the meaning correlative thereto.

“Controlling Parties” means, if any Class A Loans are outstanding at such time or any Class A-R Commitments remain in effect, a Majority of the Lenders of the Class A Loans.

“Conversion Conditions” means conditions that are satisfied as of any applicable Class A-R Conversion Date if (a) the outstanding principal amount of the Class A-R Loans shall have been equal to or greater than $50,000,000 for at least 30 consecutive days prior to the applicable Class A-R Conversion Date; and (b) after giving effect to such conversion of Class A-R Loans (and, for the avoidance of doubt, if the following limits would be exceeded on a pro forma basis, such conversion shall not be permitted), (i) conversion of the Requested Conversion Portion would not result in the Total Class A-R Commitment equaling an amount less than $50,000,000 and (ii) no Commitment Shortfall would result.

“Converted Class A-R Loans” has the meaning set forth in Section 2.6(h).

“Corporate Trust Office” means (a) in the case of the Collateral Agent, U.S. Bank Trust Company, National Association, 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust – Antares CLO 2026-2, LLC, Email: AntaresTeam@usbank.com or (b) in the case of the Collateral Custodian, U.S. Bank National Association, 1719 Otis Way, Florence, South Carolina 29501, Attention: Document Custody Receiving Unit, Email: steven.garret@usbank.com, or in any case such other address as the Collateral Agent or the Collateral Custodian may designate from time to time by notice to the Borrower and the Administrative Agent or the principal corporate trust office of any successor Collateral Agent or Collateral Custodian.

“Cov-Lite Loan” means a Collateral Loan the Related Contracts for which (a) do not contain any financial covenants or (b) require the borrower to comply with an Incurrence Covenant, but do not require the Obligor thereunder to comply with a Maintenance Covenant; provided, that, other than for purposes of the S&P Recovery Rate, a loan described in clause (a) or (b) above which either contains a cross-default provision to, or is pari passu with, another loan of the borrower that requires the borrower to comply with a Maintenance Covenant shall be deemed not to be a Cov-Lite Loan.

“Coverage Tests” means each of the Class A Overcollateralization Ratio Test and the Class A Interest Coverage Ratio Test.

“Covered Accounts” means, collectively, the (a) Collection Account, (b) Custodial Account, (c) Revolver Funding Account, (d) Payment Account, (e) Lender Collateral Account, (f) Closing Expense Account, (g) Interest Reserve Account and (h) any subaccounts of each of the foregoing. For the avoidance of doubt, the Covered Accounts will not be operational under this Agreement until the Closing Date.

“Covered Entity” has the meaning specified in Section 12.25(b).

“Covered Party” has the meaning specified in Section 12.25(a).

“Covered Person” means the Borrower and each of the Borrower’s Subsidiaries.

“Credit Improved Loan” means any Collateral Loan that, in the Collateral Manager’s reasonable business judgment applying the Servicing Standard has significantly improved in credit quality from the condition of its credit at the time of acquisition, which judgment may (but need not) be based on one or more of the following facts and will not be called into question as a result of subsequent events:

(a)            the Obligor in respect of such Collateral Loan has shown improved financial results since the published financial reports first produced after it was acquired by the Borrower;

(b)            the Obligor in respect of such Collateral Loan since the date on which such Collateral Loan was acquired by the Borrower has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or

(c)            with respect to which one or more of the following criteria applies: (i) such Collateral Loan has been upgraded or put on a watch list for possible upgrade by Moody’s since the date on which such Collateral Loan was acquired by the Borrower; or (ii) the proceeds from a sale of such Collateral Loan would be at least 101% of its purchase price.

“Credit Risk Loan” means a Collateral Loan that is not a Defaulted Loan but which has, in the Collateral Manager’s reasonable business judgment applying the Servicing Standard (which judgment will not be called into question as a result of subsequent events), a significant risk of declining in credit quality or price, and is designated as a “Credit Risk Loan” by the Borrower or the Collateral Manager.

“Current Pay Obligation” means a Collateral Loan (other than a DIP Loan) that would otherwise be a Defaulted Loan as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has identified to the Collateral Agent (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (a) the issuer or Obligor of such Collateral Loan will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due and (b) if the issuer or Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Loan and all interest, principal and all other payments due thereunder have been paid in cash when due.

“Custodial Account” means a custodial account at the Custodian, established in the name of the Collateral Agent pursuant to Section 8.4(a).

“Custodial Documents” has the meaning set forth in Section 14.2(a)(i).

“Custodian” has the meaning set forth in Section 8.4(a).

“Daily Report” has the meaning set forth in Section 8.11(a).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent equal to SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless waived in accordance with Section 12.5 or cured, become an Event of Default.

“Default Right” has the meaning specified in Section 12.25(b).

“Defaulted Loan” means any Collateral Loan as to which:

(a)            a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Loan (giving effect to any grace or cure period applicable thereto, but in no event exceeding five (5) Business Days);

(b)            the Borrower or the Collateral Manager has received written notice or a Senior Authorized Officer of the Borrower or the Collateral Manager has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan (giving effect to any grace or cure period applicable thereto, but in no event exceeding five (5) Business Days);

(c)            except in the case of a DIP Loan or Current Pay Obligation, the Obligor in respect of such Collateral Loan has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed within the timeframe specified in the applicable underlying instruments, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)            except in the case of a DIP Loan, the Obligor with respect to such Collateral Loan has a Moody’s Rating of “D” or “LD” or lower or had such rating immediately before such rating was withdrawn by Moody’s;

(e)            the Borrower or the Collateral Manager has received notice or a Senior Authorized Officer of the Borrower or the Collateral Manager has actual knowledge that another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan has a Moody’s Rating of “D” or “LD” or lower or had such rating immediately before such rating was withdrawn by Moody’s, and such other debt obligation remains outstanding; provided that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor;

(f)            a default with respect to which the Borrower or the Collateral Manager has received written notice, or a Senior Authorized Officer of the Borrower or the Collateral Manager has actual knowledge, that a default has occurred and is continuing under the Related Contracts and any applicable grace period has expired and the holders of such Collateral Loan have accelerated the repayment of the Collateral Loan (but only until such acceleration has been rescinded) in the manner provided in the Related Contracts;

(g)            such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) with respect to which the related Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under the Participation Interest;

(h)            such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) in a loan that would, if such loan were a Collateral Loan, constitute a “Defaulted Loan” (other than under this clause (h)) or with respect to which the Selling Institution has a Moody’s Rating of “D” or “LD” or lower or had such rating immediately before such rating was withdrawn Moody’s; or

(i)             the Borrower or the Collateral Manager (in accordance with the Servicing Standard) has otherwise declared such Collateral Loan to be a “Defaulted Loan”;

provided that (x) a debt obligation shall not constitute a Defaulted Loan pursuant to clauses (b) through (e) above if such debt obligation (or, in the case of a Participation Interest, the underlying loan) is a Current Pay Obligation and (y) a debt obligation shall not constitute a Defaulted Loan pursuant to any of clauses (b), (c), (d), (e) and (h) if such debt obligation (or, in the case of a Participation Interest, the underlying loan) is a DIP Loan (other than a DIP Loan that has a Moody’s Rating of “D” or “LD” or lower).

“Defaulting Lender” means, at any time, any Lender that (a) has failed for two (2) or more Business Days after a Funding Date to fund its portion of a Loan required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Funding Date (which condition precedent, together with any applicable default, has been specifically identified to the Administrative Agent in writing or in any public statement by such Lender)), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error.

“Deferrable Loan” means a Loan (including any Permitted Deferrable Loan) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest; provided that any Loan the Related Contracts of which require by their terms the payment of a cash pay interest rate of not less than (a) in the case of any Floating Rate Obligation, the Benchmark plus at least 50% of the stated interest rate margin on such Loan, and (b) in the case of any Fixed Rate Obligation, at least 50% of the stated interest rate on such Loan, will not be considered a “Deferrable Loan” for the purpose of clause (n) of the Concentration Limitations.

“Deferring Loan” means a Deferrable Loan (excluding any Permitted Deferrable Loan) that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Loans that have a Moody’s Rating of at least “Baa3-”, for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Loans that have a Moody’s Rating of “Ba1” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

“Delayed Funding Loan” means a Collateral Loan pursuant to which one or more future advances will be required to be made to the Obligor thereunder but which does not permit any such advance that has been made to be reborrowed once repaid by the Obligor; provided that such loan shall only be considered to be a Delayed Funding Loan to the extent of the unfunded commitment and only for so long as any future funding obligations remain in effect.

“Designated Antares Participation” means an Antares Participation acquired from the Parent Fund designated by the Borrower in the Schedule of Loans or otherwise in a writing delivered to the Administrative Agent and the Collateral Agent as a “Designated Loan” at the time of acquisition; provided that such Antares Participation will cease to be a Designated Antares Participation if it is not elevated to an out-right assignment within 90 calendar days after the date of acquisition.

“DIP Loan” means any interest in a loan or financing facility with a Moody’s Rating (i) which is an obligation of either a debtor-in-possession as described in Section 1107 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code) (in either case, a “Debtor”) organized under the laws of the United States or any State therein; (ii) which is paying interest on a current basis; and (iii) the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that (a) such DIP Loan is secured by liens on the Debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code; (b) such DIP Loan is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code; (c) such DIP Loan is secured by junior liens on the Debtor’s encumbered assets and such DIP Loan is fully secured based upon a current valuation or appraisal report; or (d) if the DIP Loan or any portion thereof is unsecured, the repayment of such DIP Loan retains priority over all other administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code.

“Discount Loan” means any Collateral Loan that is acquired by the Borrower for a purchase price paid by the Borrower to the seller of such Collateral Loan of less than 85.0% of the Principal Balance of such Collateral Loan.

“Distribution” means any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Loan or other security.

“Distribution Overcollateralization Ratio Test” has the meaning assigned to such term in the Fee Letter.

“Diversity Score” means a single number that indicates Collateral Loan concentration in terms of both issuer and industry concentration. The Diversity Score for the Collateral Loans is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(a)            “Average Par Amount” is calculated by summing the Borrower Par Amounts and dividing such amount by the sum of the number of Obligors of Collateral Loans (other than the Obligors of Defaulted Loans); provided, that all Affiliated Obligors will be deemed to be one Obligor.

(b)            “Borrower Par Amount” is calculated for each Obligor of Collateral Loans (other than the Obligors of Defaulted Loans) by summing the par amounts of all Collateral Loans issued by that Obligor; provided, that in calculating the Borrower Par Amount for each Obligor, Affiliated Obligors will be deemed to be a single Obligor to the extent provided in the definition of Average Par Amount.

(c)            “Equivalent Unit Score” is calculated for each Obligor (other than the Obligors of Defaulted Loans) as the lesser of (A) one and (B) the Borrower Par Amount for such Obligor divided by the Average Par Amount.

(d)            “Aggregate Industry Equivalent Unit Score” is calculated for each of the Moody’s Industry Categories listed on Schedule B, by summing the Equivalent Unit Scores for each Obligor (other than the Obligors of Defaulted Loan) in each such Moody’s Industry Category.

(e)            “Industry Diversity Score” is established by reference to the “Diversity Score Table” set forth on Schedule C for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores in the “Diversity Score Table” set forth on Schedule C.

For purposes of calculating the Diversity Score, all affiliates of an Obligor shall be treated as a single Obligor together with such Obligor.

In the event Moody’s modifies the Moody’s Industry Categories, the Collateral Manager may elect to have each Collateral Loan reallocated among such modified Moody’s Industry Categories for purposes of determining the Industry Diversity Score and the Diversity Score; provided, that the Collateral Manager shall have provided written notice of such election to the Administrative Agent and the Administrative Agent does not object to such election in its commercially reasonable discretion in three (3) Business Days following notice of such election.

“Diversity Test" means, on any date of determination, a test that is satisfied if the Diversity Score (rounded to the nearest whole number) equals or exceeds the Diversity Score corresponding to the applicable case elected by the Collateral Manager, as set forth in the Matrix.

“Dollars", “U.S. Dollar” and “$” mean lawful money of the United States of America.

"Domicile" or “Domiciled” means, with respect to any Obligor with respect to a Collateral Loan, its country of organization or incorporation.

“Downgraded Lender” means a Class A-R Lender that fails to be an Approved Lender in accordance with the terms of such definition.

“Downgrade Notice” has the meaning set forth in Section 8.3(b).

"Due Date" means each date on which a Distribution is due on a Collateral Loan.

"Due Period" means, with respect to any Quarterly Payment Date, the period commencing on the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Initial Funding Date) and ending on (and including) the Calculation Date immediately preceding such Quarterly Payment Date (or, in the case of the Due Period that is applicable to the Quarterly Payment Date occurring on the Stated Maturity, ending on the day preceding such Quarterly Payment Date).

"EBITDA” means, with respect to any Measurement Date (or other period set forth herein) and any Collateral Loan, the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable term in the Related Contracts for such period and Collateral Loan (or, in the case of a Collateral Loan for which the Related Contracts have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Loan, until the first testing period after the Related Contracts have been executed), and in any case that the term “Adjusted EBITDA”, the term “EBITDA” or such comparable term is not defined in such Related Contract or marketing materials or financial model, an amount, for the principal Obligor thereunder and any of its parents or Subsidiaries that are obligated as guarantor or co-borrower pursuant to the Related Contracts and any of their respective Subsidiaries for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Collateral Manager in accordance with the Servicing Standard in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs (to the extent deducted in determining earnings from continuing operations for such period), extraordinary, one-time and/or nonrecurring losses or charges, any other customary add-backs for similarly situated obligors the Collateral Manager deems to be appropriate in accordance with the Servicing Standard and any other item the Collateral Manager and the Administrative Agent mutually deem to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available in a manner mutually acceptable to the Collateral Manager and the Administrative Agent.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligibility Criteria" means, as of the date of each acquisition of a Collateral Loan, each of the following:

(a)            each Concentration Limitation is satisfied immediately after giving effect to such acquisition (or, if not satisfied immediately prior to such acquisition, compliance with such Concentration Limitation is maintained or improved after giving effect to such acquisition);

(b)            each component of the Collateral Quality Test is satisfied immediately after giving effect to such acquisition (or, if not satisfied immediately prior to such acquisition, compliance with the Collateral Quality Test is maintained or improved after giving effect to such acquisition);

(c)            each Coverage Test is satisfied immediately after giving effect to such acquisition, or if not satisfied, such Coverage Test will be maintained or improved;

(d)            the Advance Rate Test is satisfied immediately after giving effect to such acquisition or, if not satisfied, the Advance Rate Test is maintained or improved;

(e)            each of the criteria in the definition of “Collateral Loan” is satisfied (or waived in accordance with clause (x) of the definition thereof by the Administrative Agent) with respect to such acquisition of a debt obligation; provided that, for the avoidance of doubt, for purposes of determining whether the Eligibility Criteria have been satisfied, such criteria shall only be tested as of the date of such acquisition of such debt obligation; and

(f)            no Commitment Shortfall occurs after giving effect to such acquisition.

"Eligible Account Bank" means, with respect to any specified account, a financial institution:

(a)            that is a fully segregated account with a financial institution which has a long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating); provided that if such financial institution ceases to have a long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating), it is replaced within 60 days by a financial institution with long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating); or

(b)            as to which the Borrower and the Administrative Agent have consented to such financial institution constituting an “Eligible Account Bank” hereunder.

For the avoidance of doubt, U.S. Bank National Association, as Custodian, need not satisfy the foregoing rating requirements so long as all funds credited to the Covered Accounts are deposited with and held by an institution that does meet such rating requirements.

"Eligible Investment Required Ratings” means, in the case of each Eligible Investment, short-term credit rating of at least “A-1” from S&P and, in the case of any obligation or security with a maturity of greater than 60 days, a long-term credit rating of at least “AA-" by S&P.

"Eligible Investments" means any investment denominated in Dollars that, at the time it is delivered to the Collateral Agent (directly or through a financial intermediary or bailee), is one or more of the following obligations or securities:

(a)            direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(b)            demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(c)            non-extendable commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(d)            money market funds which have, at all times, issuer ratings of “AAAm” by S&P;

(e)            any other investment similar to those described in clauses (a) through (d) above which (i) has the Eligible Investment Required Ratings at the time of such investment and (ii) has been approved by the Administrative Agent;

and, in the case of (a) through (c) and (e) above, with a stated maturity (after giving effect to any applicable grace period) no later than the Business Day immediately preceding the Quarterly Payment Date next following the Interest Period in which the date of investment occurs (unless such Eligible Investments are issued by the Bank or one or more of its Affiliates in its capacity as a banking institution, in which case such Eligible Investments may mature on such Quarterly Payment Date); provided that none of the foregoing obligations or securities shall constitute Eligible Investments if (i) such obligation or security has an “L”, “p”, “pi”, “prelim”, “sf” or “t” subscript assigned by S&P, (ii) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (iii) such obligation or security is subject to any withholding tax unless the issuer of the security is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the holder of such security for, the full amount of such withholding tax for any reason (including in the event of a change of law), (iv) such obligation or security is secured by real property, (v) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (vi) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action or (vii) in the Borrower’s or the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks. Eligible Investments may include, without limitation, those investments for which an Agent or an affiliate of an Agent provides services or receives compensation. Any investment, which otherwise qualifies as an Eligible Investment, may (1) be made by the Collateral Agent or any of its Affiliates and (2) be made in securities of any entity for which the Collateral Agent or any of its Affiliates receives compensation or serves as offeror, distributor, investment advisor or other service provider. The Collateral Agent shall have no duty or obligation to determine whether an investment is an Eligible Investment.

“Equity Interest" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Equity Security" means any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security or debt obligation that at the time of acquisition, conversion or exchange is not eligible for purchase by the Borrower as a Collateral Loan and is not an Eligible Investment; it being understood that Equity Securities may be purchased or otherwise received by the Borrower (which may include warrants or options to acquire securities of the related obligor and the equity securities received by the Borrower upon exercising such warrants or options) in exchange for a Collateral Loan or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

"ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the regulations promulgated and rulings issued thereunder.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) of the Code or, for the purposes of Section 412 of the Code and Section 302 of ERISA, Section 414(m) or (o) of the Code or Section 4001 of ERISA with the Borrower.

"Erroneous Payment" has the meaning set forth in Section 7.10.

"Erroneous Payment Notice" has the meaning set forth in Section 7.10.

"EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Event of Default" has the meaning set forth in Section 6.1.

"Excepted Property” means any Margin Stock (except proceeds thereof) held by the Borrower, if the Administrative Agent provides written notice to the Borrower, Collateral Agent and Lenders that such Margin Stock is to be excluded from the Pledged Collateral.

“Excess Reserve Amount” means, on any date, the excess (if any) of:

(a)            the amount standing to the credit of the Revolver Funding Account on such date over

(b)            (i) the aggregate Unfunded Amount on such date minus (ii) if such date is prior to the end of the Class A-R Commitment Period, the excess (if any) of (1) the Total Class A-R Commitment on such date over (2) the aggregate principal amount of the Class A-R Loans outstanding on such date.

“Excess Weighted Average Coupon” means a percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

”Excess Weighted Average Floating Spread” means a percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Spread over the Minimum Average Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Liability” means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent or any Lender or required to be withheld or deducted from a payment to the Administrative Agent or any Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Administrative Agent or Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.3(e) or Section 11.5) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 11.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Administrative Agent or Lender’s failure to comply with Section 11.4(a) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exposure Amount” means, as of any date, with respect to any Revolving Collateral Loan or Delayed Funding Loan, the excess of (a) the Borrower's Maximum Funding Commitment thereunder over (b) the Principal Balance of such Revolving Collateral Loan or Delayed Funding Loan. For the avoidance of doubt, Exposure Amounts in respect of a Defaulted Loan shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Loan, as determined by the Collateral Manager and notified to the Collateral Agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System as constituted from time to time.

“Fee Letter” means the fee letter, dated as of the Closing Date, by and among the PNC Bank, National Association, as Administrative Agent and as a lender, the Structuring Agent, and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Fee Proceeds” means all amounts in the Collection Account representing upfront, commitment, amendment and waiver, late payment (including compensation for delayed settlement or trades), anniversary, annual, facility, prepayment, redemption or any other fees of any type received in respect of any Collateral Loan and any excess, with respect to participation interests in Collateral Loans which have been sold by the Borrower pursuant to Section 10.1(b), of the interest paid by the applicable Obligor in respect of the portion of such Collateral Loan that is the subject of such participation interest over the amount of interest required to be paid by the Borrower to the purchaser of such participation interest pursuant to the underlying participation agreement; provided that Fee Proceeds shall not include any fees received in connection with the reduction of the par of the related Collateral Loan. Fee Proceeds shall in all cases constitute Interest Proceeds.

“Financial Sponsor” means any Person whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last-Out Loan” means, as of any date of determination, any Collateral Loan that would constitute a First Lien Loan but that, at any time after an event of default under the applicable Related Contracts of such Collateral Loan, will be paid after one or more tranches of First Lien Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments specified in the applicable Related Contracts or an agreement among lenders; provided that a Loan will not be treated as a First Lien Last-Out Loan solely as a result of customary exceptions for Loans secured by a first-priority perfected security interest, including the existence of a Senior Revolver Facility.

“First Lien Loan” means any Collateral Loan that meets the following criteria: (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any other obligation for borrowed money of the Obligor of such loan (other than pursuant to a Senior Revolver Facility); (ii) is secured by a valid first-priority perfected Lien in, to or on specified collateral securing the Obligor's obligations under such Collateral Loan (whether or not such Collateral Loan is also secured by any lower priority Lien on other collateral) subject to customary Liens (including any such Lien securing a Senior Revolver Facility) of such Obligor; (iii) is secured, pursuant to such first-priority perfected Lien, by collateral having a value (determined in good faith by the Collateral Manager in accordance with the Servicing Standard, taking into consideration the enterprise value and general financial condition of the Obligor on or about the related Acquisition Date) not less than the outstanding Principal Balance of such Collateral Loan plus the aggregate outstanding Principal Balances of all other loans of equal seniority secured by a first priority Lien in the same collateral and (iv) is not a loan which is secured solely or primarily by the common stock of its Obligor or any of its Affiliates; provided that, the limitation on this clause (iv) shall not apply with respect to a Collateral Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a Lien on its own property would (1) violate Law applicable to such subsidiary (whether the obligation secured is such Collateral Loan or any other similar type of indebtedness owing to third parties), (2) cause such subsidiary to suffer adverse economic consequences under capital adequacy, liquidity coverage or other similar rules or (3) result in material adverse tax consequences to such subsidiary or such parent in the form of a deemed dividend by such subsidiary to such parent entity for such tax purposes, in each case, so long as (x) such subsidiary does not have any indebtedness (other than current accounts payable in the ordinary course of business) or the Related Contracts limit the incurrence of indebtedness by such subsidiary and (y) the aggregate amount of all such indebtedness is not material relative to the aggregate value of the assets of such subsidiary.

“Fixed Rate Obligation” means any Collateral Loan that bears a fixed rate of interest.

“Floating Rate Obligation” means any Collateral Loan that bears a floating rate of interest.

“Floor” means zero.

“Floor Obligation” means, as of any date, a Floating Rate Obligation (a) for which the Related Contracts permit a Benchmark rate option, (b) that provides that such benchmark rate is (in effect) calculated as the greater of (i) a specified "floor" rate per annum and (ii) such benchmark rate for the applicable interest period for such Floating Rate Obligation, and (c) that, as of such date, bears interest based on such Benchmark rate option, but only if as of such date the Benchmark rate for the applicable interest period is less than such floor rate.

“FRBNY” means the Federal Reserve Bank of New York.

"Funding” has the meaning assigned to such term in Section 2.1.

"Funding Date” means the date of a Funding.

“Fund Parties” means, collectively, the Parent Fund and its affiliates.

“Future Funding Reserve Loan” has the meaning set forth in Section 2.1.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Government Official” means any (a) officer, official, employee, representative or any Person acting for or on behalf of any Governmental Authority or public international organization, (b) political party or official thereof, (c) candidate for political office.

“Governmental Authority” means the government of the United States of America or of any other nation or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, department, regulatory body, court, central bank, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other Moneys payable thereunder, to give and receive notices and other communications, to give consents, waivers or make other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Granting Clause” means the clause relating to the Grant.

“Group I Country”: means the Netherlands, Australia and New Zealand (and any other additional countries as may be determined by the Collateral Manager with the consent of the Administrative Agent from time to time).

“Group II Country” means Germany, Sweden and Switzerland (and any other additional countries as may be determined by the Collateral Manager with the consent of the Administrative Agent from time to time).

“Group III Country” means Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway (and any other additional countries as may be determined by the Collateral Manager with the consent of the Administrative Agent from time to time).

“Increased Commitment Date” means the date of the effectiveness of the Increased Commitments and/or Additional Loans pursuant to the terms of this Agreement.

“Increased Commitments” has the meaning assigned to such term in Section 2.14(a).

“Increased Costs” means any amounts due pursuant to Article XI.

“Incurrence Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(c)            all obligations of such Person to pay the deferred purchase price of property or services;

(d)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)            capital leases and synthetic lease obligations;

(f)            all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(g)            all indebtedness, obligations or liabilities of that Person in respect of derivatives or hedges; and

(h)            all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.3(b).

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person's Affiliates or for another fund or CLO issuer managed by the Collateral Manager, the Investment Adviser or one of their respective Affiliates. With respect to the Borrower, the Collateral Manager, the Investment Adviser or one of their respective Affiliates, funds or accounts managed by the Collateral Manager, the Investment Adviser or one of their respective Affiliates shall not be Independent of the Borrower, the Collateral Manager, the Investment Adviser or one of their respective Affiliates.

“Initial Funding Date” means April 16, 2026.

“Initial Funding Date Collateral Loan” means each Collateral Loan identified on Schedule G to this Agreement as of the Initial Funding Date.

“Initial Lender” means PNC Bank, National Association and any of its Affiliates.

“Initial Matrix Point” means the cell identified in Row 23 and Column 4 of the Matrix.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Law, or the consent by such Person to the appointment of or taking possession by an administrator, receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the admission in writing by such Person of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any of the foregoing.

"Interest Collection Account” has the meaning assigned to such term in Section 8.2(a).

“Interest Coverage Amount” means, at any time, without duplication, the sum of (a) the scheduled interest payments and scheduled fees due (in each case regardless of whether the applicable payment date has yet occurred) on the Collateral Loans (including, for any Defaulted Loan or Deferring Loan, only the interest proceeds actually received on such Defaulted Loan or Deferring Loan) for the then-current Due Period; (b) amounts on deposit in the Collection Account, including Eligible Investments, representing Interest Proceeds; (c) scheduled interest on Eligible Investments held in the Collection Account, the Revolver Funding Account and the Closing Expense Account, in each case for the then-current Due Period, (d) all regularly scheduled amounts due and payable to the Borrower under Interest Hedge Agreements during the then-current Due Period; and (e) amounts on deposit in the Interest Reserve Account.

“Interest Hedge Agreement” means an interest rate protection agreement that may be entered into between the Borrower and an Interest Hedge Counterparty after the Closing Date, for the sole purpose of hedging interest rate risk between the portfolio of Collateral Loans and the Loans, as amended from time to time in accordance with the terms thereof.

“Interest Hedge Counterparty” means a counterparty meeting, at the time of entry by the Borrower into an Interest Hedge Agreement, the then-current Moody's criteria for hedge counterparties (or, with respect to any counterparty not meeting such criteria at such time, any counterparty whose obligations in respect of such Interest Hedge Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty meeting the then-current Moody's guarantee criteria at such time), together with any permitted assignee or successor (which meets the then-current Moody's criteria for hedge counterparties) under such Interest Hedge Agreement.

“Interest Only Obligation” means any obligation or security that does not provide in the related underlying instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

“Interest Period” means (a) with respect to the first Quarterly Payment Date, the period from and including the Initial Funding Date to but excluding the Calculation Date prior to the first Quarterly Payment Date, and (b) with respect to any subsequent Quarterly Payment Date, the period from and including the Calculation Date prior to the preceding Quarterly Payment Date to but excluding the Calculation Date prior to such Quarterly Payment Date; provided, that the final Interest Period hereunder shall end on and include the day of the payment in full of the Loans hereunder.

“Interest Proceeds” means, with respect to any Pledged Collateral (including Cash), (a) any payments with respect thereto that are attributable to interest or yield in accordance with the Related Contracts of such Pledged Collateral, (b) all Fee Proceeds, (c) all cash capital contributions made to the Borrower that, to the extent provided in Section 8.2(g), are to be treated as Interest Proceeds, (d) any principal and interest payments received by the Borrower on Eligible Investments purchased with Interest Proceeds, and (e) all funds on deposit in the Interest Reserve Account. Interest Proceeds shall also include any amounts paid to the Borrower pursuant to an Interest Hedge Agreement (other than termination payments to the extent not used by the Borrower to enter into a new or replacement Interest Hedge Agreement). No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute "Interest Proceeds" hereunder. Any amounts received in respect of any Defaulted Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the outstanding principal balance of such Collateral Loan at the time it became a Defaulted Loan; thereafter, any such amounts will constitute Interest Proceeds. Any amounts received in respect of any Equity Security will constitute Principal Proceeds (and not Interest Proceeds), until the full principal amount with respect to the Collateral Loan that was exchanged for such Equity Security at the time such Collateral Loan became a Defaulted Loan or the full principal amount of such other asset has been recovered, after which any amounts received in respect of such Equity Security shall constitute Interest Proceeds.

“Interest Reserve Account” means the account established pursuant to Section 8.3(e).

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Adviser” means Antares Capital Credit Advisers LLC, a limited liability company formed under the laws of the State of Delaware, or any affiliate thereof succeeding to the role of external investment adviser to the Parent Fund in accordance with the organizational documents of the Parent Fund.

"Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“Laws” means, collectively, all laws (including common law), constitutions, statutes, treaties, rules, regulations, ordinances, opinions, releases, rulings, orders, executive orders, decrees, bonds, judgements, injunctions, writs or authorizations, by agreement, consent or otherwise, of, any Governmental Authority, foreign or domestic.

“LC Commitment Amount”: With respect to any Letter of Credit, the amount which the Borrower could be required to pay to the LOC Agent Bank in respect thereof (including, for the avoidance of doubt, any portion thereof which the Borrower has collateralized or deposited into a trust or with the LOC Agent Bank for the purpose of making such payments).

“Lender” means each Class A-R Lender and each Class A-T Lender.

“Letter of Credit”: A facility whereby (i) a fronting bank ("LOC Agent Bank”) issues or will issue a letter of credit ("LC”) for or on behalf of a borrower pursuant to an underlying instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility, (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant and (iv)(a) the related underlying instruments require the Borrower to fully collateralize the Borrower's obligations to the related LOC Agent Bank or obligate the Borrower to make a deposit into a trust in an aggregate amount equal to the related LC Commitment Amount, (b) the collateral posted by the Borrower is held by, or the Borrower's deposit is made in, a depository institution meeting the requirement set forth in this Agreement and (c) the collateral posted by the Borrower is invested in Eligible Investments; provided that an LC will be deemed not to include any obligation to fund under a Collateral Loan to reimburse any fronting bank for a draw under an LC.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket attorneys' fees and expenses) and disbursements of any kind or nature whatsoever.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidation Proceeds Determination” has the meaning set forth in Section 6.3(b).

“Loan Asset Schedule” means the schedule of Collateral Loans (as amended or modified from time to time in accordance with the terms hereof) evidencing Loan Assets delivered by the Borrower to the Collateral Custodian. Each such schedule shall set forth, as to any Collateral Loan to be pledged hereunder, the applicable information specified on Exhibit H, which shall also be provided to the Collateral Custodian in electronic form acceptable to the Collateral Custodian.

“Loan Assets” has the meaning set forth in Section 8.1(d).

“Loan Assignment Agreement” has the meaning set forth in Section 8.1(d).

“Loan Documents” means this Agreement, the Account Control Agreement, the Sale Agreement, the Collateral Management Agreement, the Fee Letter, the Loan Notes, each Master Participation Agreement and the Interest Hedge Agreements.

“Loan Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of this Agreement, substantially in the applicable form set forth on Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Loans” means, collectively, the Class A-R Loans and the Class A-T Loans.

“Long Dated Obligation” means as of any date of determination, any obligation with a stated maturity after the Stated Maturity including, for the avoidance of doubt, any obligation with a stated maturity after the Stated Maturity after giving effect to an amendment, consent, modification or waiver that extends the final maturity of such obligation.

“Maintenance Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant which otherwise satisfies the definition hereof but only applies when amounts are outstanding under the related loan shall constitute a Maintenance Covenant.

“Majority” means, with respect to any Class or Classes or the Lenders of any Class or Classes, the Lender or Lenders holding, collectively, more than 50% of the sum of (i) the aggregate principal amount of such Class or Classes outstanding at such time plus (ii) the aggregate Undrawn Commitments in respect of such Class or Classes at such time; provided that, in determining whether a Majority of any Class or Classes has directed, consented to or approved any removal or replacement of the Collateral Manager or the waiver under the Collateral Management Agreement of any event constituting "cause" as a basis for termination of the Collateral Management Agreement, the vote of any Collateral Manager Affiliated Holder shall not be taken into account; provided, further, that, in determining whether a Majority of any Class or Classes has consented to or approved any action or inaction, the vote of any Defaulting Lender shall not be taken into account to the extent provided in Section 11.5(b)(ii).

“Manager Estimate” has the meaning assigned to such term in the Fee Letter.

"Margin Stock” shall have the meaning provided such term in Regulation U.

“Market Value” means, as of any date of determination as applicable, with respect to any loans or other assets, the amount (as determined by the Collateral Manager in accordance with the Servicing Standard) equal to the product of the Principal Balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(a)            The bid-side quote determined by any of (i) Loan Pricing Corporation, LoanX Inc., MarkIt Partners or (ii) any other nationally recognized loan pricing service selected by the Borrower or the Collateral Manager; provided that, such price may be disregarded if, upon the reasonable judgment of the Collateral Manager, such mark does not reflect the value of such asset; or

(b)            If a price described in clause (a) is not available,

(i)             The average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Borrower and the Collateral Manager;

(ii)            If only two such bids can be obtained, the lower of the bid prices of such two bids; or

(iii)           If only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer that is Independent from the Borrower and the Collateral Manager, such bid; or

(c)            If a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (a) or (b), the value determined as the bid side market value of such Collateral Loan as reasonably determined by the Collateral Manager (so long as the Investment Adviser, in its capacity as investment adviser to the Collateral Manager is a Registered Investment Adviser, or has applied to be a Registered Investment Adviser) consistent with the Servicing Standard and certified by the Collateral Manager to the Collateral Agent; or

(d)            If the Market Value of an asset is not determined in accordance with clause (a), (b) or (c) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (a), (b) or (c) above;

provided that the value determined pursuant to clause (c) of this definition for any Caa Collateral Loan included in the Caa Excess may not exceed 80.0%.

“Master Participation Agreement” means any Master Participation Agreement by and between the applicable Antares Participation Seller, as seller, and the Parent Fund, as buyer.

“Material Adverse Effect” means any event that has a material adverse effect on (a) the business, assets or financial condition or operations of the Borrower taken as a whole, (b) the ability of the Borrower or the Collateral Manager to perform its obligations under the Loan Documents or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Lenders or the Agents under the Loan Documents.

“Material Covenant Default” means a default by an Obligor with respect to any Collateral Loan, and subject to any grace periods contained in the related underlying instruments, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Loans.

“Matrix” means the matrix set forth on Schedule H hereto that will be used for purposes of the Diversity Test, the Weighted Average Rating Test, the Class A Overcollateralization Ratio Test, the Minimum S&P Recovery Rate Test and the Minimum Weighted Average Spread Test.

"Maturity Amendment” has the meaning specified in Section 5.18.

“Maximum Principal Balance” means, as of any date of determination and with respect to all or any specified portion of the Collateral Loans, the sum of (a) the Principal Balance of such Collateral Loans as of such date and (b) in the case of any such Collateral Loans that are Revolving Collateral Loans or Delayed Funding Loans, the Exposure Amounts thereof.

“Maximum Weighted Average Life Test” means a test satisfied on any date of determination if the Weighted Average Life of the Collateral Loans, other than Defaulted Loans, as of such date is less than or equal to the value in the column entitled "Weighted Average Life Value" in the table below corresponding to the immediately preceding Quarterly Payment Date (or, prior to the first Quarterly Payment Date following the Closing Date, the Initial Funding Date):

Weighted Average Life Value
Closing Date	6.50
Quarterly Payment Date in July 2026	6.50
Quarterly Payment Date in October 2026	6.50
Quarterly Payment Date in January 2027	6.50
Quarterly Payment Date in April 2027	6.50
Quarterly Payment Date in July 2027	6.50
Quarterly Payment Date in October 2027	6.50
Quarterly Payment Date in January 2028	6.50
Quarterly Payment Date in April 2028	6.47
Quarterly Payment Date in July 2028	6.22
Quarterly Payment Date in October 2028	5.97
Quarterly Payment Date in January 2029	5.72
Quarterly Payment Date in April 2029	5.47
Quarterly Payment Date in July 2029	5.22
Quarterly Payment Date in October 2029	4.97
Quarterly Payment Date in January 2030	4.72
Quarterly Payment Date in April 2030	4.47
Quarterly Payment Date in July 2030	4.22
Quarterly Payment Date in October 2030	3.97
Quarterly Payment Date in January 2031	3.72
Quarterly Payment Date in April 2031	3.47
Quarterly Payment Date in July 2031	3.22
Quarterly Payment Date in October 2031	2.97
Quarterly Payment Date in January 2032	2.72
Quarterly Payment Date in April 2032	2.47
Quarterly Payment Date in July 2032	2.22
Quarterly Payment Date in October 2032	1.97
Quarterly Payment Date in January 2033	1.72
Quarterly Payment Date in April 2033	1.47
Quarterly Payment Date in July 2033	1.22
Quarterly Payment Date in October 2033	0.97
Quarterly Payment Date in January 2034	0.72
Quarterly Payment Date in April 2034	0.47
Quarterly Payment Date in July 2034	0.22
Quarterly Payment Date in October 2034 and thereafter	0.00

“Measurement Date” means each Calculation Date, each day Collateral Loans are purchased, each Collateral Report Determination Date and each day pursuant to the request of the Administrative Agent; provided that if any such date is not a Business Day, such Measurement Date shall be the next succeeding Business Day.

“Minimum Average Coupon Test” means a test that will be satisfied on any Measurement Date if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds (i) if any of the Collateral Loans are Fixed Rate Obligations, 6.50%, otherwise (ii) 0%.

“Minimum Average Spread”: The greater of (i) 3.75% and (ii) the number set forth in the column entitled "Minimum Weighted Average Spread" in the Matrix based upon the Matrix case chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with this Agreement.

“Minimum S&P Recovery Rate Test” means a test satisfied on any Measurement Date if the Weighted Average S&P Recovery Rate equals or exceeds the Weighted Average S&P Recovery Rate corresponding to the case selected by the Collateral Manager from the Matrix.

“Minimum Weighted Average Coupon” means 6.50%.

“Minimum Weighted Average Spread Test”: The test that is satisfied on any Measurement Date if the Weighted Average Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Average Spread.

“Money” shall have the meaning specified in Section 1-201(24) of the UCC.

“Moody's” means Moody's Investors Service, Inc., together with its successors.

“Moody's Default Probability Rating” has the meaning specified in Schedule D.

“Moody's Derived Rating” has the meaning specified in Schedule D.

“Moody's Industry Category” means any of the industry categories set forth in Schedule B, including any such modifications that may be made thereto or such additional categories that may be subsequently established by Moody's and provided by the Collateral Manager to the Administrative Agent and the Collateral Agent.

“Moody's Rating” has the meaning assigned to such term in Schedule D.

“Moody's Rating Factor” has the meaning assigned to such term in Schedule D.

“Multiemployer Plan” means at any time a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions under Title IV of ERISA.

“Net Aggregate Exposure Amount” means the excess (if any) of (a) the aggregate Unfunded Amount on such date over (b) the sum of amounts on deposit in the Revolver Funding Account on such date.

“Net Purchased Loan Balance” means as of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Affiliate Collateral Loans prior to such date, minus (b) the Aggregate Principal Balance of all Affiliate Collateral Loans repurchased by the Parent Fund or its respective Affiliates (other than any subsidiary of any such Person that is structured to be bankruptcy-remote) prior to such date.

“Non-Recourse Obligation” means an asset that falls into any one of the following types of specialized lending:

(a)            Project Finance: a method of funding in which the lender looks primarily to the revenues generated by a single project, both as the source of repayment and as security for the exposure. Repayment depends primarily on the project's cash flow and on the collateral value of the project's assets, such as power plants, chemical processing plants, mines, transportation infrastructure, environment, and telecommunications infrastructure.

(b)            Object Finance: a method of funding the acquisition of physical assets (e.g., ships, aircraft, satellites, railcars, and fleets) where the repayment of the exposure is dependent on the cash flows generated by the specific assets that have been financed and pledged or assigned to the lender. A primary source of these cash flows might be rental or lease contracts with one or several third parties.

(c)            Commodities Finance: a structured short-term lending to finance reserves, inventories, or receivable of exchange-traded commodities (e.g., crude oil, metals, or crops), where the exposure will be repaid from the proceeds of the sale of the commodity and the borrower has no independent capacity to repay the exposure. This is the case when the borrower has no other activities and no other material assets on its balance sheet.

(d)            Income-producing real estate: a method of providing funding to real estate (such as, office buildings to let, retail space, multifamily residential buildings, industrial or warehouse space, and hotels) where the prospects for repayment and recovery on the exposure depend primarily on the cash flows generated by the asset. The primary source of these cash flows would generally be lease or rental payments or the sale of the asset.

(e)            High-volatility commercial real estate: a financing any of the land acquisition, development and construction phases for properties of those types in such jurisdictions, where the source of repayment at origination of the exposure is either the future uncertain sale of the property or cash flows whose source of repayment is substantially uncertain (e.g. the property has not yet been leased to the occupancy rate prevailing in that geographic market for that type of commercial real estate).

“Obligations” means all Secured Obligations and all other obligations, liabilities and Indebtedness of the Borrower under the Loan Documents.

“Obligor” means, with respect to a Collateral Loan, any Person who is obligated to repay such Collateral Loan (including, if applicable, a guarantor thereof), or any Person whose assets are principally relied upon by the Borrower at the time such Collateral Loan was acquired by the Borrower as the source of repayment of such Collateral Loan.

“Offer” means with respect to any security, any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the applicable Related Contracts) or to convert or exchange such security into or for Cash, securities or any other type of consideration.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.3(e)) or Section 11.5.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the FRBNY, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the FRBNY (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate.

“Parent Fund” means Antares Strategic Credit Fund.

“Parent Fund Interests” means the equity interests in the Borrower owned by the Parent Fund.

“Participant” has the meaning set forth in Section 12.6(b)(i).

“Participant Register” has the meaning set forth in Section 12.6(b)(iii).

“Participation Interest” means a participation interest in a loan that, at the time of acquisition, or the Borrower's commitment to acquire the same, satisfies each of the following criteria: (a) such participation interest would constitute a Collateral Loan were it acquired directly, (b) the Selling Institution is a lender in respect of such loan, (c) the aggregate participation interest in such loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (d) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation interest, (e) the entire purchase price for such participation interest is paid in full (without the benefit of financing from the Selling Institution or its Affiliates) at the time of the Borrower's acquisition thereof (or, in the case of a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan, at the time of the funding of such Revolving Collateral Loan or Delayed Funding Loan, as applicable), (f) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the participation interest and (g) such participation interest is documented under (i) a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants, or (ii) the Sale Agreement or any other form acceptable to the Administrative Agent in its reasonable discretion. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“PATRIOT Act” means the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Account” means the payment account established pursuant to Section 8.3(a).

“Percentage Share” means, when used:

(a)            with respect to a Class A-R Lender's obligation to make Class A-R Loans and right to receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Class A-R Lender's Class A-R Commitment by (ii) the Total Class A-R Commitment; provided that, if the Total Class A-R Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Class A-R Lender's Loans and the denominator shall be the aggregate unpaid principal amount of all Class A-R Loans;

(b)            with respect to a Class A-T Lender's obligation to make Class A-T Loans and right to receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Class A-T Lender's Class A-T Commitment by (ii) the Total Class A-T Commitment; provided that, if the Total Class A-T Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Class A-T Lender's Loans and the denominator shall be the aggregate unpaid principal amount of all Class A-T Loans; and

(c)            with respect to any other matters, for any Lender, the percentage obtained by dividing (A) the sum of such Lender's Undrawn Commitments plus the aggregate outstanding principal amount of Loans held by such Lender at such time by (B) the sum of all Lenders' Undrawn Commitments plus the aggregate outstanding principal amount of all Loans at such time.

“Permitted Deferrable Loan” means any Deferrable Loan the Related Contracts of which requires by its terms a cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, the applicable benchmark or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years at the time of acquisition.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens created in favor of the Collateral Agent hereunder or under the other Loan Documents for the benefit of the Secured Parties; (b) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (c) with respect to agented Collateral Loans, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of Indebtedness of the related Obligor under the related facility; (d) any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Borrower as the holder of equity in an Obligor; (e) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (f) as to Related Security, any Liens on the Related Security permitted pursuant to the applicable Related Contracts or otherwise; (g) Liens in favor of a bank or a securities intermediary holding any account which arise as a matter of Law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off) with respect to such account; and (h) Liens in favor of any purchaser or a Collateral Loan if such Collateral Loan has been sold by the Borrower for cash consideration and (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Loan has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer).

“Permitted Offer” means an Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Loan) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Loans plus any accrued and unpaid interest in Cash and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted RIC Distribution” means distributions on any Payment Date to the Collateral Manager (from the Collection Account or otherwise) to the extent required to allow the Collateral Manager to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Collateral Manager in or with respect to any taxable year of the Collateral Manager (or any calendar year, as relevant); provided that such distributions are permitted unless any Default or Event of Default arising under Sections 6.1(a), (b), (h) and/or (i), or any Event of Default arising under Section 6.1(g), is continuing; provided, further, that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Collateral Manager shall not exceed, unless otherwise agreed to in writing by the Administrative Agent, 115% of the amounts that the Borrower would have been required to distribute to the Collateral Manager to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Withholding Tax Asset”: A Collateral Loan that as of the acquisition date is subject to withholding tax imposed by a jurisdiction in which an obligor thereof is located, provided that the Borrower's entire liability for any taxes in respect of such Collateral Loan is expected to be fully satisfied by amounts to be withheld or deducted by such obligor (or its agents) from payments under such Collateral Loan.

“Person” means an individual, a corporation, a partnership, an association, a company, a trust, a joint venture, a limited liability company, Governmental Authority or any other entity.

“Plan” means at any time an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (a) is sponsored, maintained, or contributed to, or required to be contributed to, by the Borrower or a member of its ERISA Group or (b) has at any time within the preceding five plan years been sponsored, maintained, or contributed to, or required to be contributed to, by the Borrower or a member of its ERISA Group.

“Plan Asset Regulations” means the regulations promulgated at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Pledged Collateral” has the meaning specified in the Granting Clause hereof.

“Post-Default Rate” has the meaning assigned to such term in Section 2.5(d).

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Allocation Formula” means (as calculated by the Collateral Agent):

(a)            prior to the end of the Reinvestment Period, with respect to a prepayment of the Loans as specifically set forth herein:

(i)             first, to the Class A-R Loans in an amount equal to the excess, if any, of (1) the Net Aggregate Exposure Amount on such Quarterly Payment Date (or other applicable date of payment) over (2) the aggregate Undrawn Commitments in respect of the Class A-R Loans on such Quarterly Payment Date (or other applicable date of payment), and

(ii)            second, to each of the Class A-R Loans and Class A-T Loans pro rata in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this clause (ii)); and

(b)            on the last day of the Reinvestment Period and after the end of the Reinvestment Period, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Class A-R Loans and Class A-T Loans pro rata in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this clause (b));

provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Class A-R Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Revolver Funding Account.

“Principal Balance” means, as of any date of determination with respect to any Collateral Loan, the aggregate outstanding principal amount of such Collateral Loan as of such date, excluding (a) deferred or capitalized interest on any Collateral Loan and (b) any portion of such principal amount that has been assigned or participated by the Borrower pursuant to Section 10.1; provided, that for purposes of the definitions of "Weighted Average Rating", "Weighted Average S&P Recovery Rate" and "Moody's Derived Rating", the definition of "Principal Balance" shall include, without duplication, in the case of any such Collateral Loans that are Revolving Collateral Loans or Delayed Funding Loans, the Exposure Amounts thereof. For the avoidance of doubt, the Principal Balance of any Equity Security shall be zero.

“Principal Collateralization Amount” means, at any time, the sum of (without duplication):

(a)            the Aggregate Principal Balance of all Collateral Loans (excluding Defaulted Loans, Discount Loans, Deferring Loans and Long Dated Obligations (each as to which the applicable rule below shall apply)), plus

(b)            (i) the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds, plus (ii) without duplication, the aggregate amount of funds on deposit in the Revolver Funding Account, constituting Principal Proceeds, including Eligible Investments; plus

(c)            for all Discount Loans, the aggregate of the purchase prices, excluding accrued interest, expressed as a Dollar amount, for such Discount Loans (after adding the amount of any subsequent borrowings and/or subtracting the amount of any subsequent repayments thereof); plus

(d)            for each Defaulted Loan that has been a Defaulted Loan for less than three years, the Recovery Value and, for each other Defaulted Loan, zero; plus

(e)            for each Deferring Loan, the Recovery Value; plus

(f)            subject to the following proviso, for each Long Dated Obligation, the product of (x) the aggregate Principal Balance of such Collateral Loan and (y) the S&P Recovery Rate of such Collateral Loan; provided that, any Long Dated Obligation maturing more than three (3) years after the Stated Maturity shall have a value of $0; minus

(g)            the Caa Excess Adjustment Amount;

provided that with respect to any Collateral Loan that satisfies more than one of the definitions of Defaulted Loan, Deferring Loan, Discount Loan or Long Dated Obligation or falls into the Caa Excess Adjustment Amount, such Collateral Loan shall, for the purposes of this definition, be treated as belonging to the category of Collateral Loans which results in the lowest Principal Collateralization Amount on any date of determination.

"Principal Collection Account” has the meaning assigned to such term in Section 8.2(a).

“Principal Diversion Event” means any of the following, determined on each Calculation Date:

(a)            either of the Coverage Tests is not satisfied;

(b)            the Advance Rate Test is not satisfied; or

(c)            any Collateral Quality Test is not satisfied.

"Principal Office" means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania, or such other address as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Principal Proceeds” means (a) with respect to any Pledged Collateral (including Cash) any payments with respect thereto that are attributable to principal in accordance with the Related Contracts of such Pledged Collateral or that do not otherwise constitute Interest Proceeds (including unapplied proceeds of the Collateral Loans), (b) any cash capital contributions made to the Borrower and applied pursuant to Section 8.2(g) (except to the extent that such capital contributions are to be treated as Interest Proceeds in accordance with Section 8.2(g)) and Section 6.5, (c) fees received in connection with the reduction of principal of a Collateral Loan (but not any principal repaid in connection therewith), (d) all accrued interest purchased with Principal Proceeds received by the Borrower during such Due Period on the Collateral Loans and the other Collateral and (e) any amounts received in respect of any Equity Security until the full principal amount with respect to the Collateral Loan that was exchanged for such Equity Security at the time such Collateral Loan became a Defaulted Loan or the full principal amount of such other asset has been recovered, after which any amounts received in respect of such Equity Security shall constitute Interest Proceeds. All sales of participation interests or assignments pursuant to Section 10.1 shall be for cash the proceeds of which shall be deemed to be Principal Proceeds for all purposes hereunder and all amounts deposited pursuant to Section 8.2(g) and designated as Principal Proceeds in accordance therewith shall be deemed to be Principal Proceeds for all purposes hereunder. No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute "Principal Proceeds" hereunder.

“Principal Sharing Percentage” means, with respect to any payment of principal of the Class A Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a)            the numerator of which is:

(i)             in the case of the Class A-T Loans, the aggregate principal amount of the Class A-T Loans outstanding on such date; or

(ii)            in the case of the Class A-R Loans, the lesser of (1) the sum of (A) the aggregate principal amount of the Class A-R Loans outstanding on such date and (B) the Net Aggregate Exposure Amount on such date and (2) the amount of the Total Class A-R Commitment on such date; provided that if the Total Class A-R Commitment has been reduced to zero, then the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Class A-R Loans outstanding on such date, and

(b)            the denominator of which is the sum of:

(i)             the aggregate principal amount of the Class A-T Loans outstanding on such date; and

(ii)            the lesser of (1) the sum of (A) the aggregate principal amount of the Class A-R Loans outstanding on such date and (B) the Net Aggregate Exposure Amount on such date and (2) the amount of the Total Class A-R Commitment on such date; provided that if the Total Class A-R Commitment has been reduced to zero, the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Class A-R Loans outstanding on such date.

“Priority of Payments” has the meaning set forth in Section 9.1(a), provided that, at all times after the Controlling Parties have exercised their right to direct the liquidation of the Collateral under Article VI, "Priority of Payments" shall mean the priorities set forth in Section 6.4 hereof.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

"Prohibited Transaction” means (a) a transaction described in Section 406(a) of ERISA or Section 4975(c) of the Code, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA or Section 4975(d) of the Code or (b) a transaction prohibited under Similar Law.

“QFC” has the meaning specified in Section 12.25(b).

“QFC Credit Support” has the meaning specified in Section 12.25.

“Qualified Broker/Dealer”: means any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon, N.A.; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Citadel Securities LLC; Credit Agricole CIB; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Commerzbank; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; HSBC Bank; Imperial Capital LLC; ING Financial Partners, Inc.; Jefferies & Co.; J.P. Morgan Securities LLC; KeyBank; KKR Capital Markets LLC; Lazard; Lloyds TSB Bank; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; Oppenheimer & Co. Inc.; Royal Bank of Canada; The Royal Bank of Scotland plc; Scotia Capital (USA) Inc.; Societe Generale; Truist Financial Corporation; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association.

“Qualifying Tax Person” means (a) a U.S. Person, (b) a non-U.S. Person that is not a "bank" within the meaning of Section 881 of the Code and has provided an IRS Form W-8BEN-E certifying its status as a non-U.S. Person, (c) a partnership or other intermediary for purposes of Chapter 3 of the Code that has provided an IRS Form W-8IMY and whose partners or owners are comprised solely of Persons described in the foregoing clause (a) or (b) or (d) a partnership or other intermediary for purposes of Chapter 3 of the Code that has provided an IRS Form W-8IMY and whose partners or owners are comprised solely of Persons described in the foregoing clause (a), (b) or (c).

“Quarterly Cap” means, with respect to any Quarterly Payment Date, an amount equal to the sum of (a) 0.0275% per annum of the Aggregate Principal Balance of all Collateral Loans on the related Calculation Date (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed) plus (b) $225,000 per annum (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed); provided that if the aggregate amount of Administrative Expenses paid pursuant to Section 9.1(a)(i)(A) and Section 9.1(a)(ii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Quarterly Payment Dates and during the related Interest Periods is less than the stated Quarterly Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Quarterly Payment Dates, then the excess may be applied to the Quarterly Cap with respect to the then-current Quarterly Payment Date.

“Quarterly Payment Date” means the 25th of January, April, July and October in each year, commencing in July 2026 and the Stated Maturity; provided that, if any such date is not a Business Day, such Quarterly Payment Date shall be the next succeeding Business Day.

“Quarterly Payment Date Report” has the meaning set forth in Section 9.1(c).

“Real Estate Loan” means any loan or other obligation of a special-purpose entity substantially all of the property of which is a parcel or related parcels of real estate.

“Recovery Value” means, for any applicable asset, the lowest of:

(a)            the Principal Balance thereof multiplied by the applicable S&P Recovery Rate thereof; and

(b)            the Market Value thereof.

Notwithstanding the foregoing, the Recovery Value of a Defaulted Loan that has been a Defaulted Loan for three years or more shall be zero.

"Reduction Fee” has the meaning assigned to such term in Section 2.6(e).

“Register” has the meaning set forth in Section 12.6(f).

“Registered”: In registered form for U.S. federal income tax purposes and issued after July 18, 1984.

“Registered Investment Adviser” means a Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act of 1940, as amended.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) the date that is four years following the Closing Date, (b) the date of the acceleration of the maturity of the Loans or the termination of the Commitments pursuant to Section 6.2, (c) any date on which the Borrower or the Collateral Manager reasonably determines that it can no longer acquire additional Collateral Loans appropriate for inclusion in the Collateral in accordance with the terms of this Agreement and the Collateral Management Agreement (provided that, in the case of this clause (c), an Authorized Officer of the Collateral Manager shall provide a written certification as to such determination to the Agents and the Lenders at least five Business Days prior to such date), (d) any date on which the Controlling Parties provide written notice to the Borrower that an event constituting "Cause" as defined in the Collateral Management Agreement has occurred, or (e) the date on which the Collateral Manager provides written notice to the Administrative Agent and the Collateral Agent that the Reinvestment Period has ended, in its sole discretion.

“Reinvestment Target Par Balance” means, as of any date of determination, the Target Initial Par Amount plus (i) (a) the aggregate amount of all Class A-R Borrowings after the Closing Date, and (b) Contributions made to the Borrower after the date of the initial advances hereunder constituting Principal Proceeds, minus (ii) (a) the amount of any reduction made using Principal Proceeds in the aggregate outstanding principal amount of the Loans, taking into account all Class A-R Borrowings and repayment of such Class A-R Loans and (b) the aggregate amount of any distributions to the Parent Fund made pursuant to Sections 5.29(iii), 6.4(j) and 9.1(a)(ii)(G), plus (iii) the aggregate amount of Principal Proceeds from the incurrence of any Additional Loans pursuant to Section 2.14 (Additional Loans) and Section 3.3 (Effectiveness of Additional Loans) utilized to purchase additional Collateral Loans (after giving effect to such incurrence of any additional Loans); provided that the amount of such increase shall not be less than the aggregate outstanding principal amount of such Additional Loans.

“Related Contracts” means all credit agreements, indentures, note purchase agreements, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the applicable underlying instruments), together with all of the Borrower's right, title and interest in and to all property or assets securing or otherwise relating to any Collateral Loan or other loan or security of the Borrower or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or any Related Contract and a certified copy of each agreement under which the Borrower sells a participation interest in any Collateral Loan pursuant to Section 10.1 or sells all or any part of a Collateral Loan by assignment pursuant to Section 10.1; provided, however, that for purposes of Article XIV and delivery of Custodial Documents to the Collateral Custodian, "Related Contracts" shall mean with respect to a Collateral Loan, the related promissory note (if any), the related credit agreement or loan agreement, and any other material agreements (as determined by the Collateral Manager in good faith) evidencing, securing, guaranteeing or otherwise relating to such Collateral Loan to the extent received by the Borrower and a certified copy of each agreement under which the Borrower sells a participation interest in any Collateral Loan pursuant to Section 10.1 or sells all or any part of a Collateral Loan by assignment pursuant to Section 10.1.

“Related Property” has the meaning specified in the Granting Clause hereof.

“Related Security” means, with respect to each Collateral Loan:

(a)            any Related Property securing a Collateral Loan and all recoveries related thereto, all payments paid to the Borrower in respect thereof and all monies due, to become due and paid to the Borrower in respect thereof accruing after the applicable Acquisition Date and all related liquidation proceeds;

(b)            all Liens, guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such Indebtedness;

(c)            all Collections with respect to such Collateral Loan and any of the foregoing;

(d)            any guarantees or similar credit enhancement for an Obligor's obligations under any Collateral Loan, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e)            all records and Related Contracts with respect to such Collateral Loan and any of the foregoing; and

(f)            all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Lender” has the meaning set forth in Section 11.3(e).

“Reportable Compliance Event” means that: (a) any Covered Person becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with a Governmental Authority in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Person engages in a transaction that has caused any Person hereunder (including the Administrative Agent and the Lenders) to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Person's use of any proceeds of the Loans hereunder to fund any activities or business of, with, or any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; or (c) any Covered Person otherwise violates any of the International Trade Law- or Anti-Corruption Law-specific representations and covenants herein.

“Requested Amount” has the meaning assigned to such term in Section 2.2(a).

“Requested Conversion Portion” has the meaning set forth in Section 2.6(f).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolver Funding Account” means the account established pursuant to Section 8.3(b).

“Revolving Collateral Loan” means a Collateral Loan that provides the Obligor thereunder with a revolving credit facility from which one or more borrowings may be made up to the stated principal amount of such revolving credit facility and which provides that borrowed amounts may be repaid and reborrowed from time to time; provided that such loan shall only be considered to be a Revolving Collateral Loan only until all commitments to make advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“S&P” means S&P Global Ratings or any successor thereto.

“S&P Rating” has the meaning set forth in Schedule E hereto.

“Sale Agreement” means the loan sale and contribution agreement between the Parent Fund, as transferor, and the Borrower, as purchaser, dated as of the Closing Date.

“Sale Proceeds” means all proceeds (excluding accrued interest, if any) received with respect to Collateral as a result of sales of such Collateral less any reasonable expenses incurred by the Borrower, the Collateral Manager or the Collateral Agent (other than amounts payable as Administrative Expenses) in connection with such sales.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory or jurisdiction that is the subject or target of comprehensive Sanctions.

“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction, (b) identified on any sanctions-related list maintained by any Compliance Authority or (c) owned 50% or more, in the aggregate, by, or controlled by, one or more Persons described in clauses (a) or (b) above.

“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including OFAC or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, or (d) His Majesty’s Treasury of the United Kingdom.

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan, determined in accordance with the assumptions specified in Section 1.3.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Loan” means any assignment of or Participation Interest in a loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the loan (other than with respect to trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to the primary pledged collateral securing such loan) to a First Lien Loan of the Obligor (and may also be subordinate to any obligation permitted to be senior to a First Lien Loan), (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the Second Lien Loan (subject to customary exceptions for permitted liens) the value of which is adequate (in the commercially reasonable judgment of the Borrower) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (i) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) and (ii) such subsidiary does not have any Indebtedness (other than current accounts payable in the ordinary course of business, capitalized leases or other similar indebtedness incurred in the ordinary course of business); provided, further that the existence of a Senior Revolver Facility shall not solely cause a Collateral Loan that would constitute a First Lien Loan of an Obligor to be considered a Second Lien Loan.

“Secured Obligations” means all obligations, liabilities and Indebtedness of every nature of the Borrower, from time to time owing to the Agents, the Interest Hedge Counterparties, the Lenders and the other Secured Parties, under or in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the unpaid principal amount of, and interest on (including interest which, but for the commencement of an insolvency, reorganization or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or with respect to any of its assets, would have accrued on any Secured Obligation, whether or not a claim is allowed against the Borrower for such interest in any such case or proceeding), all Loans then outstanding, and (b) all fees, expenses, indemnity payments and other amounts owed to any Secured Party pursuant to this Agreement and the other Loan Documents, in each case, whether or not then due and payable.

“Secured Parties” means, collectively, the Agents, the Custodian, the Collateral Custodian, the Securities Intermediary and the Lenders.

“Securities Intermediary” means U.S. Bank National Association, in its capacity as securities intermediary under the Account Control Agreement.

“Selling Institution” means an entity obligated to make payments to the Borrower under the terms of a Participation Interest.

“Senior Authorized Officer” means, with respect to any Person, any officer of such Person that is a chief executive officer, chief operating officer, chief financial officer, investment committee voting member, partner, chief credit officer, credit committee member, executive vice president or president (or, in each case, any other officer with a position analogous to those identified above and in the case of any limited liability company, any manager) or any other officer responsible for the administration of the Collateral or the performance of such Person's obligations under the Loan Documents.

“Senior Collateral Management Fee” has the meaning assigned to such term in the Collateral Management Agreement.

“Senior Revolver Facility” means with respect to any Collateral Loan, a senior secured revolving facility incurred by the Obligor of such Collateral Loan that is prior in right of payment to such Collateral Loan so long as the outstanding principal balance and unfunded commitments of such facility does not exceed 20% of the sum of (x) the outstanding principal balance of the Collateral Loan, plus (y) the outstanding principal balance and unfunded commitments of such revolving facility, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is senior or pari passu with such Collateral Loan.

“Servicing Standard” means, with respect to any Collateral Loan, to service and administer such Collateral Loan on behalf of the Borrower (for the benefit of the Secured Parties) in accordance with the Collateral Management Agreement and all customary and usual servicing practices which are consistent with: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Collateral Loans for its own account, and (ii) the degree of care, skill, prudence and diligence with which the Investment Adviser services and administers loans for its own account or for the account of its Affiliates having similar lending objectives and restrictions.

“Similar Law” means any federal, state, local or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“SOFR” means with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SOFR Loans” means Loans accruing interest at an Applicable Rate based upon Term SOFR.

“Specified Equity Security” means any securities or interest (including any Margin Stock provided that (i) advance notice of at least five Business Days shall be provided to the Administrative Agent if Margin Stock is to be acquired and (ii) if so acquired, the Administrative Agent shall have the right to waive the inclusion of such Margin Stock in the Pledged Collateral as set forth in the definition of “Excepted Property”) resulting from, or received in connection with, the exercise of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right received in connection with an insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event of an Obligor of a Collateral Loan or an Equity Security or interest received in connection with an insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event of an Obligor of a Collateral Loan.

“Stated Maturity” means April 15, 2038.

“Step-Down Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that, an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Down Loan.

“Step-Up Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that, an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Up Loan.

“Structured Finance Obligation” means any debt obligation owing by a special purpose finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations.

“Structuring Agent” means PNC Capital Markets LLC.

“Subordinated Collateral Management Fee” has the meaning assigned to such term in the Collateral Management Agreement.

“Subordinated Loan” means a loan obligation of any corporation, partnership, trust or other business entity which is (whether by its terms or otherwise) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such loan and that is not a First Lien Loan, a First Lien Last-Out Loan or a Second Lien Loan.

“Subsidiary” means any corporation, limited partnership, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Substitute Collateral Loan” has the meaning specified in Section 10.4.

“Substitute Collateral Loans Qualification Conditions” has the meaning specified in Section 10.4.

“Substitution” has the meaning specified in Section 10.4.

“Supported QFC” has the meaning specified in Section 12.25.

“Synthetic Security” means a security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount” means $1,004,250,000.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any Interest Period, the interest rate per annum determined by the Administrative Agent equal to the Term SOFR Reference Rate for a tenor equal to three months, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period; provided, that (i) in the case of any Class A-R Borrowing, for the period between the date of such Class A-R Borrowing and the Calculation Date prior to the next Quarterly Payment Date Term SOFR with respect to such Class A-R Borrowing shall be determined based on a Term SOFR Determination Date that is two (2) Business Days prior to the date of such Class A-R Borrowing, (ii) if as of 5:00 p.m. (New York City time) on the Term SOFR Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date, and (iii) if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Capitalization” means, without duplication, at any time, the sum of (a) the Aggregate Principal Balance of the Collateral Loans (excluding any Defaulted Loans), plus (b) the Recovery Value of the Defaulted Loans, plus (c) the aggregate amount of the Undrawn Commitments, plus (d) the amount of all cash and Eligible Investments in the Covered Accounts, in each case constituting Principal Proceeds.

“Total Class A-R Commitment” means, as of any date of determination, the aggregate amount of the Class A-R Commitments (drawn or undrawn) on such date, which is the amount set forth under the column “Commitment Amount” on Schedule F hereto (as such amount may be reduced from time to time pursuant to Section 2.6 or increased from time to time pursuant to Section 2.14 or Section 12.5).

“Total Class A-T Commitment” means, as of any date of determination, the aggregate amount of the Class A-T Commitments on such date, which is the amount set forth under the column “Commitment Amount” on Schedule F hereto (as such amount may be reduced or increased from time to time pursuant to Section 2.6 or Section 2.7 or increased from time to time pursuant to Section 2.14 or Section 12.5). Upon the funding of the Class A-T Loans on the Initial Funding Date, the Total Class A-T Commitment shall be reduced to zero.

“Transfer Deposit Amount” means on any date of determination with respect to any Affiliate Collateral Loan, an amount equal to the sum of the outstanding principal balance of such Affiliate Collateral Loan, together with accrued interest thereon through such date of determination, and in connection with any Affiliate Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, an amount equal to the Net Aggregate Exposure Amount thereof as of the applicable date of acquisition.

“Treasury Regulations” means the tax regulations issued by the United States Internal Revenue Service.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undrawn Commitment” means, with respect to any Class A-R Lender at any time, an amount (which may not be less than zero) equal to (a) such Class A-R Lender’s Commitment at such time minus (b) the aggregate outstanding principal amount of Loans held by such Class A-R Lender at such time.

“Undrawn Commitment Fee” has the meaning assigned to such term in the Fee Letter.

“Undrawn Commitment Fee Rate” has the meaning assigned to such term in the Fee Letter.

“Unfunded Amount” means, at any time, the sum of (a) the aggregate Exposure Amount at such time plus (b) the aggregate Unsettled Amount at such time.

“Unintended Recipient” has the meaning set forth in Section 7.10.

“United States” means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.

“Unsettled Amount” means as of any date all amounts due in respect of any Collateral Loans that the Borrower has entered into a binding commitment to acquire but has not yet settled.

“Upfront Fee” has the meaning assigned to such term in the Fee Letter.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 12.25.

“Volcker Rule” means Section 13 of the Bank Holding Company Act of 1956, as amended from time to time, and the rules and regulations implemented thereunder.

“Weighted Average Coupon” means, with respect to Fixed Rate Obligations (excluding Defaulted Loans), as of any date, the number obtained by:

(x) summing (i) the sum of the products obtained by multiplying the required cash-pay portion of the interest coupon of each such Fixed Rate Obligation (plus any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) as of such date by the Principal Balance of each such Collateral Loan as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date, and

(y) dividing such sum by the sum of the Aggregate Principal Balance plus the Exposure Amount of all such Fixed Rate Obligations, in each case, excluding, for any Deferring Loan, any interest that has been deferred and capitalized thereon, and rounding the result up to the nearest 0.001%, provided that, if the foregoing amount is less than 6.50%, then all or a portion of the Weighted Average Coupon Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

“Weighted Average Coupon Adjustment” means, as of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Spread for such date over the Minimum Average Spread and (ii) the Aggregate Principal Balance plus the Exposure Amount of all Floating Rate Obligations (in each case excluding Defaulted Loans), and the denominator of which is the Aggregate Principal Balance plus Exposure Amount of all Fixed Rate Obligations (in each case excluding Defaulted Loans).

“Weighted Average Life” means, as of any Measurement Date, the number obtained by (a) for each Collateral Loan (other than a Defaulted Loan), multiplying the amount of each Scheduled Distribution of principal (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) to be paid after such Measurement Date by the number of years (rounded to the nearest hundredth) from such Measurement Date until such Scheduled Distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a); and (c) dividing the sum calculated pursuant to clause (b) by the sum of all Scheduled Distributions (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) of principal due on all the Collateral Loans (other than Defaulted Loans) as of such Measurement Date.

“Weighted Average Rating” means the number obtained by (a) multiplying the Principal Balance of each Collateral Loan (excluding any Defaulted Loan) by its Moody’s Rating Factor on any date of determination; (b) summing the products obtained in clause (a) for all Collateral Loans; (c) dividing the sum obtained in clause (b) by the Aggregate Principal Balance of all Collateral Loans (excluding any Defaulted Loan) on such date of determination; and (d) rounding the result to the nearest whole number.

“Weighted Average Rating Test” means a test that will be satisfied as of any Measurement Date if the Weighted Average Rating of the Collateral Loans as of such date of determination is equal to or less than the maximum rating factor corresponding to the case elected by the Collateral Manager from the Matrix.

“Weighted Average Spread”: As of any Measurement Date, the number obtained by dividing:

(a)             the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread plus (iii)  the Aggregate Excess Funded Spread by

(b)             an amount equal to the lesser of (i) the Reinvestment Target Par Balance minus the Aggregate Principal Balance of all Fixed Rate Obligations and (ii) the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date, in each case, excluding (A) any Defaulted Loan and (B) any Deferrable Loan to the extent of any non-cash interest;

provided that for purposes of calculating the Weighted Average Spread in respect of any Step-Down Loan, the Aggregate Funded Spread of such Collateral Loan shall be the lowest permissible Aggregate Funded Spread.

“Weighted Average S&P Recovery Rate” means, as of any date of determination, the number, expressed as a percentage, obtained by adding the products obtained by multiplying the S&P Recovery Rate for each Collateral Loan for the indicated priority category by the Principal Balance of such Collateral Loan, dividing such sum by the Aggregate Principal Balance of all such Collateral Loans and rounding up to the first decimal place.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Coupon Loan” means a Collateral Loan that at the time of acquisition does not by its terms provide for periodic payments of interest in Cash (other than any interest that may be deferred or capitalized as allowed by the terms of any Deferrable Loan).

Section 1.2         Accounting Terms and Determinations and UCC Terms.

(a)             Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time.

(b)             Unless otherwise specified herein and unless the context requires a different meaning, all terms used herein that are defined in Articles 8 and 9 of the UCC are used herein as so defined.

Section 1.3         Assumptions and Calculations with respect to Collateral Loans.

In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loans, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to this Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)             Scheduled interest due on Collateral Loans on which payments are subject to withholding taxes will be the minimum net amount to be received after giving effect to the maximum permitted withholding and to any “gross-up” payments required to be made by the related Obligor pursuant to such loan’s Related Contracts.

(b)             Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars.

(c)             The determination of the percentage of Total Capitalization that would be represented by a specified type of Collateral Loans will be calculated by dividing the Aggregate Maximum Principal Balance of such specified type of Collateral Loans by Total Capitalization. For purposes of this Section 1.3(c), a “type” of Collateral Loan shall correspond to each clause of the definition of “Concentration Limitations” and clause (e) of the definition of “Eligibility Criteria”.

(d)             Any portion of a Collateral Loan or other loan or security owned of record by the Borrower that has been assigned by the Borrower to a third party and released from the Lien of this Agreement in accordance with the terms hereof shall no longer constitute Collateral or a Collateral Loan hereunder.

(e)             For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Loans unless or until such payments are actually made.

(f)              For each Due Period and as of any date of determination, the Scheduled Distribution on any Collateral Loans (other than Defaulted Loans, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually be received) shall be the sum of (i) the total amount of payments and collections to be received during such Due Period in respect of such Collateral Loans (including the proceeds of the sale of such Collateral Loans received and, in the case of sales which have not yet settled, anticipated to be received during such Due Period) and not reinvested in additional Collateral Loans or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2 that, if received as scheduled, will be available in the Collection Account at the end of such Due Period and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Quarterly Payment Date or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2.

(g)             Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Loans or other amounts payable pursuant to this Agreement.

(h)             References in the Priority of Payments to calculations made on a “pro forma basis” or calculations requiring a determination that a Class of Loans is “the Controlling Party” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(i)              For purposes of calculating all Concentration Limitations, in the numerator and denominator of any component of the Concentration Limitations, Defaulted Loans will be treated as having a Maximum Principal Balance equal to zero.

(j)              Except as otherwise provided herein, Defaulted Loans will not be included in the calculation of the Collateral Quality Test.

(k)             For purposes of calculating the Coverage Tests, the Collateral Quality Test and the Concentration Limitations, capitalized or deferred interest (and any other interest that is not paid in cash) on Collateral Loans will be excluded.

(l)              References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s making of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase, receipt by contribution or the making thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Funding Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).

(m)            If the Borrower (or the Collateral Manager on behalf of the Borrower) and the Collateral Agent are notified by the administrative agent or other withholding agent or otherwise for the syndicate of lenders in respect of (x) any amendment, waiver, consent or extension fees related to any Collateral Loan or (y) commitment fees or other similar fees in respect of Revolving Collateral Loan or Delayed Funding Loan that any amounts associated therewith are subject to withholding tax imposed by any jurisdiction, the applicable Collateral Quality Test and the Coverage Tests shall be calculated thereafter net of the full amount of such withholding tax unless the related Obligor is required to make “gross-up” payments to the Borrower that cover the full amount of any such withholding tax on an after-tax basis pursuant to the underlying instruments with respect thereto.

(n)             For purposes of calculating compliance with any tests under this Agreement (including without limitation the Coverage Tests, the Collateral Quality Test, the Advance Rate Test, and the Concentration Limitations), the trade date the Borrower commits to acquire or dispose of the asset (and not the settlement date) with respect to any acquisition or disposition of a Collateral Loan or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred; provided that if any Funding or Contribution with respect to the acquisition of a Collateral Loan is anticipated to be drawn by the Borrower at a later date, such calculations on the trade date for such Collateral Loan will assume that the Funding or Contribution has occurred as of such trade date.

(o)             For the avoidance of doubt, a failure to satisfy the Eligibility Criteria upon the acquisition of a debt obligation or a breach of Section 5.11 shall not occur solely as a result of any property of an Obligor being subject to a Lien imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith.

(p)             For purposes of calculating the Principal Collateralization Amount, Discount Loans shall be allocated so as to result in the lowest possible calculation of the Principal Collateralization Amount.

(q)             References in this Agreement to the practices, policies and procedures of the Collateral Manager shall, at any time the Collateral Manager shall be the Parent Fund and the Parent Fund shall be advised by the Investment Adviser, be deemed to include the practices, policies and procedures of the Investment Adviser applicable to the Parent Fund.

(r)              For purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.5.

(s)             To the extent there is, in the reasonable determination of the Collateral Agent or Collateral Administrator, any ambiguity in the interpretation of any definition or term contained in this Agreement applicable to it or to the extent the Collateral Agent or the Collateral Administrator determines that more than one methodology can be used to make any of the determinations or calculations it is required to make set forth therein, the Collateral Agent or the Collateral Administrator shall be entitled to request written direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Agent and the Collateral Administrator, as applicable, shall follow such direction, and shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(t)              Any reference in this Agreement to an amount of the Collateral Agent’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days elapsed and a 360 day year prorated for the related Interest Period and shall be based on the aggregate face amount of the Pledged Collateral, in each case as of the first day of the related Due Period.

(u)             For purposes of calculating the Collateral Quality Test, DIP Loans will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for First Lien Loans.

(v)             For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

Section 1.4         Cross-References; References to Agreements. “Herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article or Section of, or Schedule or Exhibit to, this Agreement, and references in any Article, Section, Schedule or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule or definition. Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

Section 1.5         Reference to Secured Parties. In each case herein where any payment or distribution is to be made or notice is to be given to the “Secured Parties”, such payments and distributions in respect of the Lenders shall be made to the Collateral Agent and such notices in respect of the Lenders shall be made to the Administrative Agent.

Section 1.6         [Reserved].

Section 1.7         Benchmark Replacement Notification; Rates. Section 12.5(f) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or calculation of, or any other matter related to, any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.8         Conforming Changes Relating to the Benchmark. With respect to Term SOFR, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective upon consultation with the Borrower but without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

Article II

THE LOANS

Section 2.1         The Commitments. On the terms and subject to the applicable conditions hereinafter set forth, including, without limitation, Article III:

(a)             each Class A-R Lender severally agrees to make loans to the Borrower (each, a “Class A-R Loan”) in an aggregate principal amount outstanding at any one time up to but not exceeding, as applicable, (i) such Class A-R Lender’s Class A-R Commitment and (ii) as to all Class A-R Lenders, the Total Class A-R Commitment at such time; provided that, after giving effect to the making of such Class A-R Loans, the Advance Rate Test is satisfied at such time or, if not satisfied, the Advance Rate Test is maintained or improved; and

(b)             each Class A-T Lender severally agrees to make loans to the Borrower (each, a “Class A-T Loan”) on the Initial Date, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Class A-T Lender’s Class A-T Commitment and (ii) as to all Class A-T Lenders, the Total Class A-T Commitment at such time.

Each such borrowing of a Class A-R Loan on any single day is referred to herein as a “Class A-R Borrowing” and each such borrowing of a Class A-T Loan on the Initial Funding Date is referred to herein as a “Class A-T Borrowing”. Each of the Class A-R Borrowings and the Class A-T Borrowings are referred to herein collectively as a “Funding”.

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Class A-R Loans under this Section 2.1 and prepay Class A-R Loans under Section 2.7. Class A-T Loans, once repaid, may not be reborrowed.

Each Class A-R Lender severally agrees, on the last day of the Reinvestment Period to make a Class A-R Loan (and the Borrower hereby directs that such Class A-R Loan be made) in an amount equal to its Percentage Share of the Net Aggregate Exposure Amount as of the date such Loan is made (such Loan, the “Future Funding Reserve Loan”), but only to the extent that its Percentage Share does not exceed its Undrawn Commitment in respect of its Class A-R Loans. The Borrower shall deposit the proceeds of such Loans in the Revolver Funding Account such that the amounts on deposit in the Revolver Funding Account equal the Unfunded Amount.

Section 2.2         Funding of the Loans .

(a)             If the Borrower desires to request a Funding under this Agreement it shall give the Agents (and the Administrative Agent shall give each Lender) a written notice in substantially the form set forth on Exhibit B hereto (each, a “Notice of Funding”) not later than 1:00 p.m. New York City time on the Business Day of the requested Funding or, in the case of a Funding on the Initial Funding Date, not later than 11:00 a.m. New York City time on the Closing Date; provided that, in each case, the Administrative Agent may, on behalf of the Lenders, waive any notice requirement from time to time and agree in its sole discretion to provide such Loan on an expedited basis.

Each Notice of Funding shall be substantially in the form of Exhibit B hereto, denominated in Dollars, dated the date the request for the related Funding is being made, signed by an Authorized Officer of the Borrower and otherwise be appropriately completed (including an indication by the Borrower of the Class(es) proposed to be funded). The proposed Funding Date specified in each Notice of Funding shall be:

(i)              in the case of a Funding of Class A-R Loans, a Business Day falling during the Class A-R Commitment Period; and

(ii)             in the case of a Funding of Class A-T Loans, the Initial Funding Date.

The amount of the Funding requested in each Notice of Funding (the “Requested Amount”) shall be equal to (1) in the case of a Funding of Class A-R Loans, at least $250,000 and integral multiples of $1,000 in excess thereof (or, if less, the aggregate Undrawn Commitments in respect of the Class A-R Loans hereunder) and (2) in the case of a Funding of Class A-T Loans, the Total Class A-T Commitment.

Each Notice of Funding shall be irrevocable and effective upon receipt by the Administrative Agent.

(b)             Each Lender shall, not later than 1:00 p.m. (New York City time) on each Funding Date in respect of the Loans to be funded by it hereunder, make its Percentage Share of the applicable Requested Amount available to the Administrative Agent who shall, upon receipt, disburse such funds in Dollars to an account specified by the Borrower in the Notice of Funding or otherwise specified by the Borrower to the Administrative Agent at least five (5) Business Days prior to such Notice of Funding.

(c)             The failure of any Lender to fund any Loan on a Funding Date hereunder shall not relieve any other Lender of any obligation hereunder to fund any Loan on such date. Notwithstanding the foregoing and any other provision to the contrary contained herein, if any Lender shall have failed to fund its Percentage Share of a previously requested Loan on the applicable date of Funding and the Borrower provides a new Notice of Funding as a result of such failure to fund, then, in each such case, if necessary to make such Funding, the Borrower shall be permitted a single additional Funding without regard to the minimum funding limit set forth herein.

Section 2.3         Evidence of Indebtedness; Loan Notes.

(a)             Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Loans funded by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Loans made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.

(b)             The Administrative Agent shall maintain, in accordance with its usual practices, accounts in which it will record (i) the amount and Class of each Loan funded hereunder to the Borrower, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any principal sum paid by the Borrower hereunder and each Lender’s share thereof.

(c)             The entries maintained in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.3 shall, absent manifest error, be prima facie evidence of the existence and amounts of the Loans therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of a conflict between the entries maintained by a Lender and those maintained by the Administrative Agent, the records of the Administrative Agent shall control.

(d)             Any Lender may request that its Loans of any Class to the Borrower be evidenced by a Loan Note of such Class. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Loan Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and otherwise appropriately completed. Thereafter, the Loans of such Class of such Lender evidenced by such Loan Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.6) be represented by one or more Loan Notes of such Class payable to such Lender (or registered assigns pursuant to Section 12.6), except to the extent that such Lender (or registered assignee) subsequently returns any such Loan Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) of this Section 2.3. At the time of any payment or prepayment in full of the Loans evidenced by any Loan Note, such Loan Note shall be surrendered to the Administrative Agent promptly (but no more than 5 Business Days) following such payment or prepayment in full. Any such Loan Note shall be cancelled and shall not be reissued, and no Loan Note shall be issued in lieu of any prepaid principal amount of any Loan Note. If requested by any Lender in writing, the Borrower shall obtain a CUSIP or other loan identification number requested by such Lender that is customary for the nature of the Loans made hereunder.

(e)             With respect to any Class A-R Conversion Date (i) if the applicable Class A-R Lender holds a Loan Note evidencing its Class A-R Loans, such Lender shall provide prior written notice to the Administrative Agent (with a copy to the Collateral Agent) and cooperate with the Administrative Agent to either (A) deliver such Loan Note for cancellation to the extent that the Class A-R Commitment of such Class A-R Lender is terminated in full or (B) make a notation on Schedule 1 of such Loan Note to reduce the principal amount of the Class A-R Loan outstanding thereunder, in either case, in respect of any Converted Class A-R Loans, and simultaneously with any such delivery for cancellation or notation described in subclauses (A) and (B) above, the Administrative Agent shall cooperate with the applicable Lender to execute and deliver a Loan Note evidencing the Class A-T Loans in respect of the Converted Class A-R Loan that is payable to such Lender, and (ii) if the applicable Class A-R Lender does not hold a Loan Note evidencing its Class A-R Loans, the Administrative Agent shall make appropriate entries into the accounts to reflect the conversion of such Class A-R Loan (or portion thereof) into a Class A-T Loan.

Section 2.4         Maturity. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Stated Maturity.

Section 2.5         Interest Rates.

(a)             The Loans shall be SOFR Loans, except as otherwise provided in this Agreement, including without limitation, in the definition of “Applicable Rate” and Section 11.1.

(b)             Each Loan shall bear interest on the unpaid principal amount thereof, for each day such Loans are outstanding during each Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate with respect thereto. Such interest shall be payable for each Interest Period on the Quarterly Payment Date immediately following the end of such Interest Period and on the Stated Maturity.

(c)             In the event that, and for so long as, an Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by Applicable Law, overdue interest in respect of all Loans, shall bear interest for each day at the annual rate of the sum of (i) the Applicable Rate for such Loans for such day plus (ii) two percent (the “Post-Default Rate” for such Loans).

(d)             The Administrative Agent shall determine each Applicable Rate applicable to each Class of Loans hereunder and the interest payable with respect to each Class of Loans for any Interest Period or portion thereof pursuant to this Section 2.5 and the related definitions. The Administrative Agent shall give prompt notice to the Borrower, the participating Lenders, the Collateral Agent and the Collateral Administrator of each rate of interest (including the Applicable Rate) so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, the Collateral Agent, the Collateral Administrator or any Lender, deliver to the Borrower, the Collateral Agent, the Collateral Administrator or such Lender, as the case may be, a statement showing the quotations and demonstrating the calculations used by the Administrative Agent in determining any interest rate pursuant to this Section 2.5.

Section 2.6         Reduction, Termination and Conversion.

(a)             The Total Class A-R Commitment (and the Class A-R Commitment of each Class A-R Lender) shall be automatically reduced to zero at 5:00 p.m. (New York City time) on the last day of the Class A-R Commitment Period. Upon the funding of the Class A-T Loans on the Initial Funding Date as set forth in Section 2.1, the amount of the Total Class A-T Commitment shall be reduced to zero.

(b)             The Borrower shall have the right at any time to reduce (including a reduction in full that results in a termination of the Class A-R Commitments) the Total Class A-R Commitment by an amount specified by the Borrower (such amount, the “Class A-R Commitment Reduction Amount”) upon not less than two Business Days’ prior written notice, no later than 2:00 p.m. (New York City time) on such date (in substantially the form attached hereto as Exhibit K) to the Lenders, the Collateral Agent and the Administrative Agent of any reduction, which notice shall specify the effective date of such reduction, and on such effective date the Total Class A-R Commitment shall be reduced by the Class A-R Commitment Reduction Amount; provided that in the case of a reduction in full that results in a termination of the Class A-R Commitments, all amounts in respect of the Class A-R Loans due and payable under this Agreement and the other Loan Documents are satisfied in full, including without limitation all principal, interest and Administrative Expenses. Such notice of reduction (1) shall be effective only upon receipt, (2) shall permanently reduce (and, in the case of a reduction in full, shall terminate) the Class A-R Commitments of each Class A-R Lender on the date specified in such notice and (3) shall specify the Class A-R Commitment Reduction Amount; provided that no such reduction shall reduce the Total Class A-R Commitment below the aggregate principal amount of the Class A-R Loans at such time.

(c)             Each of the Total Class A-R Commitment (and the Commitment of each Class A-R Lender) and the Total Class A-T Commitment (and the Commitment of each Class A-T Lender), once terminated or reduced, may not be reinstated.

(d)             The Borrower will not reduce the Total Class A-R Commitment if, after giving effect to such reduction or termination, such reduction would result in a Commitment Shortfall.

(e)             If at any time prior to the two-year anniversary of the Closing Date, the Total Class A-R Commitment is reduced in whole or in part at the option or election of the Borrower (other than in connection with a termination of the Reinvestment Period), or the Class A-T Loans are prepaid in whole or in part at the option or election of the Borrower, the Borrower shall pay pursuant to Section 9.1 (for the account of the Lenders on a pro rata basis), a reduction fee (a “Reduction Fee”), as calculated by the Administrative Agent, equal to the product of (i) 0.01 multiplied by (ii) the amount of such reduction or prepayment, as applicable. Such Reduction Fee shall be payable on the date of the termination of this Agreement (in the event the Class A-R Commitment is reduced in whole and the Class A-T Loans are prepaid in whole) or on the first Quarterly Payment Date immediately succeeding the reduction of the Total Class A-R Commitments or prepayment of the or the Class A-T Loans (in the event the Class A-R Commitment is reduced in part or the Class A-T Loans are prepaid in part).

(f)              Conversion of Class A-R Loans to Class A-T Loans. At any time during the Class A-R Commitment Period, any Class A-R Lender may make a written request to the Administrative Agent on or before 2:00 p.m. (New York City time) five Business Days prior to the requested Class A-R Conversion Date (with notice to the Collateral Agent, the Borrower and the Collateral Manager) that any portion (such portion, the “Requested Conversion Portion”) of its Class A-R Loans outstanding be converted to a Class A-T Loan equal to such Requested Conversion Portion; provided, that no such Class A-R Conversion Date may occur between a Calculation Date and the related Quarterly Payment Date.

(g)             To the extent that (x) the Borrower and the Collateral Manager have provided their prior written consent (such consents not to be unreasonably withheld, conditioned or delayed) to conversion of the Requested Conversion Portion into a Class A-T Loan and (y) the Conversion Conditions are satisfied, in each case as of such Class A-R Conversion Date, then, on the applicable Class A-R Conversion Date, (A) the outstanding principal amount of the applicable Class A-R Lender’s Class A-R Loans shall be reduced by the Requested Conversion Portion and shall be converted into a Class A-T Loan equal to such Requested Conversion Portion and (B) the Class A-R Commitments of such Class A-R Lender shall be permanently reduced by such Requested Conversion Portion.

(h)             For all purposes hereunder, the Class A-R Loans converted on each Class A-R Conversion Date shall, as of such date, constitute and be referred to and treated for all purposes as a Class A-T Loans hereunder (each such converted Class A-R Loan referred to herein at times as a “Converted Class A-R Loan”). Any converting Class A-R Lender and the Borrower shall cooperate to evidence the repayment and cancellation of any related Loan Note evidencing such Class A-R Lender’s Class A-R Loans (or portion thereof) being converted into a Class A-T Loan, as well as the issuance of any related Loan Note evidencing the Class A-T Loans pursuant to Section 2.3(e).

(i)              Upon receipt of a notice of reduction from the Borrower pursuant to Section 2.6(b), the Administrative Agent shall promptly notify each Lender, of the contents thereof and of such Lender’s ratable share (if any) of such reduction, and such notice shall thereafter be revocable by written notice to the Administrative Agent by the Borrower no later than 10:00 a.m. (New York City time) one Business Day before the date set forth by the Borrower in the applicable notice of reduction as the reduction date. Upon the expiration of such time period, the notice of reduction shall be irrevocable.

(j)              All reductions of the Commitments pursuant to this Agreement shall be permanent, and the Commitments, once reduced, shall not be reinstated.

Section 2.7         Prepayments; Redemptions.

(a)             Prepayments or Redemption on Quarterly Payment Dates. If applicable pursuant to the Priority of Payments, the Loans may be prepaid in whole or in part on the applicable Quarterly Payment Date in accordance with Article IX.

(b)             Other Prepayments or Redemptions. Subject to the requirements that after giving effect to the proposed prepayment or redemption (x) there will be sufficient funds in the Collection Account to make all payments described in clauses (A) through (F) of Section 9.1(a)(i) on the next Quarterly Payment Date and (y) there is no Commitment Shortfall, on any Business Day that is not a Quarterly Payment Date:

(i)              (A)  the Borrower may, not later than 10:00 a.m. (New York City time) at least one Business Day prior to the day of the proposed prepayment, provide written notice (in substantially the form attached hereto as Exhibit K and which shall contain a certificate of an Authorized Officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.7(b) with respect to such proposed prepayment) to the Agents, prepay all or any portion of the Class A Loans then outstanding, without penalty or premium, by directing the Collateral Agent to pay to the account of the Class A Lenders the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Proceeds) together with accrued interest (including any accrued and unpaid interest amounts), if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds); provided that any prepayments of Class A Loans made pursuant to this clause (A) shall (x) result in the reduction and, as applicable, termination, of the Class A-R Commitments on a dollar-for-dollar basis and (y) be allocated between the Class A-R Loans and the Class A-T Loans based on, with respect to principal, the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis; and (B) on any Business Day during the Reinvestment Period, if each Coverage Test is in compliance after giving effect thereto, upon notice to the Agents not later than 10:00 a.m. (New York City time) at least one Business Day prior thereto, prepay all or any portion of the Class A-R Loans then outstanding by paying the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Proceeds) together with accrued interest, if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds); provided that the Borrower (or the Collateral Manager on behalf of the Borrower) may, at its option, instruct the Agents that such prepayment of Class A-R Loans shall result in a permanent reduction (or termination, as applicable) of the Class A-R Commitments, and absent such instruction any prepayments of the Class A-R Loans made pursuant to this clause (B) shall not result in any reduction in the Class A-R Commitments at such time and such prepaid amounts under the Class A-R Loans may be re-borrowed in accordance with the terms of this Agreement.

Each notice of such prepayment or redemption, as applicable, shall be effective upon receipt and shall be dated the date such notice is being given, signed by an Authorized Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Loans by the Borrower pursuant to this Section 2.7(b) shall in each case be in a principal amount of at least $250,000 per Class or a whole multiple of $10,000 in excess thereof or, if less, the entire outstanding principal amount of such Loans of the applicable Class. If a notice of such prepayment or redemption, as applicable, is given by the Borrower, the Borrower shall make such prepayment or redemption, as applicable, and the payment amount specified in such notice shall be due and payable on the date specified therein. All prepayments of Loans pursuant to this Section 2.7(b) shall be applied in accordance with the procedures set forth in Section 2.7(e) and shall not be subject to the Priority of Payments.

(c)             Upon receipt of a notice of prepayment from the Borrower pursuant to Section 2.7(b), the Administrative Agent shall promptly notify each Lender, of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall thereafter be revocable by written notice to the Administrative Agent by the Borrower no later than 10:00 a.m. (New York City time) one Business Day before the date set forth by the Borrower in the applicable notice of prepayment as the prepayment date. Upon the expiration of such time period, the notice of prepayment shall be irrevocable; provided that any such notice may provide that repayment shall be subject to and contingent on the consummation of alternative financing.

(d)             The Class A-T Loans, once prepaid, cannot be reborrowed

(e)             All prepayments of Loans hereunder shall be applied first to Class A Loans until all Class A Loans are repaid in full (and any deposits in the Revolver Funding Account required herein are made). All reductions of the Class A-R Commitments shall be applied to the Class A-R Commitments of each Class A-R Lender, ratably in accordance with their relevant applicable Percentage Shares, and all prepayments of the Loans or redemptions of any Class of Loans shall be applied to the outstanding principal amount of the Loans of such Class of each applicable Lender on a pro rata basis.

Section 2.8         General Provisions as to Payments.

(a)             The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, neither Agent shall be responsible for the failure of any Lender to make any Loan, and no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(b)             Except as otherwise provided in Section 2.7(b), all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, or interest on or other amounts owing in respect of, the Loans shall be made in Dollars pursuant to the Priority of Payments. All amounts payable to the Lenders, the Administrative Agent or the Collateral Agent under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the Lenders, the Administrative Agent or the Collateral Agent for the account of the Person entitled thereto. All payments hereunder or under the other Loan Documents shall be made, without setoff or counterclaim, in funds immediately available, to each Lender, the Administrative Agent or the Collateral Agent at its address referred to in Section 12.1 or other account as designated to the Borrower in writing. All payments hereunder or under the other Loan Documents to the Lenders, the Administrative Agent or the Collateral Agent shall be made not later than 3:00 p.m. (New York City time) on the date when due.

(c)             The Administrative Agent, pursuant to instructions and wiring information provided to the Administrative Agent by each Lender, shall promptly distribute to each Lender its ratable share, if any, of each payment received hereunder by the Administrative Agent from the Collateral Agent for the account of the Lenders without setoff or counterclaim. Whenever any payment of principal of, or interest on, the Loans or any other amount hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, even if such Business Day falls in another calendar month. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

Section 2.9         Upfront Fees. The Borrower will pay to the Structuring Agent on the Initial Funding Date, the Upfront Fee; provided that the Upfront Fee shall be fully earned on the Closing Date.

Section 2.10       Computation of Interest and Fees. Except as otherwise expressly provided herein, interest and fees payable pursuant to this Agreement shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All amounts payable hereunder shall be paid in Dollars.

Section 2.11       No Cancellation of Indebtedness. Notwithstanding anything to the contrary herein, no Loans may be cancelled, surrendered, abandoned or forgiven except for payment as provided herein.

Section 2.12       [Reserved].

Section 2.13       [Reserved].

Section 2.14       Increased Commitments; Additional Loans.

(a)             At any time during the Reinvestment Period, with the consent of the Administrative Agent in its sole discretion, the Borrower (or the Collateral Manager on its behalf) may propose to increase the Commitments of the existing Classes of Loans or add Commitments in respect of new Classes of Loans that are subordinate to each of the existing Classes of Loans (each such increase being an “Increased Commitment”) and to incur additional Loans of each such Class (on a pro rata basis with respect to each existing Class of Loans or, if additional Class A Loans are not being issued, on a pro rata basis for all existing Classes that are subordinate to the Class A Loans) by the making of additional Loans (“Additional Loans”), by written notice to the Agents and the Lenders; provided that (i) the Borrower shall comply with the requirements of Section 3.3 (including satisfaction of the Eligibility Criteria), (ii) the net proceeds of any Additional Loans are used (w) to purchase additional Collateral Loans, (x) to pay fees and expenses of the Agents in connection therewith and/or (y) as Principal Proceeds for purposes permitted hereunder, (iii) [reserved], (iv) the Class A Overcollateralization Ratio Test is maintained or improved after giving effect to such incurrence and (v) each of (x) the Controlling Parties and (y) each Lender so increasing its Commitment or the aggregate principal amount of its Loans has consented thereto (which may be in the form of an email).

(b)             The terms and conditions (other than the Applicable Margin) of the Increased Commitment and Additional Loans of each Class issued pursuant to this Section 2.14 shall otherwise be identical to those of the initial Loans of that Class (except that the interest due on the Additional Loans will accrue from the issue date of such Additional Loans). Interest on the Additional Loans will be payable commencing on the first applicable Quarterly Payment Date following the issue date of such Additional Loans. The Additional Loans of a Class will rank pari passu in all respects with the initial Loans of such Class.

(c)             Any Additional Loans and Increased Commitment issued pursuant to this Section 2.14 will be offered first to the existing Lenders in such amounts as are necessary to preserve their pro rata holdings of the Loans. To the extent that such existing Lenders do not respond affirmatively within five Business Days after the date of the offer for such Additional Loans and Increased Commitment, the Borrower may offer the Additional Loans and Increased Commitments that were previously offered to such existing Lenders to any other financial institution that is eligible at such time to be a Lender pursuant to the terms of this Agreement. For the avoidance of doubt, no consent will be required from any Lender that has not accepted the offer to increase its Commitment or the aggregate principal amount of its Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with an incurrence of Increased Commitments and Additional Loans pursuant to this Section 2.14, the Borrower and the Administrative Agent may make any amendments to this Agreement and the other Loan Documents in order to effectuate such Increased Commitments and Additional Loans, without the consent of any other parties. The Borrower shall provide notice of any such amendments to the Collateral Agent, the Custodian, the Collateral Administrator, the Collateral Custodian and the Lenders.

(d)             The issuance of Additional Loans shall be such that the cumulative amount of the Additional Loans shall be on a pro rata basis with respect to each existing Class of Loans.

(e)             Each additional Lender shall be an Approved Lender and, upon the making or incurrence of Additional Loans or the extension of an Increased Commitment, shall be deemed to be a Lender of the relevant Class for all purposes hereunder.

Section 2.15       [Reserved].

Section 2.16       Matrix. On the Closing Date, the Initial Matrix Point case set forth in the Matrix shall be applicable. During the Reinvestment Period, on one (1) Business Day’s written notice to the Agents (or such shorter time as may be acceptable to the Administrative Agent), the Collateral Manager may elect to have a different case apply or elect to interpolate (x) between adjacent Class A Overcollateralization Ratio Test rows, subject to compliance with the Advance Rate Test or (y) within the same Class A Overcollateralization Ratio Test row, between Collateral Quality Test levels, in each case on a straight-line basis and rounding the results to one decimal point (in the case of a Weighted Average S&P Recovery Rate level), two decimal points (in the case of a Class A Overcollateralization Ratio Test level and a Weighted Average Spread Test level) or the nearest whole number (in the case of each other test level); provided that (a) if each of the Diversity Test, the Weighted Average Rating Test, the Class A Overcollateralization Ratio Test, the Minimum S&P Recovery Rate Test, the Advance Rate Test (solely with respect to a new case between Class A Overcollateralization Ratio Test levels) and the Minimum Weighted Average Spread Test are satisfied, such tests are still in compliance based on the new case the Collateral Manager proposes to elect, or (b) if any of such tests are not in compliance based on the current case and would not be in compliance with any other case, the Collateral Manager may elect to have a different case apply so long as any such noncompliance with such tests would be maintained or improved based on the new case the Collateral Manager proposes to elect. After the Reinvestment Period, the case in effect on the last day of the Reinvestment Period shall apply.

Article III

CONDITIONS TO FUNDINGS

Section 3.1         Effectiveness of Commitments.

The effectiveness of the Commitments shall occur on the Closing Date provided that each of the following conditions is satisfied (or waived by the Administrative Agent and each Lender), each document to be dated the Closing Date (unless otherwise indicated) and delivered to the relevant Persons indicated below, and each document and other condition or evidence to be in form and substance reasonably satisfactory to the Administrative Agent:

(a)             The Agents shall have received counterparts of (i) this Agreement duly executed and delivered by all of the parties hereto and (ii) each of the other Loan Documents to be executed and delivered on the Closing Date duly executed and delivered by all of the parties thereto.

(b)             The Agents shall have received (i) proper financing statements in form suitable for filing (and the Borrower hereby consents to such filing by the Collateral Agent or the Administrative Agent) under the UCC in all jurisdictions that the Administrative Agent reasonably deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement and any other Loan Documents and (ii) copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any other transferor.

(c)             The Agents shall have received legal opinions (addressed to each of the Secured Parties) from (i) Dechert LLP, New York counsel to the Borrower, the Parent Fund and the Collateral Manager, including without limitation a true sale opinion relating to the Sale Agreement and a non-consolidation opinion and (ii) Alston & Bird LLP, counsel to the Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Custodian, each covering such matters as the Administrative Agent and its counsel shall reasonably request.

(d)             The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all of the Covered Accounts shall have been established and (ii) the Account Control Agreement shall have been executed and delivered by the respective parties thereto and shall be in full force and effect.

(e)             [reserved].

(f)              The Agents shall have received a certificate of an Authorized Officer of the Borrower:

(i)         to the effect that, as of the Closing Date (A) subject to any conditions that are required to be satisfactory or acceptable to any Agent and other than any conditions that are required to be satisfied as of the Closing Date, all conditions set forth in this Section 3.1 have been fulfilled; (B) all representations and warranties of the Borrower set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects; and (C) no Default has occurred and is continuing on the part of the Borrower;

(ii)        certifying as to and attaching (A) its Constituent Documents; (B) its resolutions approving this Agreement, the other Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect; and

(iii)      certifying that (1) the attached copy of the resolutions is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(g)             The Agents shall have received a certificate of an Authorized Officer of the Collateral Manager and the Parent Fund:

(i)         to the effect that, as of the Closing Date, all representations and warranties of the Collateral Manager and the Parent Fund set forth in each of the Loan Documents are true and correct in all material respects; and

(ii)        certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action approving the Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(h)             The Agents shall have received a certificate of the Borrower certifying that the Borrower does not have outstanding Indebtedness prior to the Closing Date, and is not at such time party to, any interest rate hedging agreements or currency hedging agreements.

(i)              If requested by any Lender in writing, the Administrative Agent shall have received evidence that the Borrower obtained a CUSIP or other loan identification number requested by such Lender that is customary for the nature of the Loans funded hereunder.

(j)              The Administrative Agent shall have received a secretary’s certificate from the Collateral Agent, which shall include the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party.

(k)             The Agents shall have received from the Borrower either (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an opinion of counsel of the Borrower, as applicable, that no other authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby, or (B) an opinion of counsel of the Borrower that no such authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby except as have been given.

(l)              All legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to the Borrower, the Administrative Agent, the Lenders and their respective counsel.

(m)            The Agents shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested; provided that sufficient notice of such request has been given to the Borrower (though nothing herein shall impose an obligation on any Agent to make any such request).

(n)             [Reserved.]

(o)             The Administrative Agent shall have received from the Borrower a satisfactorily completed Beneficial Ownership Certification.

(p)             The Borrower shall have provided to the Administrative Agent and the Collateral Agent a duly executed IRS Form W-9 or appropriate IRS W-8 (or other applicable tax form) and any documentation and other information reasonably requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(q)             The Agent and each Lender shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and anything else required by their applicable credit process.

Section 3.2         Borrowings and Issuance. The obligation of any Lender to make a Loan on the occasion of any Funding is subject to the satisfaction of the following conditions:

(a)             in the case of the Initial Funding Date hereunder:

(i)         the conditions precedent set forth in Section 3.1 hereof shall have been fully satisfied on or prior to the Closing Date;

(ii)        the Agents shall have received evidence satisfactory to the Administrative Agent and the Lenders that (x) the grant of security pursuant to the Granting Clause herein of all of the Borrower’s right, title and interest in and to the Collateral pledged to the Collateral Agent on the Closing Date and on the Initial Funding Date shall be effective in all relevant jurisdictions, (y) delivery of such Collateral in accordance with Section 8.9 (including any promissory notes, executed assignment agreements and Microsoft Word or portable document format (.pdf) copies of the principal credit agreement for each initial Collateral Loan, to the extent in the possession of the Borrower) to the Collateral Custodian shall have been, or will be, effected within the timing requirements of Section 8.9 and (z) the Collateral Agent (for the benefit of the Secured Parties) shall have a security interest in such Collateral;

(iii)       the Agents shall have received a certificate of an Authorized Officer of the Collateral Manager (which certificate shall include a schedule listing the Collateral Loans owned by the Borrower on the Initial Funding Date), to the effect that, in the case of each item of Collateral pledged to the Collateral Agent, on the Initial Funding Date and immediately prior to the delivery thereof on or prior to the Initial Funding Date, (A)(w) the Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens and those which have been released on or prior to the Initial Funding Date; (x) the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (w) above; (y) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than pursuant to this Agreement; and (z) the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (B) upon grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except in respect of any Permitted Lien or as otherwise permitted by this Agreement;

(iv)       the Administrative Agent shall have received evidence reasonably satisfactory to it that all amounts required to be deposited in any of the Covered Accounts as of the Initial Funding Date pursuant to Section 8.3 shall have been so deposited and evidence of the payment by the Borrower of all fees and expenses due and payable in connection with the Closing Date; and

(v)        the Borrower shall have paid all reasonable and documented fees and out-of-pocket expenses, costs and expenses of the Agents and their respective legal counsel mutually agreed upon by the parties hereto, in connection with the preparation, execution and delivery of this Agreement.

(b)             the Administrative Agent shall have received (x) a Notice of Funding as required by Section 2.2 and the conditions set forth in clause (c) below are met in connection with such Funding (as evidenced by the Notice of Funding) and (y) a schedule or other document setting forth (i) the intended use for the proceeds of such Funding (including the Collateral Loans intended to be acquired using such proceeds) and (ii) with respect to each such Collateral Loan, (A) the settlement date thereof and (B) the information set forth in items 8a, 8b, 8c, 8d, 8h, 8i, 8j, and 8k of Exhibit D;

(c)             immediately after giving effect to such Funding (and, for the avoidance of doubt, if any of the following limits would be exceeded on a pro forma basis, such Funding shall not be permitted):

(i)         in the case of a Class A-R Borrowing, (a) the aggregate outstanding principal amount of the Class A-R Loans shall not exceed the Total Class A-R Commitment as in effect on such Funding Date and (b) Advance Rate Test is satisfied or, if not satisfied, the Advance Rate Test is maintained or improved; and

(ii)        in the case of a Class A-T Borrowing, the aggregate outstanding principal amount of the Class A-T Loans shall not exceed the Total Class A-T Commitment as in effect on such Funding Date.

(d)             [reserved];

(e)             no Commitment Shortfall shall exist after giving effect to such Funding;

(f)              except in the case of Class A-R Loans obtained to fund Unfunded Amounts, immediately before and after such Funding, no Default shall have occurred and be continuing both before and after giving effect to the funding of such Loans;

(g)             except in the case of Class A-R Loans obtained to fund Unfunded Amounts, the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Funding (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the funding of such Loans;

(h)             except in the case of Class A-R Loans obtained to fund Unfunded Amounts, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the funding or repayment of the Loans or the consummation of the transactions among the Borrower, the Collateral Manager, the Lenders and the Agents contemplated by this Agreement;

(i)              except in the case of Class A-R Loans obtained to fund Unfunded Amounts, each of the Loan Documents remains in full force and effect and is the binding and enforceable obligation of the Borrower and the Collateral Manager, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders); and

(j)              in the case of any Loans obtained to fund the acquisition of any Collateral Loan, as determined as of the date of the related Notice of Funding but on a pro forma basis giving effect to such Funding and the application of the proceeds thereof to acquire such Collateral Loan, the Eligibility Criteria shall be satisfied with respect to such acquisition.

Section 3.3         Effectiveness of Increased Commitments; Additional Loans. The effectiveness of the Increased Commitments and the conditions to incurrence of Additional Loans shall be satisfied when each of the following conditions is satisfied (or waived by the Administrative Agent and each Lender), each document and other condition or evidence to be in form and substance reasonably satisfactory to the Administrative Agent:

(a)             The Agents shall have received a certificate of an Authorized Officer of the Borrower:

(i)              to the effect that, as of the Increased Commitment Date, (A) subject to any conditions that are required to be satisfactory or acceptable to any Agent, all conditions set forth in Sections 2.14 and 3.3 have been fulfilled; (B) all representations and warranties of the Borrower set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects; and (C) no Default has occurred and is continuing; and

(ii)             certifying as to and attaching (A) its Constituent Documents; (B) its resolutions approving this Agreement, the other Loan Documents to which it is a party and the transactions contemplated thereby, the Increased Commitments, the Additional Loans and any other matters related thereto; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(iii)            certifying that, immediately before and after giving effect to such Increased Commitments, clauses (c), (d) and (f) of the definition of “Eligibility Criteria” shall be satisfied.

(b)             The Agents shall have received legal opinions (addressed to each of the Secured Parties) from New York counsel to the Borrower and any other applicable jurisdictions (as determined by the Administrative Agent), dated the Increased Commitment Date, substantially in the form of the legal opinions delivered at the Closing Date, each with additions or deletions reflecting the Increased Commitments and Additional Loans.

(c)             [Reserved].

(d)             The Agents shall have received from the Borrower either (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an opinion of counsel of the Borrower, as applicable, that no other authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby, or (B) an opinion of counsel of the Borrower that no such authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby except as have been given.

(e)             No Commitment Shortfall shall exist after giving effect to such increase of the Commitments.

(f)              The Borrower shall have paid all fees and expenses (including reasonable fees and expenses of respective counsel to the Agents and the Lenders) in connection with such increase of the Commitments.

(g)             The Agents shall have received such other documents as they may reasonably require in connection with such increase of the Commitments; provided, that nothing in this clause shall imply or impose a duty on any Agent to require such other documents.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Administrative Agent and the Bank to execute and deliver this Agreement, each of the Lenders which may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date and as of the Initial Funding Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents, the making of the Loans and shall be deemed to be reaffirmed as of the date of each Funding and each Class A-R Conversion Date.

Section 4.1         Existence and Power. The Borrower is a limited liability company duly incorporated and validly existing and in good standing under the State of Delaware. The Borrower’s principal place of business is 320 S. Canal Street, Suite 4200, Chicago, IL 60606. The Borrower has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct it, and has been duly qualified and is in good standing (as applicable) in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

Section 4.2         Power and Authority. The Borrower has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and the performance of such Loan Documents to which it is a party. The Borrower has duly executed and delivered each such Loan Document, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4.3         No Violation. Neither the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions among the Borrower, the Collateral Manager, the Lenders and the Agents contemplated by the Loan Documents (i) will contravene in any material respect any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict, in any material respect, with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, agreement, lease, instrument or undertaking to which the Borrower is a party or by which it or any of its property or assets is bound or to which it is subject (except Permitted Liens), or (iii) will contravene the terms of any organizational documents of the Borrower, or any amendment thereof.

Section 4.4         Litigation. There is no action, suit or proceeding (i) pending against the Borrower or the Collateral Manager; or (ii) to the actual knowledge of a Senior Authorized Officer of the Borrower or the Collateral Manager, threatened against or adversely affecting, (x) the Borrower or the Collateral Manager or (y) the Loan Documents or any of the transactions contemplated by the Loan Documents, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.5         Compliance with ERISA.

(a)             The Borrower neither sponsors, maintains or contributes to (or has an obligation to contribute to), or in the past five years has sponsored, maintained or contributed to (or had an obligation to contribute to), or has any liability or obligation with respect to, any Plan or any Multiemployer Plan and no any member of its ERISA Group sponsors, maintains or contributes to (or has an obligation to contribute to), or in the past five years has sponsored, maintained or contributed to (or had an obligation to contribute to), or has any liability or obligation with respect to, any Plan or any Multiemployer Plan that, in each case, would reasonably be expected to result in a Material Adverse Effect.

(b)             The assets of the Borrower are not treated as “plan assets” for purposes of Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law and the Collateral is not deemed to be “plan assets” for purposes of Section 3(42) of ERISA or the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law that would result in the entering into or performance of this Agreement and the transactions contemplated hereby being a violation of such Similar Law. The Borrower has not taken, or omitted to take, any action which would result in any Collateral being treated as “plan assets” for purposes of Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law that would result in a violation of Similar Law or the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

Section 4.6         [Reserved].

Section 4.7         Taxes. The Borrower has filed or caused to be filed all Tax returns and reports required to be filed by it and has paid all material Taxes, assessments, fees, and other governmental charges levied or imposed on it or its property, income or assets (other than any de minimis amounts) except such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided. As of the Closing Date, the Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes.

Section 4.8         Full Disclosure.

(a)             All written information, reports, certificates and statements furnished by the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (in each case, excluding financial projections, pro forma financial information and other forward looking information), in each case, is true, complete and correct in all material respects (or, with respect to information of a general economic or general industry nature or information received from an Obligor or other third party, is true and correct in all material respects to the knowledge of the Borrower or the Collateral Manager) as of the date such information is stated or certified, after giving effect to all written updates provided by the Borrower or on its behalf to any such Secured Party.

(b)             With respect to any written information relating to financial projections, pro forma financial information and other forward-looking information that has been delivered by or on behalf of the Borrower to any Secured Party, the Borrower represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon assumptions the Borrower and, if applicable, the Collateral Manager believed to be reasonable and accurate at the time made; it being recognized by the Secured Parties that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(c)             On the Closing Date, the information included in the Beneficial Ownership Certification provided by the Borrower is true and correct in all respects.

Section 4.9         Solvency. On the date of each Funding, and after giving effect to the transactions contemplated by the Loan Documents, the Borrower will be solvent.

Section 4.10       Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions of this Agreement and the other Loan Documents. No part of the proceeds of any Loans will be used by the Borrower to purchase or carry any Margin Stock. The funding of any Loans will not violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

Section 4.11       Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document to which the Borrower is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 4.12       Investment Company Act. Neither the Borrower nor the pool of Collateral is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.

Section 4.13       Representations and Warranties in Loan Documents. All representations and warranties made by the Borrower in the Loan Documents to which it is a party are true and correct in all material respects as of the date of this Agreement and as of any date that Borrower is deemed to reaffirm the same under this Agreement (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

Section 4.14       Ownership of Assets. The Borrower owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except Permitted Liens.

Section 4.15       No Default. No Default exists under or with respect to any Loan Document. The Borrower is not in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.16       [Reserved].

Section 4.17       Subsidiaries/Equity Interests. The Borrower (a) has no Subsidiaries and (b) owns no Equity Interest in any other entity except equity received in connection with the exercise of remedies against an Obligor or through a restructuring of the Obligor, subject to Section 10.1(a)(iv) (or, for the avoidance of doubt, any equity in a vehicle created to hold any such received equity).

Section 4.18       [Reserved].

Section 4.19       Representations Concerning Collateral.

(a)             Upon each transfer of Collateral in the manner specified in Section 8.9 and after the other actions described in Section 8.9 have been taken by the appropriate parties, the Collateral Agent in accordance with Section 8.9, for the benefit of the Secured Parties, will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to § 9-315(c) of the UCC), which security interest shall be prior to all other interests in such Collateral, other than certain Permitted Liens that are prior to the security interest of the Secured Parties by operation of law and Liens in favor of the Custodian or Securities Intermediary granted pursuant to this Agreement and any other Loan Document. No filings other than those described or referred to in Section 8.9 or any other action other than those described in Section 8.9 will be necessary to perfect such security interest.

(b)             Immediately before giving effect to each transfer of Collateral Loans, Eligible Investments and other Collateral by the Borrower to the Collateral Agent in accordance with Section 8.9, the Borrower will be the beneficial owner of such Collateral Loans, Eligible Investments and other Collateral, and the Borrower will have the right to receive all Collections on such Collateral Loans, Eligible Investments and other Collateral, in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.

(c)             All of the Obligors and administrative agents, as applicable, in respect of the Collateral Loans, or Selling Institutions in respect of Participation Interests, have been instructed to make payments to the Collection Account.

Section 4.20       Ordinary Course. Each repayment of principal or interest under this Agreement shall be (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (y) made in the ordinary course of business or financial affairs of the Borrower.

Section 4.21       Anti-Money Laundering Laws. The Borrower is in compliance, in all material respects, with all Anti-Money Laundering Laws. No investigations, inquiries or other proceedings against the Borrower concerning or relating to Anti-Money Laundering Laws are pending or, to the knowledge of the Borrower, threatened that would reasonably be expected to have a Material Adverse Effect.

Section 4.22       Anti-Corruption Laws. The Borrower represents and warrants that each Covered Person, and its directors and officers, and any employee or, to the best knowledge of the Borrower, Affiliate acting on behalf of such Covered Person, is not in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. Each Covered Person is subject to policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

Section 4.23       Material Adverse Effect. Since the date of formation, no event or condition has occurred with respect to the Borrower that constitutes a Material Adverse Effect.

Section 4.24       Sanctions Laws. The Borrower represents and warrants that each Covered Person, and its directors and officers, and any employee or Affiliate acting on behalf of such Covered Person: (a) is not a Sanctioned Person, (b) is not in violation of applicable International Trade Laws and (c) is not the target of any Sanctions. The Borrower represents and warrants that each Covered Person, and its directors and officers, and any employee or, to the best knowledge of the Borrower, Affiliate acting on behalf of such Covered Person, does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person. Each Covered Person is subject to policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. The Borrower represents and warrants that it is and shall remain in compliance with all applicable U.S. laws and regulations governing outbound investments, including but not limited to: (a) Executive Order 14105 (Addressing U.S. Investments in Certain National Security Technologies and Products in Countries of Concern); (b) regulations issued by the US Department of the Treasury’s Office of Investment Security under 31 CFR.; (c) The International Emergency Economic Powers Act (50 USC Section 1701 et seq.); (d) The Export Control Reform Act (50 USC 4801 et seq.); and (e) any other applicable U.S. laws restricting outbound investments in technologies critical to national security.

Article V

AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as any Lender has any Commitment hereunder or any other Loan Document or any Obligations remain unpaid, and unless the Administrative Agent shall otherwise consent in writing:

Section 5.1         Information. The Borrower (or an agent acting on its behalf) will deliver the following to the Administrative Agent (and the Administrative Agent shall furnish copies thereof to each of the Lenders):

(a)             (i)(x) within two Business Days after a Senior Authorized Officer of the Borrower obtains actual knowledge of any Event of Default and (y) within five Business Days after a Senior Authorized Officer of the Borrower obtains actual knowledge of any Default, in each case if such Default or Event of Default is then continuing, a certificate of such Senior Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (ii) promptly and in any event within five Business Days after a Senior Authorized Officer obtains knowledge thereof, notice of any (x) litigation or governmental proceeding pending or actions threatened against the Borrower or its rights in the Collateral Loans or other Collateral which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (y) any other event, act or condition specific to the Borrower (and for the avoidance of doubt, not including any information of a general economic or industry-wide nature) which has had or would reasonably be expected to have a Material Adverse Effect; and (iii) promptly after a Senior Authorized Officer of the Borrower obtains knowledge that any loan included in the Collateral does not qualify as a “Collateral Loan,” notice setting forth the details with respect to such disqualification;

(b)             to the extent permitted by Applicable Law, promptly upon the sending thereof, copies of all reports, notices or documents that the Borrower sends to any governmental body, agency or regulatory authority (excluding routine filings) and not otherwise required to be delivered hereunder;

(c)             not later than the 10th Business Day after the Collateral Report Determination Date for each calendar month (or if such day is not a Business Day, the next succeeding Business Day), a report (determined on a trade date basis) concerning the Collateral Loans and Eligible Investments (the “Collateral Report”); the first Collateral Report shall be delivered in June 2026; the Collateral Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments described in Exhibit D, and shall be determined as of the Collateral Report Determination Date for such calendar month (and, for the avoidance of doubt, the Collateral Report may be combined with the Quarterly Payment Date Report for any calendar month in which a Quarterly Payment Date occurs);

(d)             on each Quarterly Payment Date, a Quarterly Payment Date Report in accordance with Section 9.1(c);

(e)             from time to time such additional information regarding the Collateral or the financial position or business of the Borrower as the Agents, on either their own initiative or at the request of the Administrative Agent or the Controlling Parties, may reasonably request in writing;

(f)              the Related Contracts in the Borrower’s possession promptly upon receipt thereof; provided, that the Borrower’s delivery obligation in this clause (f) may be satisfied by providing the Administrative Agent, the Collateral Agent and the Collateral Administrator with access to the Borrower’s data room containing the Related Contracts; and

(g)             within five Business Days of the receipt thereof, written notice of the occurrence of an event that would permit the termination of the Collateral Management Agreement, or the replacement of the Collateral Manager under the Collateral Management Agreement, as applicable.

Section 5.2         Payment of Obligations. The Borrower will file all Tax returns required to be filed by it, and will pay and discharge, at or before maturity, all its respective material obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties or assets is bound and any Tax liabilities, except (a) where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP appropriate reserves for the accrual of any of the same or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.3         Good Standing. The Borrower will remain qualified to do business and in good standing (as applicable) in every jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

Section 5.4         Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws except where the necessity of compliance therewith is contested in good faith by appropriate proceedings. The Borrower will comply in all respects with all Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 5.5         Inspection of Property, Books and Records; Audits; Etc. The Borrower will keep proper books of record and accounts in which full, true and correct entries in all material respects in accordance with GAAP shall be made of all material financial matters and transactions in relation to its business and activities.

Section 5.6         Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, its rights, and its privileges, obligations, licenses and franchises, except, other than with respect to its existence, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.7         Subsidiaries/Equity Interest. The Borrower shall not directly or indirectly own any Subsidiaries or any Equity Interest in any entity other than as otherwise permitted pursuant to Section 4.17.

Section 5.8         Investments.

(a)             The Borrower shall not make any investment other than in Collateral Loans or Eligible Investments; provided that the Borrower may own Defaulted Loans, Equity Securities and other Collateral solely as expressly permitted by the terms of this Agreement. On and after the Closing Date through the end of the Reinvestment Period, the Borrower shall not acquire any debt obligation unless, at the time of such acquisition and after giving effect thereto, the Eligibility Criteria are satisfied with respect to the debt obligations so acquired. The Borrower shall not acquire or fund any debt obligations after the Reinvestment Period except for (i) the funding of Exposure Amounts of Revolving Collateral Loans and Delayed Funding Loans that were acquired prior to the end of the Reinvestment Period, (ii) the acquisition of a Collateral Loan where the commitment to make such acquisition was made prior to the end of the Reinvestment Period, so long as such commitment provided for settlement in accordance with customary procedures in the relevant markets, but in any event for a settlement period no longer than three months following the date of such commitment, and (iii) debt obligations acquired or received in connection with an insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event of or with respect to an Obligor of a Collateral Loan held by the Borrower.

(b)             The Borrower shall not at any time obtain or maintain title to any real property or obtain or maintain a controlling interest in an entity that owns any real property (except for Equity Securities that are acquired as a result of the restructuring of a Collateral Loan so long as the Borrower directs the Collateral Agent to sell any such Equity Security pursuant to Section 10.1(a)(iv)).

(c)             The Borrower shall not commit to acquire any Collateral Loan if such acquisition would be in contravention of the terms of this Agreement or the Sale Agreement.

Section 5.9         Restriction on Fundamental Changes.

(a)             The Borrower shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets (other than dispositions permitted under this Agreement), or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Loan Documents (including in connection with the payment in full of the Obligations).

(b)             Without the consent of the Administrative Agent, it shall not (i) amend or modify any special purpose provisions or any other provisions of its Constituent Documents in any manner that could reasonably be expected to result in a Material Adverse Effect, (ii) take any action inconsistent with its Constituent Documents and (iii) amend, modify or waive any non-ministerial term or provision in any Loan Document (other than in accordance with any provision thereof requiring the consent of the Administrative Agent or all or a specified percentage of the Lenders).

Section 5.10       ERISA. The Borrower shall not establish, maintain or contribute to, or be required to contribute to, any Plan or Multiemployer Plan or become a guarantor with respect to any such plan, and no member of its ERISA Group shall establish, maintain or contribute to, or be required to contribute to, any Plan or Multiemployer Plan or become a guarantor with respect to any such plan that would reasonably be expected to result in a Material Adverse Effect. The Borrower shall ensure that no transfer of any interest in the Borrower will cause the assets of the Borrower to be treated as “plan assets” for purposes of Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law as to which the entering into or performance of this Agreement and the transactions contemplated hereby would result in a violation of Similar Law.

Section 5.11       Liens. The Borrower shall not at any time directly or indirectly create, incur, assume or permit to exist, on any of its property, any Lien for borrowed monies or any other Lien except for Permitted Liens.

Section 5.12       Business Activities. Following the Closing Date, the Borrower shall not engage in any business activity other than (i) the making, acquisition, selling and maintenance of Collateral Loans and the ownership of Equity Interests, (ii) receiving capital contributions (whether in the form of Cash or Collateral Loans) from its equityholders, (iii) making distributions to its equityholders pursuant to Section 5.29, and (iv) any other activities expressly permitted by this Agreement and the other Loan Documents, in each case in compliance with the terms of this Agreement and the other Loan Documents.

Section 5.13       Fiscal Year; Fiscal Quarter. The Borrower shall not change its fiscal year or any of its fiscal quarters, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.14       Margin Stock. None of the proceeds of any Loans will be used by the Borrower, directly or indirectly, for the purpose of buying or carrying any Margin Stock.

Section 5.15       Indebtedness. The Borrower shall not incur or suffer to exist any Indebtedness other than the Obligations.

Section 5.16       Use of Proceeds. The Borrower shall use the proceeds of the Loans solely (a) for the acquisition of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the acquisition of Collateral Loans committed to during the Reinvestment Period), (b) to fund Exposure Amounts, (c) to pay fees and expenses incurred with the closing and execution of this Agreement and the other Loan Documents, and (d) to fund the distribution described in Section 5.29(ii) or Section 5.29(iii), as applicable.

Section 5.17       Bankruptcy Remoteness; Separateness.

(a)             Limited Purpose Entity.

(i)              The Borrower at all times since its incorporation has been, and will continue to be, a Delaware limited liability company. The Borrower at all times since its incorporation has been, and will continue to be, duly qualified in its jurisdiction of incorporation and each other jurisdiction in which such qualification was or may be necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction would not reasonably be expected to have a Material Adverse Effect;

(ii)             the Borrower at all times since its incorporation has complied, and will continue to comply, with the provisions of its Constituent Documents and the laws of the jurisdiction of its incorporation relating to limited liability companies formed under the laws of the State of Delaware;

(iii)            all customary formalities regarding the existence of the Borrower have been observed at all times since its incorporation and will continue to be observed;

(iv)            the Borrower has been adequately capitalized at all times since its incorporation and will continue to be adequately capitalized in light of the nature of its business; and

(v)             the Borrower has not any time since its incorporation assumed or guaranteed, and will not assume or guarantee, the liabilities of any other Persons (other than (x) pursuant to the Loan Documents, (y) the obligations of any agent under any Related Contracts and (z) any reimbursement obligation or indemnity in favor of its officers or directors; provided that any such reimbursement obligation or indemnity shall be subject to the Priority of Payments).

(b)             Separate Existence. Except for financial reporting purposes (to the extent consolidated reports including the Borrower are required by generally accepted accounting principles) and for federal income tax purposes if required by the Code and regulations thereunder, and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, the Parent Fund shall take all steps necessary to continue the identity of the Borrower as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Parent Fund, its Affiliates or any other Person, and that the Borrower is not a division of the Parent Fund, its Affiliates or any other Person. In that regard, the Borrower has at all times since its formation complied with the separateness covenants set forth in its limited liability company agreement as in effect at any such time, and from and after the Closing Date shall not:

(i)              commingle its assets with the assets of the Parent Fund, of any of its Affiliates or of any other Person or fail to hold its assets in its own name or in the name of a trustee, custodian or other agent on its behalf;

(ii)             fail to maintain its records and accounts, separate and apart from those of any other Person and in a manner that will be sufficient, among other things, to permit the Borrower to identify and account for its assets and liabilities separately from the assets and liabilities of the Parent Fund, of any of its Affiliates or of any other Person;

(iii)            incur any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness and other obligations owing under the Loan Documents, except for fees, expenses, and trade and other payables incurred in the ordinary course of its business which are paid when due;

(iv)            guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person

(v)             pledge or permit the pledge of its assets to secure the obligations of any Person other than the Borrower or otherwise make any of its assets available to satisfy the claims of any creditor of any Person other than the Borrower;

(vi)            fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(vii)           fail to pay its debts, liabilities and expenses only from its own funds and other assets;

(viii)          fail to correct any known misunderstandings regarding the separate identity of the Borrower from the Parent Fund, any of its respective Affiliates or any other Person;

(ix)             fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other Person is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including the Parent Fund, any of its Affiliates or any other Person);

(x)              fail to act solely in its own name and through its Parent Fund (in its capacity as the managing member of the Borrower) or its duly authorized officers, authorized signatories or agents in the conduct of its business;

(xi)            except as may be required by the Code and regulations thereunder or other applicable state or local tax law, hold itself out as or be considered as a department or division of the Parent Fund, of any of its Affiliates or of any other Person;

(xii)            fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and the regulations thereunder, and fail to pay any taxes required to be paid under applicable law;

(xiii)           fail to maintain proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower, and separate financial statements showing its assets and liabilities, in each case separate and apart from those of any other Person, provided, however, that the Borrower’s assets may be included in a consolidated financial statement of the Parent Fund, provided that (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from the Parent Fund and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of the Parent Fund or any other Person (other than the Borrower) and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xiv)           fail to either maintain a sufficient number of officers, authorized signatories, employees or other personnel (which could be zero), and/or engage sufficient service providers, agents or other Persons (including the Parent Fund and any of its Affiliates), in light of its contemplated operations;

(xv)           fail to allocate fairly and reasonably any overhead expenses that are shared with the Parent Fund or any of its Affiliates;

(xvi)          to the extent used in its business, fail to use separate stationery, invoices, and checks bearing its own name;

(xvii)         acquire obligations or securities of, or make any loans or advances to, or pledge its assets to secure the obligations of the Parent Fund or any of its Affiliates;

(xviii)        except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unrelated third parties or as otherwise permitted under applicable law; provided that nothing in this Section 5.17(b)(xviii) shall prohibit distributions permitted under this Agreement;

(xix)           to the fullest extent permitted by applicable law and except as permitted by its Constituent Documents, seek its merger, division, dissolution or winding up in whole or in part;

(xx)            fail to observe applicable Delaware limited liability company formalities or fail to comply with its Constituent Documents;

(xxi)           fail to maintain the Borrower’s minutes, resolutions, written consents and other actions authorizing the transactions entered into by the Borrower as its official records, in a manner that permits them to be separately identified from the records of the Parent Fund or any Affiliate thereof; or

(xxii)          fail at any time to have at least one (1) Independent Manager (as such term is defined in its Constituent Documents) except while a vacancy is being filled as required by its Constituent Documents.

Section 5.18       Maturity Amendments. The Borrower (or the Collateral Manager on the Borrower’s behalf) shall be authorized to consent to any amendment, waiver or other modification to any Collateral Loan, including any amendment, waiver or modification that would extend the stated maturity date thereof (a “Maturity Amendment”); provided, that neither the Borrower nor the Collateral Manager on the Borrower’s behalf may agree to any Maturity Amendment unless, as determined by the Collateral Manager, (a) the Maximum Weighted Average Life Test will be satisfied, or if not satisfied, will be maintained or improved after giving effect to such Maturity Amendment and (b) the stated maturity of the Collateral Loans that is the subject of such Maturity Amendment is not later than the earliest Stated Maturity of the Loans; provided further that clause (a) in the preceding proviso shall not apply if the Borrower (or the Collateral Manager on the Borrower’s behalf) either (i) did not consent to such Maturity Amendment or (ii) provided its consent in connection with the workout or restructuring of such Collateral Loan as a result of the financial distress, or an actual or imminent bankruptcy or insolvency, of the related Obligor; provided, further, that neither the Borrower nor the Collateral Manager on the Borrower’s behalf may agree to any Maturity Amendment unless, at the time of such Maturity Amendment, the aggregate outstanding principal balance of all Collateral Loans that have been subject to Maturity Amendments and are not required to comply with clause (a) in the second preceding proviso as a result of clause (ii) in the preceding proviso at any time from the Initial Funding Date to such date does not exceed 10.0% of the Reinvestment Target Par Balance unless otherwise consented to by the Administrative Agent.

Section 5.19       Hedging.

(a)             The Borrower may, at any time and from time to time, enter into any Interest Hedge Agreements (subject in each case to the prior written consent of the Controlling Parties). The Borrower will not amend or replace any Interest Hedge Agreement unless the Controlling Parties have provided prior written consent to such amendment or replacement. The Borrower (or the Collateral Manager on behalf of the Borrower) shall promptly provide written notice of entry into, and the amendment or replacement of, any Interest Hedge Agreement to the Agents and the Lenders. Notwithstanding anything to the contrary contained herein, the Borrower (or the Collateral Manager on behalf of the Borrower) shall not enter into any Interest Hedge Agreement (A)  unless it obtains written advice of counsel that (1) the written terms of the derivative directly relate to the Collateral Loans and (2) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Loans and the Loans and (B) that would cause the Borrower to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act unless (i) the Collateral Manager is registered as a “commodity pool operator” as defined in Section 1(a)(11) of the Commodity Exchange Act and “commodity trading advisor” as defined in Section 1(a)(12) of the Commodity Exchange Act with the CFTC or (ii) with respect to the Borrower as the commodity pool, the Collateral Manager would be eligible for an exemption from registration as a commodity pool operator and commodity trading advisor and all conditions for obtaining the exemption have been satisfied.

(b)             Each Interest Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 12.15. Each Interest Hedge Counterparty shall be required to satisfy, at the time that any Interest Hedge Agreement to which it is a party is entered into, the then-current Moody’s criteria for hedge counterparties with respect to any Interest Hedge Agreements. Payments with respect to any Interest Hedge Agreements shall be subject to the Priority of Payments specified in Section 9.1(a) and Section 6.4. Each Interest Hedge Agreement shall contain an acknowledgement by the Interest Hedge Counterparty that the obligations of the Borrower to the Interest Hedge Counterparty under the relevant Interest Hedge Agreement shall be payable in accordance with the Priority of Payments specified in Section 9.1(a) and Section 6.4 and the Borrower shall use its commercially reasonable efforts to provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.

Section 5.20       Title Covenants. The Borrower covenants that at no time shall it:

(a)             create, permit or suffer to be created any Lien or security interest in the Collateral other than Permitted Liens; or

(b)             except as otherwise expressly permitted herein sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein.

The Borrower further covenants and agrees to defend the Collateral against the claims and demands of all other parties to the extent necessary to preserve the first-priority security interest (subject to Permitted Liens) of the Collateral Agent in the Collateral.

Section 5.21       Further Assurances.

(a)             The Borrower shall at its sole expense file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request from time to time to register in the name of the Collateral Agent or its nominee, and to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of the Secured Parties in, the Collateral or any part thereof, or to give effect to the rights, powers and remedies of the Collateral Agent hereunder, including but not limited to execution and delivery of financing statements. The Borrower shall be obligated to perform its obligations under this Agreement notwithstanding the ability of the Collateral Agent to take such actions pursuant to the provisions of Section 5.23, including, without limitation, the filing of any UCC continuation statements.

(b)             On or before the fifth anniversary of the Closing Date, and each five year anniversary thereafter, the Borrower shall furnish to the Collateral Agent an opinion of counsel stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Agreement with respect to the Collateral remains a valid and perfected first priority lien in favor of the Collateral Agent for the benefit of the Secured Parties and stating what action, if any, needs to be taken to retain the validity and perfection of such lien for the following five-year period.

Section 5.22       Costs of Transfer; Taxes; and Expenses.

(a)             The Borrower shall pay or cause to be paid all transfer Taxes and other costs incurred in connection with all transfers of Collateral. For the avoidance of doubt, any amounts paid pursuant to this Section 5.22(a) shall not be duplicative of amounts paid pursuant to Section 11.4.

(b)             Without duplication of any other provision of this Agreement, the Borrower agrees to pay the Collateral Agent the reasonable and documented out-of-pocket costs and expenses, including but not limited to reasonable and documented attorneys’ fees and other charges, incurred by the Collateral Agent in connection with making collections on any Collateral.

Section 5.23       Collateral Agent May Perform.

(a)             If the Borrower fails to perform any agreement contained herein to be performed by it, the Collateral Agent may, upon the written instructions of the Administrative Agent or the Controlling Parties, itself file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Administrative Agent or the Controlling Parties may determine to be necessary or desirable from time to time to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of itself and the Secured Parties and otherwise perform, or cause performance of, any other such actions as the Administrative Agent or the Controlling Parties shall determine is necessary or desirable, and the reasonable and documented, including out-of-pocket, fees and expenses of the Collateral Agent (including without limitation, fees and expenses of its counsel, agents and experts) that the Lenders incurred in connection therewith shall be payable by the Borrower and shall be part of the Secured Obligations, subject to and in accordance with the Priority of Payments.

(b)             The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 5.24       Notice of Name Change. The Borrower shall give the Agents not less than 30 days’ notice of any change of its name and not less than 30 days’ notice of any change of its principal place of business and will take all steps necessary to preserve the first priority perfected security interest of the Collateral Agent in the Collateral. The Borrower shall not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Administrative Agent.

Section 5.25       Delivery of Related Contracts. The Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver via the Borrower’s data room copies of all Related Contracts in its possession to the Collateral Custodian within five Business Days of the Borrower’s acquisition of the related Collateral Loan, which the parties hereto agree shall satisfy the requirement to deliver such Related Contracts (other than any Custodial Documents) pursuant to Article XIV so long as the Agents have received proper financing statements as required under Section 3.1(b) and the Borrower has otherwise complied with its obligations under Section 6.3(f).

Section 5.26       Filing Fees, etc. The Borrower agrees (a) to pay or to reimburse the Agents for any and all amounts in respect of all search, filing, recording and registration fees and other similar imposts which are payable in respect of the execution, delivery, performance and enforcement of this Agreement and the other Loan Documents and (b) to hold the Agents harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees. The obligations of the Borrower under this Section 5.26 shall survive the termination of the other provisions of this Agreement or the resignation or removal of the Agents. For the avoidance of doubt, any amounts paid pursuant to this Section 5.26 shall not be duplicative of amounts paid pursuant to Section 12.3.

Section 5.27       Delivery of Proceeds. In the event that the Borrower receives any payments in respect of or other proceeds of Collateral Loans or other Collateral or any capital contribution, the Borrower shall pay such payments or other proceeds to the Collateral Agent promptly and, in no event, later than two Business Days after the Borrower’s receipt thereof.

Section 5.28       Performance of Obligations. The Borrower shall timely and fully comply with and perform in all material respects its obligations under the Related Contracts in accordance with the terms thereof, except to the extent that failure to do so could not reasonably be expected to impair the value or collectability of such Collateral Loans or other Collateral.

Section 5.29       Limitation on Dividends. The Borrower shall not declare or make any direct or indirect distribution, dividend or other payment to any person on account of any Equity Interests in the Borrower or any other similar interests or securities of the Borrower, except for distributions made (i) pursuant to Sections 6.4, 8.3(e) and 9.1, (ii) subject to satisfaction of the Distribution Overcollateralization Ratio Test, of Collateral Loans or Cash constituting the proceeds of any Loan or Principal Proceeds, (iii) that are Permitted RIC Distributions, made solely as set forth in Section 9.1(a) and subject to the restrictions set forth in the definition thereof, and (iv) pursuant to a one-time distribution to the Parent Fund in connection with the Initial Funding Date.

Section 5.30       [Reserved].

Section 5.31       Amendments to Loan Documents. The Borrower shall not amend any Loan Document except pursuant to the terms thereof and Section 12.5 of this Agreement.

Section 5.32       Transactions With Affiliates. The Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless (a) the terms and conditions of any such transaction are no less favorable to the Borrower than the terms it would obtain in a comparable, timely transaction with a non-Affiliate (other than (i) the payment of any amounts owing to the Collateral Manager under the Loan Documents, (ii) receipt of funds from the Parent Fund pursuant to Section 6.5 or the distribution of funds to the Parent Fund as permitted under this Agreement, (iii) the acquisition of Collateral Loans pursuant to the Sale Agreement for consideration consisting of an increase in the value of the Parent Fund Interests, and (iv) any distributions, or repurchases or substitutions of, Affiliate Collateral Loans as permitted hereunder), (b) such transaction is effected in accordance with all Applicable Law, (c) such transaction is conducted in an arm’s length transaction in the ordinary course of business and (d) (i) in the case of the purchase of any Affiliate Collateral Loan, the purchase price is not more than the fair market value as reasonably determined by the Collateral Manager in accordance with its Servicing Standard and (ii) in the case of the sale of any Affiliate Collateral Loan, the sale price is not less than the fair market value as reasonably determined by the Collateral Manager in accordance with its Servicing Standard.

Section 5.33       [Reserved].

Section 5.34       Tax Matters as to the Borrower.

(a)             The Borrower shall (and each Lender hereby agrees to) treat the Loans as debt for U.S. federal income tax purposes, and, to the extent permitted by Applicable Law, for state and local tax purposes, and will take no contrary position, unless otherwise required by law. The Borrower shall treat any class of obligation of the Borrower that is junior to the Loans as equity for U.S. federal income tax purposes, and, to the extent permitted by Applicable Law, for state and local tax purposes, and will take no contrary position, unless otherwise required by law.

(b)             The Borrower shall have in effect an election, if required, to be treated as an entity disregarded from its owner or a partnership (other than a publicly traded partnership) for U.S. federal income tax purposes. The Borrower shall not engage in or permit any activity that causes it to be treated, or otherwise become treated, as a corporation for U.S. federal income tax purposes (or a publicly traded partnership taxable as a corporation), including, without limitation, by election or by operation of Section 7704 of the Code.

(c)             If applicable, the Borrower shall use reasonable best efforts to apply the alternative method provided under section 6226 of the Code (and any similar elections that are available under state, local or non-U.S. law) or, if an alternative method provide under Section 6226 of the Code is not available, any other measure to reduce any imputed underpayment with respect to such Borrower.

Section 5.35       Anti-Corruption Laws and Anti-Money Laundering Laws. The Borrower and its Subsidiaries shall (a) promptly notify the Administrative Agent, the Collateral Agent, and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event and (b) conduct its business in compliance with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and International Trade Laws, and shall maintain in effect policies and procedures (or be subject to policies and procedures maintained by their Affiliates or advisors) reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and International Trade Laws by each Covered Person, and its directors and officers, and any employee or, to the best knowledge of the Borrower, Affiliate acting on behalf of such Covered Person in connection with this Agreement.

Section 5.36       Closing Date. On or before the Closing Date, the Borrower shall cause all conditions set forth in Section 3.1 to be fulfilled.

Section 5.37       Sanctions. The Borrower shall not, and for as long as any Lender has any outstanding Commitment or Loans hereunder, the Borrower shall not permit its directors and officers, and any employee or, to the best knowledge of the Borrower, Affiliate acting on behalf of the Borrower in connection with this Agreement, nor the Borrower’s Subsidiaries to: (a) become a Sanctioned Person, (b) provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person party to this Agreement of any Sanctions, Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws (including the Administrative Agent or any Lender) or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; and (c) repay the loans with funds derived from any unlawful activity.

Section 5.38       [Reserved].

Section 5.39       [Reserved].

Section 5.40       Beneficial Ownership Certification. The Borrower agrees to notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Article VI

EVENTS OF DEFAULT

Section 6.1         Events of Default. The term “Event of Default” shall mean any of the events set forth in this Section 6.1:

(a)             a default in the payment, when due and payable, of any interest, fees, costs, expenses, indemnities or other amounts (other than principal) due on any Class A Loan or any related obligations in respect of the Class A Loans pursuant to this Agreement and, in each case, the continuation of such default for three Business Days; provided that in the case of a failure to pay due to an administrative error or omission by the Collateral Agent or Collateral Administrator, such failure continues for three Business Days after the Collateral Agent or Collateral Administrator receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(b)             a default in the payment of any principal due on any Loans when such principal becomes due and payable; provided that, (x) in the case of a failure to pay principal due other than pursuant to the Priority of Payments, such failure continues for three Business Days or (y) in the case of a failure to pay due to an administrative error or omission by the Collateral Agent or Collateral Administrator, such failure continues for three Business Days after the Collateral Agent or Collateral Administrator receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(c)             the failure on any Quarterly Payment Date to disburse amounts available in the Payment Account or Collection Account in excess of $100,000 in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Administrative Agent, the Collateral Administrator or the Collateral Agent, such failure continues for five Business Days after the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable, receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(d)             the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(e)             a default in any respect in the performance, or breach in any respect, of any covenant or agreement of the Borrower under Sections 5.9 (except, in the case of clause 5.9(a), a default or breach resulting from a good faith error so long as such default or breach is cured within three Business Days after the Parent Fund’s knowledge thereof) or 5.10;

(f)              except as otherwise provided in this Section 6.1, a default in any material respect in the performance, or breach in any material respect, of any covenant or agreement of the Borrower or the Parent Fund under this Agreement or the other Loan Documents to which it is a party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, any Collateral Quality Test or any Coverage Test is not an Event of Default), or the failure of any representation or warranty of the Borrower or the Parent Fund made in this Agreement or in any other Loan Document to be correct, in each case, in all material respects when the same shall have been made, and the continuation of any such default, breach or failure (which, in the case of Sections 5.10 and 5.37 is curable) for a period of sixty (60) days after the earlier of (i) written notice to the Borrower, the Collateral Manager and the Parent Fund by the Administrative Agent, and (ii) actual knowledge of an Authorized Officer of the Borrower, the Parent Fund or the Collateral Manager, as applicable;

(g)             the filing of a petition seeking the entry of a decree or order by a court of competent jurisdiction (i) adjudging the Borrower as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the Bankruptcy Code or any other Applicable Law, or (iii) appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Borrower or of any substantial part of its respective properties, or (iv) ordering the winding up or liquidation of the affairs of the Borrower, respectively, and the continuance of any such proceeding shall be undismissed for sixty (60) days after the filing of such petition or immediately upon the entry of such order or decree;

(h)             the institution by the Borrower of proceedings for the Borrower to be adjudicated as bankrupt or insolvent, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar Applicable Law, or the consent by the Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the failure generally to pay its debts as they become due, or the taking of any action by the Borrower in furtherance of any such action;

(i)              the failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Aggregate Principal Balance of Collateral Loans (other than Defaulted Loans) plus (2) the aggregate Market Value of all Defaulted Loans on such date plus (3) the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds plus (4) without duplication, the aggregate amount of funds on deposit in the Revolver Funding Account, including Eligible Investments and (ii) the denominator of which is equal to the aggregate outstanding principal amount of the Class A Loans, to equal or exceed 102.5%, as of any Measurement Date;

(j)              any of the Loan Documents ceases to be in full force and effect, other than in accordance with its terms;

(k)             any Lien on any portion (other than a de minimis portion) of the Collateral created pursuant to the Loan Documents shall, at any time after the Closing Date and delivery of the respective Loan Documents, cease to be fully valid and perfected as a first priority Lien subject only to Permitted Liens and such failure is not corrected within three (3) Business Days after the Borrower receives notice or knowledge thereof;

(l)              one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability of $1,000,000 or more in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 30 days from the entry thereof; and

(m)             the occurrence of a Change of Control.

Upon the occurrence of an Event of Default, the Borrower shall promptly notify the Agents, the Collateral Manager and the Lenders in writing (which notice shall refer to this Agreement and state that such notice is a notice of Default).

Section 6.2         Remedies. If an Event of Default shall have occurred and be continuing, the Controlling Parties may exercise (or direct the Collateral Agent in the exercise of) the rights, privileges and remedies set forth in this Section 6.2.

(a)             Upon the occurrence and during the continuance of any Event of Default, each of the following actions shall require the prior written approval by the Controlling Parties, whether or not approved by the Borrower’s board of directors or other persons performing similar functions: (i) issuance of any commitment to make, and the acquisition (other than pursuant to commitments then in effect) of, any Collateral Loan or other loan or security constituting any Collateral or any interest therein, (ii) any amendment, modification, or waiver of, or any consent to departure from, any term or provision of any Collateral Loan or other loan or security constituting any Collateral, (iii) any release of any collateral for, or guarantor of or other credit support provider for, any Collateral Loan or other loan or security constituting any Collateral, except upon payment in full of such Collateral Loan or other loan or security, or any subordination or limitation of recourse with respect thereto, (iv) any sale, purchase, assignment or participation in respect of any Collateral Loan or other loan or security constituting any Collateral (other than pursuant to commitments then in effect or in the case of a sale or assignment upon payment in full of such Collateral Loan or other loan or security) and (v) any determination to exercise, or not to exercise, remedies in respect of a Collateral Loan or other loan or security constituting any Collateral following a default or event of default thereunder.

(b)             Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Loan Documents, including Section 6.3, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Controlling Parties, by notice to the Borrower, may do any one or more of the following:

(i)              declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate (provided that, unless an Event of Default described in Section 6.1(d), (g) or (h) has occurred and is continuing, the Commitments shall not be terminated unless the Net Aggregate Exposure Amount is equal to zero); and

(ii)             declare the principal of and the accrued interest on the Loans and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower;

provided that, upon the occurrence of any Event of Default described in clause (d), (g) or (h) of Section 6.1, the Commitments shall automatically terminate and the Loans and all such other amounts shall automatically become due and payable, without any further action by any party.

(c)             Upon the occurrence and during the continuance of an Event of Default, the Controlling Parties or the Collateral Agent (acting at the direction of the Controlling Parties) will have the right to take any other remedies set forth in Section 6.3(b) below or other remedies permitted by law.

Section 6.3         Additional Collateral Provisions.

(a)             Release of Security Interest. If and only if all Secured Obligations have been paid in full and all Commitments have been terminated, the Secured Parties shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Secured Parties shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VI in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

(b)             Additional Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties), acting at the written direction of the Controlling Parties through the Administrative Agent, shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the written direction of the Controlling Parties through the Administrative Agent, to the extent permitted by Applicable Law (including the UCC) and notwithstanding anything in the Loan Documents to the contrary, (i) instruct the Borrower to deliver any or all of the Collateral, the Related Contracts and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) if the Loans have been accelerated in accordance with this Agreement, sell or otherwise dispose of the Collateral, all without judicial process or proceedings; (iii) take control of the proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Contracts, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) demand that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Secured Obligations, in accordance with the terms of the Related Contracts; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Secured Obligations; (x) subject to Section 12.16, make copies of or, if necessary, remove from the Borrower’s and its agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

The Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) so directed at the express written direction of the Controlling Parties through the Administrative Agent; provided that the Collateral Agent shall not be required to take any such action at the direction of the Controlling Parties through the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Loan Documents) which it reasonably deems to be satisfactory with respect thereto).

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent (acting at the written direction of the Controlling Parties acting through the Administrative Agent) or the Controlling Parties, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 6.3(b) the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Secured Obligations remain unpaid and which can be exercised only if such Event of Default is continuing), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, for the benefit of the Secured Parties, but at the cost and expense of the Borrower and, except as permitted by Applicable Law, without notice to the Borrower.

All documented sums paid or advanced by the Collateral Agent in connection with the foregoing and all documented out-of-pocket costs and expenses (including documented and reasonable fees and expenses of attorneys, experts and agents) incurred in connection therewith, together with interest thereon at the Post-Default Rate for the Loans from the date of demand of repayment by the Collateral Agent until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Secured Obligations.

Without the prior written consent of the Controlling Parties, credit bidding by any Lender (or any other Person) in connection with any foreclosure sale hereunder shall not be permitted.

Notwithstanding any other provision of this Article VI, in connection with the sale of the Collateral following an acceleration of the Secured Obligations (unless arising from an event constituting “Cause” as defined in the Collateral Management Agreement), any of the Collateral Manager, the Parent Fund or the Investment Adviser (or any of their respective Affiliates or designees) shall have the right (which right, for avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to purchase all of the Collateral Loans in the Collateral within five Business Days of its receipt of notice of such acceleration by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Secured Obligations and, without duplication, all unpaid Administrative Expenses; provided that, if the Investment Adviser, the Collateral Manager or the Parent Fund, as applicable, delivers to the Collateral Agent and the Administrative Agent within five Business Days of its receipt of notice of such acceleration (or such later deadline as the Administrative Agent and the Parent Fund, the Collateral Manager or the Investment Adviser, as applicable, may agree) a written report that is satisfactory to the Administrative Agent in its sole discretion showing a projected purchase of the Collateral Loans at such purchase price based on capital calls or other funding sources made by or available to the Parent Fund, the Collateral Manager or the Investment Adviser (or any of their respective Affiliates or designees) on their respective investors that will be contributed to the Borrower and be available for purchasing the Collateral Loans at such purchase price, then such deadline shall be extended to fifteen Business Days of its receipt of notice of such acceleration. If all of the Investment Adviser, the Collateral Manager and the Parent Fund (or any of their Affiliates or designees) elects to exercise such purchase option, then the Parent Fund (or any of its Affiliates or designees) shall have the right to exercise the purchase option.

Notwithstanding any other provision of this Article VI, in connection with the sale of the Collateral following an acceleration of the Secured Obligations arising from an event constituting “Cause” as defined in the Collateral Management Agreement, the Investment Adviser (or any of its Affiliates or designees) shall have the right (which right, for avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to purchase all of the Collateral Loans in the Collateral within five Business Days of its receipt of notice of such acceleration by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Secured Obligations and, without duplication, all unpaid Administrative Expenses; provided that, if the Investment Adviser delivers to the Collateral Agent and the Administrative Agent within five Business Days of its receipt of notice of such acceleration (or such later deadline as the Administrative Agent and the Investment Adviser may agree) a written report that is satisfactory to the Administrative Agent in its sole discretion showing a projected purchase of the Collateral Loans at such purchase price based on capital calls or other funding sources made by or available to the Investment Adviser (or its Affiliates or designees) on its investors that will be contributed to the Borrower and be available for purchasing the Collateral Loans at such purchase price, then such deadline shall be extended to fifteen Business Days of its receipt of notice of such acceleration. If the Investment Adviser does not elect to purchase all of the Collateral Loans in the Collateral within the time frame set forth in the immediately preceding paragraph of its receipt of notice of such acceleration, the Collateral Manager (or any of its Affiliates or designees) shall have the right (which right, for avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to purchase all of the Collateral Loans in the Collateral within two Business Days after the day of the expiry of the applicable time periods referred to above, by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Secured Obligations and, without duplication, all unpaid Administrative Expenses.

Notwithstanding the foregoing purchase rights, if the Collateral Agent or the Controlling Parties propose to sell the Collateral or any part thereof in one or more parcels at a public or private sale, the Collateral Manager (or any of its Affiliates), the Investment Adviser, the Parent Fund and the Lenders shall have the right to offer bids to acquire all or any portion of the Collateral sold at such sale.

If an Event of Default of the type specified in Sections 6.1(f), (j), (k) or (m) shall have occurred and be continuing (and no other Event of Default shall have occurred and be continuing), no Lender shall direct the Collateral Agent to sell or otherwise dispose of the Collateral, and the Collateral Agent shall retain the Collateral securing the Loans intact (except as otherwise expressly permitted or required by Section 10.1), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Loans in accordance with the Priority of Payments, unless the Collateral Agent determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest accrued) and unpaid pursuant to clauses (a) through (h) of Section 6.4 (such determination, a “Liquidation Proceeds Determination”). For the avoidance of doubt, if the condition specified in the preceding sentence is satisfied, the Controlling Parties shall have the right to direct the Collateral Agent to sell or otherwise dispose of the Collateral in accordance with the terms hereof and apply such proceeds in accordance with Section 6.4.

In making a Liquidation Proceeds Determination, at the written direction of the Controlling Parties, the Collateral Agent or its agent shall request bid prices with respect to each asset contained in the Collateral from two nationally recognized dealers at the time making a market in such assets (as identified by the Collateral Manager to the Collateral Agent in writing) and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such asset. If the Collateral Agent or its agent is unable to obtain any bids with respect to an asset in the Collateral, the anticipated amount of proceeds from a sale or liquidation of such asset shall be deemed to be zero. In addition, for the purposes of making a Liquidation Proceeds Determination, the Collateral Agent may retain (at the Borrower’s expense and for a commercially reasonable fee) and conclusively rely without limitation on an opinion of an independent investment banking firm of national reputation or other appropriate advisor concerning the matter.

(c)             Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

(d)             Related Contracts.

(i)              The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Contracts, after the occurrence and during the continuance of an Event of Default, it shall (A) upon the written request of the Administrative Agent promptly forward to such Agent all information and notices which it receives under or in connection with the Related Contracts relating to the Collateral, subject to applicable confidentiality requirements, and (B) upon the written request of the Administrative Agent or the Collateral Agent (at the direction of the Controlling Parties), act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Contracts relating to the Collateral only in accordance with the direction of such Agent; provided that if the Borrower receives conflicting requests pursuant to this subclause (B), it shall follow whichever request is evidenced to be derived from the direction of the Controlling Parties.

(ii)             The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Contracts relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee.

(e)             Borrower Remains Liable.

(i)              Notwithstanding anything herein to the contrary, (A) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (B) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from (and shall not impose upon such Secured Party) any of its duties or obligations under any such contracts or agreements included in the Collateral.

(ii)             No obligation or liability of the Borrower is intended to be assumed by either Agent or any other Secured Party under or as a result of this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, including under any Related Contract or any other agreement or document that relates to Collateral (or to the exercise of any rights or remedies available to any Agent or any other Secured Party hereunder or thereunder) and, to the maximum extent permitted under provisions of law, the Agents and the other Secured Parties expressly disclaim any such assumption.

(f)              Protection of Collateral. The Borrower, or the Collateral Manager on behalf of and at the expense of the Borrower, shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)              grant security more effectively on all or any portion of the Collateral;

(ii)             maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)            perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)            enforce any of the Collateral or other instruments or property included in the Collateral;

(v)             preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all Persons and parties; and

(vi)            pay or cause to be paid any and all material Taxes levied or assessed upon all or any part of the Collateral, except to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

The Borrower hereby authorizes the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 6.3. Such authorization shall not impose upon the Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 6.3. The Borrower further authorizes the Administrative Agent’s United States counsel to file any UCC-1 or UCC-3 financing statements that may be required by the Agents in connection with this Agreement and the transactions contemplated hereby.

Section 6.4         Application of Proceeds. Unless and until the Controlling Parties have exercised their right to direct the liquidation of the Collateral pursuant to this Article VI, all proceeds received in respect of the Collateral will be applied in accordance with the Priority of Payments specified in Section 9.1(a). All proceeds received after the Controlling Parties have exercised their right to direct the liquidation (including, if applicable, pursuant to the Liquidation Proceeds Determination) of the Collateral will be applied to the Obligations in the following order of priority on each date or dates fixed by the Collateral Agent (at the direction of the Administrative Agent on behalf of the Controlling Parties):

(a)             first, to the payment of taxes, registered office, registration and governmental fees owing by the Borrower, if any, and to the payment to the Collateral Agent for all due and unpaid Collateral Agent Fees and all other Administrative Expenses owing to the Collateral Agent, all amounts owing and payable hereunder and under the other Loan Documents to the Custodian, the Collateral Custodian, the Collateral Administrator and the Securities Intermediary (including, in each case, without limitation, indemnity payments); and second, to the payment to the Administrative Agent for all Administrative Expenses owing to the Administrative Agent (including, without limitation, indemnity payments);

(b)             to the payment of Administrative Expenses (other than those paid under clause (a) above), in the order of priority set forth in the definition of “Administrative Expenses”; provided that the aggregate amount of payments under this clause (b) shall not exceed the Quarterly Cap;

(c)             to the payment of all other amounts due to the Agents hereunder;

(d)             to the payment of all amounts due to the Interest Hedge Counterparties under all Interest Hedge Agreements (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(e)             to the payment to the Collateral Manager of all due and unpaid Senior Collateral Management Fees;

(f)              first, to the payment to the Class A Lenders hereunder (allocated with respect to principal according to the Principal Allocation Formula, and otherwise on a pro rata basis) of all amounts due which constitute principal and interest (excluding any interest payable at the Post-Default Rate) and second, to the payment to the Class A Lender hereunder (on a pro rata basis) of all interest payable at the Post-Default Rate, solely to the Class A Lender in respect of the Class A Loans, of all amounts due which constitute Increased Costs and, to all Class A Lenders, all other amounts on and in respect of all Class A Loans;

(g)             to the payment of all amounts due to any Interest Hedge Counterparty under all Interest Hedge Agreements to the extent not paid under clause (d) above;

(h)             to the payment to the Collateral Manager of all due and unpaid Subordinated Collateral Management Fees;

(i)              [reserved]; and

(j)              any remainder to the Borrower, free and clear of the lien hereunder, for distribution to the Parent Fund or otherwise at the direction of the Borrower.

If on any date that payments are made pursuant to this Section 6.4 the amount available to be paid pursuant to any of the foregoing clauses (a) through (i) is insufficient to make the full amount of the disbursements required pursuant to any such clause, such payments will be applied in the order and according to the priority set forth in clauses (a) through (i) above and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

Section 6.5         Addition of Capital Contributions. The Parent Fund or its designee (a “Contributor”) may, but shall have no obligation to, at any time or from time to time, make a capital contribution in Cash or Eligible Investments (a “Contribution”) or an assignment and contribution of a Collateral Loan (valued at such Collateral Loan’s Principal Collateralization Amount) to the Borrower for the purpose of (a) curing any Event of Default (but no such contribution shall cure any Event of Default without the consent of the Controlling Parties), (b) enabling the acquisition or sale of any Collateral Loan during the Reinvestment Period, (c) satisfying any Coverage Test or Collateral Quality Test (or causing the degree of any noncompliance with such tests to be reduced), (d) paying fees and expenses incurred in connection with the structuring, consummation and closing of the transaction contemplated by this Agreement, (e) prepaying the debt or (f) any other use for which amounts held by the Borrower are permitted to be used in accordance with the terms of this Agreement. Unless otherwise directed by the Borrower by prior or contemporaneous written notice to the Collateral Manager, the Administrative Agent and the Collateral Agent, all Cash contributed to the Borrower shall be designated and treated as Principal Proceeds (which designation shall be irrevocable).

Article VII

THE AGENTS

Section 7.1         Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent (and as are applicable to the appointing party) by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as provided herein, only the Agents (and not one or more of the Lenders) shall have the authority to deal directly with the Borrower under this Agreement and each Lender acknowledges that all notices, demands or requests from such Lender, as applicable, to the Borrower must be forwarded to the applicable Agent for delivery to the Borrower. Each Lender acknowledges that, except as provided herein, the Borrower has no obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder. As to any matters not expressly provided by this Agreement, the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Controlling Parties (or, in the case of the Collateral Agent, the Administrative Agent ); provided that the Agents shall not be required to take any action hereunder at the request of the Controlling Parties or the Administrative Agent, as applicable, or otherwise if the taking of such action, in the reasonable determination of such Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose such Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). No Agents shall be required to take any action which it shall have reasonable grounds for believing exposes such Agent to liability or which is contrary to this Agreement, the Loan Documents or Applicable Law unless such Agent is furnished with an indemnification reasonably satisfactory to such Agent. The Borrower agrees to compensate the Agents for their fees as set forth herein, in the Fee Letter and in the Collateral Agent Fee Letter, as applicable, pursuant to the Priority of Payments or as otherwise provided herein.

Section 7.2         Agents and Affiliates. The Agents shall each have the same rights and powers under this Agreement as the Lenders and may each exercise or refrain from exercising the same as though it were not an Agent, and such Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not an Agent hereunder, and the term “Lender” and “Lenders” may include the Bank and/or any Affiliate of the Bank in its individual capacity. The provisions in this Article VII with respect to the Agents shall apply only to the Agents acting in their capacities as such hereunder and not as Lenders.

Section 7.3         Actions by Agent. The obligations of the Agents hereunder are only those expressly set forth herein. No Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or any other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist against any Agent. The provisions of this Article VII are solely for the benefit of the Agents and Lenders (other than Sections 7.1 and 7.8, which are also for the benefit of the Borrower). In performing its functions and duties solely under this Agreement and other Loan Documents, each Agent shall act solely as the agent of the Lenders (other than in respect of maintenance of the Register) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI. If the Collateral Agent, Collateral Administrator, Collateral Custodian or Custodian requests instructions from the Administrative Agent with respect to any act or action (including failure to act) in connection with this Agreement or any Loan Document, the Collateral Agent, Collateral Administrator, Collateral Custodian or Custodian shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent, Collateral Administrator, Collateral Custodian or Custodian, as applicable, shall have received instructions from the Administrative Agent (acting at the instructions of the Controlling Parties); and the Collateral Agent, Collateral Administrator, Collateral Custodian and Custodian shall not incur liability to any Lender or any other party by reason of so refraining.

Section 7.4         Delegation of Duties; Consultation with Experts. Each Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.5         Limitation of Liability of Agents.

(a)             No Agent nor any of its respective affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (w) at the instruction of the Borrower or the Collateral Manager on its behalf in the manner and to the extent provided in this Agreement and the other Loan Documents, (x) with the consent or at the request of the Controlling Parties, a Majority of Lenders of any Class or Classes (or such other Lenders as may be required to give such instructions), as applicable, (or, with respect to the Collateral Agent, Collateral Administrator, Collateral Custodian, Custodian or Securities Intermediary, the Administrative Agent) or (y)  in good faith and without bad faith, fraud, gross negligence, willful misconduct or reckless disregard of its duties as determined by a court of competent jurisdiction in a final and non-appealable judgment. No Agent nor any of its respective affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Funding hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or the Collateral Manager; (iii) the satisfaction of any condition specified in Article III, except in the case of the Administrative Agent receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents, the Collateral Loans or any other instrument or writing furnished in connection herewith (including, for the avoidance of doubt, the existence, priority or perfection of the liens and security interests granted hereunder or under any other Loan Document) or (v) whether the Collateral Manager has the authority to provide an instruction hereunder. No Agent shall incur any liability by acting in good faith in reliance upon any notice, direction, consent, certificate, statement, report, other writing or electronic communication (which may be a bank wire, telex, electronic mail or similar writing) reasonably believed by it in good faith to be genuine or to be signed or sent by the proper party or parties. Without limiting the generality of the foregoing, each of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Custodian (including the Collateral Custodian) may rely on any order, direction, request or instruction provided to it by the Administrative Agent, the Controlling Parties, the Borrower or the Collateral Manager (on its own behalf or on behalf of the Borrower), without inquiry, as being conclusive evidence of the authority of the Administrative Agent, Controlling Parties, the Borrower or the Collateral Manager to deliver such order, direction, request or instruction. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, in good faith under this Agreement or any other Loan Document or any other document furnished in connection herewith or therewith in accordance with a request of the Controlling Parties (or, with respect to the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Custodian (including the Collateral Custodian), at the direction of the Administrative Agent), a Majority of Lenders of any Class or Classes and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (or, with respect to the Collateral Agent, Collateral Administrator, Custodian or Securities Intermediary, the Administrative Agent), as applicable. Under no circumstances shall the Agents be deemed liable for any special, indirect, punitive or consequential damages (including lost profits) under or pursuant to this Agreement, the Loan Documents, its duties or obligations hereunder or arising out of or relating to the subject matter hereof, even if such Agent has been advised of the likelihood of such damages and regardless of the form of action.

(b)             The following additional provisions apply with respect to the Agents:

(i)              no Agent shall be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default until an Administrative Officer of such Agent shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Default or Event of Default) thereof from the Borrower, the Collateral Manager, the Administrative Agent, a Lender or any other Person, as the case may be;

(ii)             no provision of this Agreement or the other Loan Documents shall require any Agent to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk, expense or liability is not reasonably assured to it; provided, however, that the reasonable and documented costs of performing its ordinary services under this Agreement shall not be deemed a “financial liability” for purposes hereof;

(iii)            if, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent (and the Administrative Agent shall request written instructions from the Controlling Parties or a Majority of Lenders of any Class or Classes, as applicable) as to the course of action desired, and the Collateral Agent shall follow such direction and shall be entitled to conclusively rely thereon without any liability therefor (except for such as a result of the Collateral Agent’s gross negligence or willful misconduct). If the Collateral Agent does not receive such instructions within five Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action (and shall be fully protected in so acting or refraining from acting). The Collateral Agent shall act in accordance with instructions received after such five Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions;

(iv)            the Collateral Agent shall be under no liability for interest on any funds received by it hereunder except to the extent of income or other gain on Eligible Investments which are deposits in or certificates of deposit of the Bank or any Affiliate in its commercial capacity and income or other gain actually received (and not subsequently reinvested, withdrawn or distributed) by the Collateral Agent in Eligible Investments;

(v)             no Agent shall be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to any provisions of any present or future act of any Governmental Authority, acts of God, epidemic or pandemic, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services, or the unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system or securities clearing system); it being understood that each Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances; and

(vi)            without prejudice to the Collateral Agent’s duties under Article VI or any other provision of any Loan Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Collateral Loans or any other Collateral under any circumstances, including if payment is refused after due demand.

(c)             Each Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth with respect to such Agent in this Agreement, and each Agent shall satisfy those respective duties specifically set forth in this Agreement so long as it acts without gross negligence, fraud or willful misconduct as determined by a final non-appealable decision by a court of competent jurisdiction. No covenants or obligations shall be implied in this Agreement or the other Loan Documents against any Agent. The grant of any permissive right or power hereunder (without an explicit duty to act) to any Agent shall not be construed to impose a mandatory duty to act.

(d)             In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Borrower to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. Except as otherwise provided in Section 8.2(c) or Section 8.3, in the absence of a Borrower Order or, after an Event of Default, a direction from the Administrative Agent (at the direction of the Controlling Parties), all funds in any Covered Account held under this Agreement shall be held uninvested.

(e)             The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(f)              Without limiting the generality of any terms of this Section 7.5, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Administrative Agent, the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Loan Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof or any other Loan Document.

(g)             In order to comply with Applicable Law, the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law. The Collateral Agent may from time to time establish any additional accounts or subaccounts of the Covered Accounts deemed necessary or desirable for convenience in administering the Collateral so long as each such account is at all times subject to a valid and perfected first priority lien in favor of the Collateral Agent, for the benefit of the Secured Parties.

(h)             The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Loan Document at the request or direction of the Controlling Parties or a Majority of Lenders of any Class, as applicable, or Administrative Agent unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses (including the reasonable fees and expenses of its attorneys and counsel), and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any Loan Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability, unless it is provided an indemnity reasonably acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Loan Document unless and until directed by the Controlling Parties or a Majority of Lenders of any Class or Classes (or the Administrative Agent on their behalf).

(i)              The Agents, in their various capacities hereunder, shall have no obligation to determine or verify (i) the Coverage Tests or whether any Coverage Test is satisfied, and shall be entitled in either case to conclusively rely on a notice of the occurrence or satisfaction thereof from the Collateral Manager, (ii) the Eligibility Criteria or (iii) the Concentration Limitations. The powers conferred on the Collateral Agents under the Loan Documents are solely to protect the Secured Parties’ interests in the Collateral, shall not impose any duty upon the Collateral Agents to exercise any such powers, unless and to the extent expressly provided herein and in the other Loan Documents, and are subject to the provisions of this Agreement. No Agent shall have any responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral (except to the extent expressly required in this Agreement or the other Loan Documents), unless and to the extent expressly provided herein and in the other Loan Documents, and shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower in accordance with the terms and conditions set forth herein and in the other Loan Documents. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no Agent shall have any obligation to take any discretionary action under this Agreement or any Loan Document and before taking or omitting any action to be taken or omitted by an Agent under the terms of this Agreement and the other Loan Documents, such Agent may seek the written direction of the Controlling Parties (or, with respect to the Bank in any of its capacities hereunder, the Administrative Agent) (which written direction may be in the form of an e-mail), and such Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. The Agents shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, such Agent shall be entitled to refrain from such action unless and until such Agent shall have received such direction, and such Agent shall not incur liability to any Person by reason of so refraining.

(j)              No Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall any Agent be responsible or liable for any failure to protect against any diminution in value of the Collateral (other than due to the failure of such Agent to maintain any Covered Accounts in accordance with the terms of this Agreement). No Agent shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Affiliate thereof or any other Person. Without limiting the generality of the foregoing, in no event shall any Agent have any responsibility or liability with respect to any instrument, certificate or report furnished pursuant to the Loan Documents, or with respect to any calculations not expressly to be determined by such Agent.

(k)             At any time and from time to time, the Collateral Agent may request information from the Administrative Agent as to the identity of the Controlling Parties or any other Lender, and the Administrative Agent will endeavor to provide such information reasonably promptly. The Collateral Agent, in its capacity as such, shall have no duty, obligation or liability with respect to the identity or amount of Loans held by any Lender or the calculation of the Controlling Parties. Without limiting the foregoing, the Collateral Agent shall be entitled to request and receive from the Administrative Agent all necessary information in respect of each Lender for purposes of making distributions to such Lender hereunder. The Collateral Agent, solely in its capacity as Collateral Agent, shall have no liability for any failure or delay in taking any action hereunder as a result of a failure or delay on the part of the Administrative Agent (or the related Lender) to provide such information to the Collateral Agent.

(l)              No Agent shall be liable for the actions or omissions of the Collateral Manager, and without limiting the foregoing, no Agent shall be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral and no Agent shall have any additional duties following the resignation or removal of the Collateral Manager. No Agent shall have any obligation to determine: (i) if a Collateral Loan meets the Eligibility Criteria or other criteria or eligibility restrictions imposed by this Agreement or other Loan Documents or (ii) whether the delivery conditions specified in Section 8.9 have been met.

(m)            The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper, electronic communication or document and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with any such resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper, electronic communication or document reasonably believed by it to be signed or sent by a Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent. The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties. The Collateral Agent may consult with legal counsel (including, without limitation, counsel for the Borrower or the Administrative Agent or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Collateral Agent shall not be liable for the actions of omissions of the Administrative Agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of the Administrative Agent with the terms or requirements of this Agreement, any Loan Document or any related document, or their duties thereunder. The Collateral Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive hereunder.

(n)             The delivery of reports, and other documents and information to the Collateral Agent hereunder or under any other Loan Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Loan Documents to which it is a party. Whether or not expressly stated in such Loan Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.

(o)             Except as expressly provided herein or in any other Loan Document, nothing herein shall be construed to impose an obligation on the part of the Collateral Agent to recalculate, evaluate or verify any report, certificate or information received by it from the Borrower, the Collateral Manager, any Lender or the Administrative Agent or to otherwise monitor the activities of the Borrower or Collateral Manager.

(p)             In the event that the Collateral Agent (or an Affiliate thereof) is also acting in the capacity of Collateral Administrator, paying agent, Custodian, Collateral Custodian or Securities Intermediary hereunder or under the other Loan Documents, the rights, protections, immunities and indemnities afforded the Collateral Agent pursuant to this Article VII shall also be afforded to the Bank or such Affiliate acting in such capacities; provided that such rights, protections, immunities and indemnities shall be in addition to any rights, protections, immunities and indemnities provided in the Loan Documents or any other documents to which the Bank or such Affiliate in such capacity is a party.

(q)             The Collateral Agent shall not be charged with knowledge or notice of any matter unless actually known to an Administrative Officer of the Collateral Agent responsible for the administration of this Agreement, or unless and to the extent written notice of such matter is received by the Collateral Agent at its address in accordance with Section 12.1.

(r)              Without limiting the generality of any terms of this Section 7.5, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager, the Administrative Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(s)             The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. It is expressly acknowledged by the Borrower, the Collateral Manager and the Administrative Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(t)              Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting willful misconduct, fraud or gross negligence. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Administrative Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Administrative Agent or another Person except to the extent that such untimeliness, inaccuracies or errors are caused by the Collateral Agent’s willful misconduct, fraud or gross negligence. Except as provided in the preceding sentence, the Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Collateral Manager, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(u)             The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.

(v)             The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Reference Rate (or any other applicable index, floating rate, Base Rate, Prime Rate, Overnight Bank Funding Rate or other Applicable Rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any material disruption or other event relating to Term SOFR, (ii) to select, determine or designate any Applicable Rate, Base Rate or other alternate reference rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Applicable Margin or any other spread adjustment or other modifier to any Applicable Rate, Base Rate or other replacement or successor rate or index, or (iv) to determine whether or what amendments or changes are necessary or advisable, if any, in connection with any of the foregoing.

(w)            The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Loan Documents as a result of the unavailability of Term SOFR (or any other applicable index, floating rate, Base Rate, Prime Rate, Overnight Bank Funding Rate or other Applicable Rate) and the absence of any Applicable Rate, Base Rate or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 7.6         Indemnification. Each Lender shall, ratably in accordance with its Percentage Share, indemnify the Agents, their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any reasonable and documented cost, expense (including fees of counsel, experts and agents and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct as determined by a final non-appealable decision by a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder or thereunder.

Section 7.7         Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective affiliates, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or their respective affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or in connection therewith. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates other than in connection with their acting as Agents under this Agreement and the other Loan Documents.

Section 7.8         Successor Agent. An Agent or the Custodian may give notice of its intent to resign at any time by giving at least 30 days’ prior written notice thereof to the Lenders, the Borrower and the Collateral Manager; provided that any such resignation by an Agent or the Custodian shall not be effective until a successor agent shall have been appointed and approved in accordance with this Section 7.8. Upon receipt of any such notice, the Controlling Parties shall have the right to appoint a successor Agent or successor Custodian, as applicable, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Agent or successor Custodian, as applicable, shall have been so appointed by the Controlling Parties, shall have been approved by the Borrower, and shall have accepted such appointment, within 30 days after the notice of resignation or removal thereof, then the retiring Agent or Custodian, as applicable, may (i) petition a court of competent jurisdiction to appoint a successor Agent or Custodian, as applicable, or (ii) appoint a successor Agent or Custodian, as applicable, in each case, which such successor Agent or Custodian, as applicable, shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as such Agent or Custodian, as applicable, hereunder by a successor Agent or Custodian, as applicable, such successor Agent or Custodian, as applicable, shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Custodian, as applicable, and the retiring Agent or Custodian, as applicable, shall be discharged from its duties and obligations hereunder, and the successor Agent or Custodian, as applicable, shall provide written notice of such appointment to the Lenders and the Collateral Manager. In addition, upon the affirmative vote of the Controlling Parties or the Borrower exercising good faith that an Agent or the Custodian has acted with gross negligence or committed an act of willful misconduct or failed to act as required due to gross negligence or willful misconduct in its capacity as agent for the Lenders hereunder, the Controlling Parties or the Borrower may remove such Agent or Custodian, as applicable, upon 30 days’ prior written notice; provided that (i) a Lender hereunder agrees to serve as Agent or Custodian, as applicable, and (ii) the Borrower has consented to such Lender serving as Agent or Custodian, as applicable (which consent shall not be unreasonably withheld or delayed) until a successor Agent or Custodian, as applicable, shall be appointed pursuant to the terms of this Section 7.8. For the avoidance of doubt, any retiring Agent or the retiring Custodian shall continue to receive the fees and any other amounts to which it is entitled to receive in such capacity under the terms of this Agreement, the other Loan Documents or any applicable Collateral Agent Fee Letter until a successor Agent or Custodian, as applicable, has been appointed and has agreed to act as an Agent or Custodian, as applicable, hereunder. After any retiring Agent’s or Custodian’s resignation hereunder as Agent or Custodian, as applicable, the provisions of this Article VII and Section 12.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent or the Custodian, as applicable. With respect to any Person (i) into which an Agent or the Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which an Agent or the Custodian shall be a party, or (iii) with respect to the Bank in any of its capacities hereunder or under the other Loan Documents, that may succeed to the corporate trust business and assets of such entity substantially as a whole, shall be the successor to the Bank, in all of its capacities under this Agreement and under all other Loan Documents without further act of any of the parties to this Agreement.

Section 7.9         Execution of Account Control Agreement. Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, obligations, representations, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 7.10       Erroneous Payments.

(a)           (i) If the Administrative Agent notifies a Lender, Secured Party (other than the Bank in any of its capacities) or other recipient that the Administrative Agent has determined in its sole discretion that any funds received by such recipient from the Administrative Agent or any of its Affiliates were mistakenly or erroneously transmitted to, or otherwise erroneously or mistakenly received by, such recipient (whether or not known to such recipient) (any such funds whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees or other amounts; a distribution or otherwise; individually and collectively, an “Erroneous Payment” and any such recipient, an “Unintended Recipient”) and demands the return of such Erroneous Payment (or a portion thereof), such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Unintended Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(ii)             To the extent permitted by applicable law, each party hereto and each Secured Party shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(iii)            A notice of the Administrative Agent to any Unintended Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            If an Unintended Recipient receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates):

(i)              that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment or calculation statement sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (a ” Erroneous Payment Notice”),

(ii)             that was not preceded or accompanied by an Erroneous Payment Notice, or

(iii)            that such Unintended Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) or such Erroneous Payment is otherwise inconsistent with such recipient’s or market expectations, in each case, an error or mistake shall be presumed to have been made with respect to such Erroneous Payment absent written confirmation from the Administrative Agent to the contrary. Upon demand from the Administrative Agent, such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made.

(c)             The Borrower and each other party hereto hereby agrees that the receipt by Unintended Recipient of an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Unintended Recipient by the Borrower or any other party hereto (except to the extent that the funds used to make such Erroneous Payment were received from or on behalf of the Borrower (including as the proceeds of any liquidation of the Pledged Collateral or other exercise of remedies hereunder) in repayment of the Obligations).

Article VIII

ACCOUNTS AND COLLATERAL

Section 8.1         Collection of Money.

(a)             Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all payments or any other amounts due on the Collateral Loans and Eligible Investments, in accordance with the terms and conditions of such Collateral Loans and Eligible Investments. The Collateral Agent shall segregate and hold all such Money and property received by it for the benefit of the Secured Parties and shall apply it as provided in this Agreement. The Collateral Agent shall have the right to open such subaccounts of the Covered Accounts as it deems necessary or appropriate for convenience of administration.

(b)             All payments on the Collateral Loans and other Collateral shall be made directly to the Custodian on behalf of the Collateral Agent (at a bank in the United States), will be held in the Collection Account, and will be divided into Interest Proceeds (including Fee Proceeds) and Principal Proceeds (based upon and in reliance upon information received from the payors or the Collateral Manager). Such amounts shall be applied in accordance with the Priority of Payments and the terms of this Agreement.

(c)             The Borrower will provide the Collateral Agent and the Custodian with a certified copy of each agreement under which the Borrower sells a participation interest in any Collateral Loan pursuant to Section 10.1(b) or sells all or any part of a Collateral Loan by assignment pursuant to Section 10.1. Upon receipt of written certification by the Borrower (which may take the form of standing instructions with respect to a specified portion of all payments received on designated Collateral Loans) to the effect that specified amounts received by the Collateral Agent from an Obligor do not constitute Collections subject to this Agreement but are required by the terms of such a participation or assignment agreement to be paid by the Borrower to the purchaser of a participation interest sold by the Borrower or assignee of the Borrower, as the case may be, the Collateral Agent will disburse such amounts, as directed in such certificate.

(d)             The parties to the transactions contemplated by this Agreement intend that each of the Covered Accounts shall be securities accounts of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties. The Custodian shall comply with entitlement orders originated by the Collateral Agent without the further consent of any other person or entity. Without limiting the generality of the foregoing, if the Collateral Agent notifies the Custodian that the Collateral Agent shall exercise exclusive control over the Covered Accounts, the Custodian shall cease complying with entitlement orders or other directions relating to the Covered Accounts (or any financial assets or other funds or property credited to or held, deposited, or carried in the Covered Accounts) originated by the Borrower or any other Person or entity other than the Collateral Agent. For the avoidance of doubt, the Collateral Agent shall not seek to exercise exclusive control over the Covered Accounts at any time prior to the occurrence and continuance of an Event of Default. The immediately preceding sentence is an agreement as between the Collateral Agent and the Borrower alone and does not constitute an agreement of the Custodian.

The Custodian shall agree, and U.S. Bank National Association as Custodian hereby agrees, with the Collateral Agent that (i) each of the Covered Accounts shall be securities accounts of the Collateral Agent, (ii) all property credited to the Covered Accounts shall be treated as a “financial asset” for purposes of the UCC, (iii) the Custodian shall treat the Collateral Agent as entitled to exercise the rights that comprise each financial asset credited to the Covered Accounts subject to the rights of the Borrower specified herein, (iv) the Custodian shall not agree with any person or entity other than the Collateral Agent to comply with entitlement orders originated by any person or entity other than the Collateral Agent, (v) the Covered Accounts and all property credited to the Covered Accounts shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the Custodian or any person or entity claiming through the Custodian (other than the Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds, (vi) the State of New York shall be the securities intermediary’s jurisdiction of the Custodian for purposes of the UCC, and (vii) any agreement between the Custodian and the Collateral Agent with respect to the Covered Accounts shall be governed by the laws of the State of New York. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively, “Loan Assets”) may be acquired and delivered by the Borrower to the Securities Intermediary or Custodian from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Securities Intermediary or Custodian of an electronic copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Borrower as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower, and (c) any duty on the part of the Securities Intermediary or Custodian with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Securities Intermediary or Custodian in the physical custody of any such Loan Assignment Agreement that may be delivered to it; provided that the Custodian shall maintain such Loan Assets as required by this Agreement or the other Loan Documents; provided, further, the Securities Intermediary and the Custodian shall be deemed to have exercised reasonable care with respect to the custody, safekeeping and physical preservation of the Loan Assets in its possession, under Section 9-207 of the UCC or otherwise, to the extent of any action taken at the direction of the Administrative Agent with respect to the Loan Assets. It is acknowledged and agreed that neither the Securities Intermediary nor the Custodian nor the Collateral Agent is under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement (and shall have no responsibility for the genuineness or completeness thereof), or for the Borrower’s title to any related Loan Asset.

Section 8.2         Collection Account.

(a)             The Collateral Agent shall, on or prior to the Closing Date, establish or otherwise maintain two, segregated non-interest bearing securities accounts, which shall be designated as the “Interest Collection Account” and the “Principal Collection Account” (together, the “Collection Account”), and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in the name of the Borrower for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal, into which the Collateral Agent shall from time to time deposit into the applicable Collection Account as determined by the Borrower (i) any amount received under any Interest Hedge Agreement, (ii) all proceeds received from the disposition of any Collateral (unless, during the Reinvestment Period, simultaneously reinvested in Collateral Loans, subject to Article X, or in Eligible Investments or to prepay the Loans in accordance with Section 2.7) and (iii) all Interest Proceeds (including all Fee Proceeds) and all Principal Proceeds. All Moneys deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied for the purposes herein provided. The Collection Account shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Collection Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Collection Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Collection Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 6.4, 8.2 and 9.1.

(b)             All Distributions and any net proceeds from the sale or disposition of Pledged Collateral or any Interest Hedge Agreement or other collateral received by the Collateral Agent shall, subject to the parenthetical in Section 8.2(a)(ii), be immediately deposited into the applicable Collection Account as determined by the Borrower. Subject to Sections 8.2(d) and 8.2(e), all such property, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Collateral Agent in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 8.2. (i) So long as no Event of Default has occurred and is continuing, by Borrower Order (which may be in the form of standing instructions), the Borrower shall and (ii) after the occurrence and during the continuation of an Event of Default, the Administrative Agent (at the direction of the Controlling Parties) shall direct the Collateral Agent to, and, upon receipt of such Borrower Order or direction, as applicable, the Collateral Agent shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Quarterly Payment Date (provided that Eligible Investments issued by the Collateral Agent or an Affiliate thereof in its capacity as a banking institution may mature on such Quarterly Payment Date). The Borrower and the Administrative Agent each agrees that it shall not give any instruction to invest such funds other than as permitted by this Agreement. So long as no Event of Default has occurred and is continuing, the Collateral Agent, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the Borrower and the Borrower shall, within six months of receipt of such notice from the Collateral Agent, sell such Distribution or other proceeds for Cash (at a price equal to fair market value as reasonably determined by the Collateral Manager in accordance with the Servicing Standard) to any Person (including an Affiliate of the Borrower) and deposit the proceeds thereof in the applicable Collection Account for investment pursuant to this Section 8.2; provided that the Borrower need not sell such Distributions or other proceeds if it delivers a certificate of an Authorized Officer to the Administrative Agent certifying that such Distributions or other proceeds constitute Collateral Loans or Eligible Investments or securities subject to transfer restrictions that do not permit such sale.

(c)             [Reserved].

(d)             During the Reinvestment Period, the Borrower may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, (i) withdraw funds on deposit in the Collection Account representing Principal Proceeds and reinvest such funds in Collateral Loans as permitted under and in accordance with the requirements of Article X and such Borrower Order, (ii) apply Principal Proceeds to make a prepayment of the Loans in accordance with Section 2.7 so long as on the date of such prepayment no Commitment Shortfall results therefrom and (iii) transfer Principal Proceeds to the Revolver Funding Account so long as on the date of such transfer and after giving effect thereto the amount standing to the credit of the Revolver Funding Account shall not exceed the aggregate Unfunded Amount.

After the Reinvestment Period, the Borrower may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall apply Principal Proceeds received by the Borrower (before or after the end of the Reinvestment Period) towards (A) the acquisition of Collateral Loans, (B) the payment or funding of Unfunded Amounts or (C) the funding of the Revolver Funding Account on any Business Day (in an amount not exceeding the Unfunded Amount), in each case pursuant to commitments entered into by the Borrower prior to the end of the Reinvestment Period.

By Borrower Order, the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, pay from time to time on dates other than Quarterly Payment Dates from Interest Proceeds on deposit in the Collection Account, Administrative Expenses in the order of priority set forth in the definition thereof; provided that the aggregate amount of Administrative Expenses paid in any Due Period (excluding Administrative Expenses paid on Quarterly Payment Dates pursuant to the Priority of Payments) shall not exceed the Quarterly Cap applicable on the next Quarterly Payment Date.

(e)            The Collateral Agent shall transfer to the Payment Account for application pursuant to Section 9.1(a), on or about the Business Day (but in no event more than two Business Days) prior to each Quarterly Payment Date, any amounts then held in the Collection Account other than proceeds received after the end of the Due Period with respect to such Quarterly Payment Date.

(f)            The Collateral Agent agrees to give the Borrower and the Lenders prompt notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(g)            At any time and from time to time the Borrower, or the Collateral Manager on the Borrower's behalf, may deposit (including for purposes of satisfying the Class A Overcollateralization Ratio Test) into the Collection Account funds or Contributions not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) all such funds are to be treated as Principal Proceeds or Interest Proceeds as designated by the Borrower and (ii) upon the deposit of such funds into the Collection Account, such funds shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable.

(h)            The Collateral Agent may from time to time establish with the Securities Intermediary in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, any additional subaccounts deemed necessary by the Collateral Agent or the Collateral Manager (on behalf of the Borrower) for convenience of administering the Covered Accounts and the Collateral.

Section 8.3         Payment Account; Revolver Funding Account; Closing Expense Account; Interest Reserve Account.

(a)            Payment Account. The Collateral Agent shall, on or prior to the Closing Date, establish or otherwise maintain a single, segregated non-interest bearing securities account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the "Payment Account" and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower's right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held by the Collateral Agent for the benefit of the Secured Parties. Except as provided in Sections 6.4 and 9.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on the Loans and the principal of the Loans in accordance with their terms and the provisions of this Agreement and, upon Borrower Order or in accordance with the Quarterly Payment Date Report, to pay fees, Collateral Agent Fees, Administrative Expenses, Increased Costs and other amounts specified therein, each in accordance with (and subject to the limitations contained in) the Priority of Payments. For the avoidance of doubt, each Quarterly Payment Date Report shall constitute instructions to the Collateral Agent to withdraw on the related Quarterly Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the Priority of Payments. The Collateral Agent agrees to give the Borrower and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with an Eligible Account Bank, and the amounts therein shall remain uninvested. In the event that the account bank at which the Payment Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Payment Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Payment Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement.

(b)            Revolver Funding Account. The Collateral Agent shall, on or prior to the Closing Date, establish or otherwise maintain a single, segregated securities account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the "Revolver Funding Account" and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held for the benefit of the Secured Parties and amounts shall be deposited from time to time in such account in accordance with Articles VIII and IX. On any date during the Reinvestment Period, if an Initial Lender does not satisfy the requirements of the "Approved Lender" definition (notwithstanding clause (2) of the proviso thereof), then (a) such Initial Lender shall provide notice of such occurrence to the Borrower, the Agents and the Collateral Manager (a "Downgrade Notice"), (b) within 20 Business Days after receipt of a Downgrade Notice, the Borrower will ensure that the amounts on deposit in the Revolver Funding Account shall be equal to or greater than the Exposure Amount existing at such time and (c) such amounts required under clause (b) shall remain on deposit in the Revolver Funding Account until such Initial Lender provides notice to the Borrower, the Agents and the Collateral Manager that such Initial Lender satisfies the requirements of the "Approved Lender" definition; provided that, for the avoidance of doubt, the Borrower may use the Loans from a Funding to fund the amounts required under clause (b), subject to satisfaction of the conditions set forth in Section 3.2. By Borrower Order (which may be in the form of standing instructions), the Borrower may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Revolver Funding Account as so directed solely in overnight funds that are Eligible Investments. The only permitted withdrawals from or applications of funds on deposit in, or otherwise to the credit of, the Revolver Funding Account shall be at the direction of the Collateral Manager (i) to fund or pay Unfunded Amounts, (ii) at the election of the Borrower during the Reinvestment Period, to be applied as Principal Proceeds for use as is provided in this Agreement (including, without limitation, as provided in Section 9.1(a)(ii)) and (iii) after the Reinvestment Period, to the extent of any Excess Reserve Amount, to be applied as Principal Proceeds in accordance with Section 9.1(a)(ii). Notwithstanding the foregoing, the amount of all funds on deposit in the Revolver Funding Account on any date that exceeds the aggregate Unfunded Amount on such date shall, at the direction of the Collateral Manager, be transferred to the Collection Account on such date and applied as Principal Proceeds. For the avoidance of doubt, any amounts transferred from the Revolver Funding Account for application as Principal Proceeds as provided above shall be further invested in Collateral Loans (to the extent expressly permitted by the other provisions in this Agreement) or applied as Principal Proceeds in accordance with Section 9.1(a)(ii), in each case as expressly provided in this Agreement. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Revolver Funding Account or any funds on deposit therein, or otherwise to the credit of the Revolver Funding Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Revolver Funding Account shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Revolver Funding Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Revolver Funding Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Revolver Funding Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement. Any interest earned on Eligible Investments held in the Revolver Funding Account shall be applied as Interest Proceeds.

(c)            Lender Collateral Account.

(i)            The Collateral Agent shall, on or prior to the Closing Date, establish or otherwise maintain a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the "Lender Collateral Account" and which shall be governed solely by the terms of this Agreement and the Account Control Agreement and maintained by the Securities Intermediary in accordance with the Account Control Agreement for the benefit of the Secured Parties. The Collateral Agent shall have exclusive control over such account (and each subaccount thereof), subject to the Borrower's right to give instructions specified herein, and the sole right of withdrawal. The Lender Collateral Account may contain any number of subaccounts for the purposes described in this Section 8.3(c) deemed necessary by the Collateral Agent or the Collateral Manager (on behalf of the Borrower) for convenience of administration. The only permitted deposits to or withdrawals from the Lender Collateral Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Lender Collateral Account (or any subaccount thereof).

(ii)            If any Class A-R Lender shall at any time be required to deposit any amount in the Lender Collateral Account in accordance with Section 11.5(b)(i), then (x) the Collateral Agent shall create a segregated subaccount of the Lender Collateral Account with respect to such Class A-R Lender (the "Lender Collateral Subaccount" of such Class A-R Lender) and (y) the Collateral Agent shall deposit all funds received from such Class A-R Lender into such Lender Collateral Subaccount. The only permitted withdrawal from or application of funds credited to a Lender Collateral Subaccount shall be as specified in this Section 8.3(c).

(iii)           With respect to any Class A-R Lender, the deposit of any funds in the applicable Lender Collateral Subaccount by such Class A-R Lender shall not constitute a Funding by the Borrower and shall not constitute a utilization of the Commitment of such Class A-R Lender, and the funds so deposited shall not constitute principal outstanding under the Class A-R Loans. However, from and after the establishment of a Lender Collateral Subaccount, the obligation of such Class A-R Lender to make Class A-R Loans as part of any Funding under this Agreement shall be satisfied by the Collateral Agent (at the instruction of the Administrative Agent) withdrawing funds from such Lender Collateral Subaccount in the amount of such Class A-R Lender's Percentage Share of such Funding. All payments of principal from the Borrower with respect to Class A-R Loans made to such Class A-R Lender (whether or not originally funded from such Lender Collateral Subaccount) shall be made by depositing the related funds into such Lender Collateral Subaccount and all other payments from the Borrower (including without limitation all interest) shall be made to such Class A-R Lender in accordance with the order specified in the Priority of Payments. The Collateral Agent shall, at the direction of the Administrative Agent, have full power and authority to withdraw funds from each such Lender Collateral Subaccount at the time of, and in connection with, the making of any such Funding and to deposit funds into each such Lender Collateral Subaccount, all in accordance with the terms of and for the purposes set forth in this Agreement.

(iv)            Notwithstanding anything to the contrary herein, if on any Quarterly Payment Date (or on any other Business Day upon one Business Day's prior written request from such Class A-R Lender) the sum of the amount of funds on deposit in the Lender Collateral Subaccount exceeds such Class A-R Lender's Undrawn Commitment at such time (whether due to a reduction in the aggregate amount of the Commitments or otherwise), then the Collateral Agent (at the instruction of the Administrative Agent) shall remit to such Class A-R Lender a portion of the funds then held in the related Lender Collateral Subaccount in an aggregate amount equal to such excess. Upon the termination of the Commitments (including following the occurrence of an Event of Default), the Collateral Agent shall, at the direction of the Administrative Agent, promptly (and no later than one Business Day after such termination) remit to such Class A-R Lender all of the funds then held in its related Lender Collateral Subaccount and shall terminate such account.

(v)            Except as otherwise provided in this Agreement, for so long as any amounts are on deposit in any Lender Collateral Account, the Collateral Agent shall invest and reinvest such funds at the direction of the Borrower; such amounts on deposit in the Lender Collateral Account shall remain uninvested until the Borrower provides written instructions to invest such amounts as provided herein. Interest received on such Eligible Investments shall be retained in such Lender Collateral Subaccount and invested and reinvested as aforesaid. Any gain realized from such investments shall be credited to such Lender Collateral Subaccount and any loss resulting from such investments shall be charged to such Lender Collateral Subaccount. Neither the Borrower nor the Collateral Agent shall in any way be held liable by reason of any insufficiency of such Lender Collateral Subaccount resulting from any loss relating to any such investment.

(vi)            The Lender Collateral Account shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Lender Collateral Account is maintained ceases to be an Eligible Account Bank, or the Eligible Account Bank with respect to the Lender Collateral Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Lender Collateral Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement.

(d)            Closing Expense Account. The Collateral Agent shall, on or prior to the Closing Date, establish or otherwise maintain a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the "Closing Expense Account" and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower's right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held by the Collateral Agent for the benefit of the Secured Parties. On or prior to the Initial Funding Date, the Borrower shall deposit the amount specified in the Collateral Agent Fee Letter into the Closing Expense Account. On any Business Day during the period that the Closing Expense Account is open, the Collateral Agent shall apply funds from the Closing Expense Account, as directed by the Borrower, to pay fees and expenses of the Borrower incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Agreement. Upon the delivery on any date that is at least 60 days after the Closing Date of a Borrower Order instructing the Collateral Agent to close the Closing Expense Account, all funds in the Closing Expense Account will be deposited in the Collection Account as either Interest Proceeds or Principal Proceeds (or combination thereof), as directed by the Collateral Manager, and the Closing Expense Account will be closed. By Borrower Order (which may be in the form of standing instructions), the Borrower may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Closing Expense Account during a Due Period as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Closing Expense Account shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Closing Expense Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Closing Expense Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Closing Expense Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 8.3(d).

(e)            Interest Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish or otherwise maintain a single, segregated account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the "Interest Reserve Account" and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The only permitted deposits to or withdrawals from the Interest Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Interest Reserve Account other than in accordance with this Agreement and the Priority of Payments. On or prior to the Closing Date, the Borrower shall deposit $0 into the Interest Reserve Account. Amounts on deposit in the Interest Reserve Account will be invested in Eligible Investments selected by the Collateral Manager, and earnings from all such investments will be deposited in the Collection Account as Interest Proceeds. If the Collateral Manager does not select an Eligible Investment, amounts on deposit in the Interest Reserve Account shall remain uninvested until the Borrower provides written instructions to invest such amounts as provided herein. On each Quarterly Payment Date while the Interest Reserve Account is open, funds in the Interest Reserve Account as of the related Calculation Date will be applied as Interest Proceeds on such Quarterly Payment Date in accordance with the Priority of Payments, but solely to the extent that other Interest Proceeds are not available to satisfy all amounts described in Section 9.1(a)(i)(A) through (J). At any time after the Closing Date, the Borrower (or the Collateral Manager on behalf of the Borrower) may direct that the Interest Reserve Account be closed, and any proceeds therein shall be transferred to the Collection Account and applied, in the sole discretion of the Collateral Manager, (i) as Interest Proceeds or (ii) as a direct dividend or other payment to the Parent Fund, to be distributed on any Business Day occurring after the Closing Date; provided, that with respect to this clause (ii), (x) the Borrower (or the Collateral Manager on behalf of the Borrower) shall provide prior written notice (which may be by way of email) to the Lenders and the Agents and (y) after giving effect to the closure of the Interest Reserve Account (and distribution of all amounts therein to the Parent Fund), each of the Coverage Tests are satisfied. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Interest Reserve Account shall be in accordance with the provisions of this Section 8.3(e). The Interest Reserve Account shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Interest Reserve Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Interest Reserve Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Interest Reserve Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement.

Section 8.4         Custodial Account.

(a)            The Collateral Agent shall, on or prior to the Closing Date, establish or otherwise maintain a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the "Custodial Account" and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be maintained by the Securities Intermediary pursuant to the terms of the Account Control Agreement and over which the Collateral Agent shall have exclusive control, subject to the Borrower's right to give instructions specified herein, and the sole right of withdrawal. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held by the Custodian on behalf of and for the benefit of the Collateral Agent for the benefit of the Secured Parties. Except in connection with a liquidation pursuant to Article VI, the only permitted withdrawal from the Custodial Account or in, or otherwise to the credit of, the Custodial Account shall be as directed, upon Borrower Order, in accordance with the provisions of Sections 8.7 and 8.8. The Collateral Agent agrees to give the Borrower and the Lenders prompt notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Custodial Account shall remain at all times with an Eligible Account Bank and shall remain uninvested. In the event that the account bank at which the Custodial Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Custodial Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Custodial Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement.

The Collateral Agent is hereby directed to appoint U.S. Bank National Association as custodian (the "Custodian") to act as a custodian and as securities intermediary for purposes of this Agreement and the other Loan Documents. Any successor custodian shall be a state or national bank or trust company which (i) is not an Affiliate of the Borrower, (ii) has a combined capital and surplus of at least U.S.$200,000,000, (iii) has a long term issuer rating of at least "BBB+" by S&P and (iv) is a securities intermediary. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Custodian.

(b)            Except as otherwise provided in Sections 8.7 and 8.8, all right, title and interest of the Borrower in and to the Custodial Account, all related property, and all proceeds thereof shall be subject to the security interest of the Collateral Agent hereunder.

(c)            With respect to securities (including without limitation debt and equity securities, bonds, money market funds and mutual funds) issued in the United States, the Shareholders Communications Act of 1985 (the "Act") requires the Custodian to disclose to the issuers of such securities, upon their request, the name, address and securities position of its customers who are (a) the "beneficial owners" (as defined in the Act) of such issuer's securities, if the beneficial owner does not object to such disclosure, or (b) acting as a "respondent bank" (as defined in the Act) with respect to such securities. (Under the Act, "respondent banks" do not have the option of objecting to such disclosure upon the issuers' request.) The Act defines a "beneficial owner" as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a "respondent bank" as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Custodian. Under the Act, a customer is either the "beneficial owner" or a "respondent bank". The "customer" for purposes hereof shall mean the Borrower and each Lender, each of which shall be deemed to be the "beneficial owner" (as defined in the Act) of such securities to be held by the Custodian hereunder, and each of the Borrower and the Lenders hereby waives any objection to the disclosure of its name, address and securities position to any such issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Borrower and each Lender. Each of the Borrower and the Lenders may, by written notice to the Custodian, opt out of the waiver referred to in the foregoing sentence and elect not to consent to the disclosure referred to in the foregoing sentence. With respect to such securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

(d)            Subject to Section 5.8 and Section 10.2, at any time and from time to time the Borrower, or the Collateral Manager on the Borrower's behalf, may deposit (including for purposes of satisfying the Class A Overcollateralization Ratio Test) into the Custodial Account, Collateral Loans and/or Eligible Investments or Contributions not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) all such funds are to be treated as Collateral Loans and/or Eligible Investments, as applicable, for all purposes of this Agreement, and (ii) upon the deposit of such funds into the Custodial Account, such funds shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable. The Borrower shall notify the Agents in writing of any such deposit prior to or contemporaneously therewith.

Section 8.5         [Reserved].

Section 8.6         Investments. So long as no Event of Default has occurred and is continuing, if the Borrower or the Collateral Manager, as applicable, shall not have given any investment directions pursuant to Section 8.2(b) or Sections 8.3(b), (c), (d), or (e), the Collateral Agent shall seek instructions from the Borrower within one Business Day after transfer of such funds to the such Covered Account (except, for the avoidance of doubt, the Custodial Account and the Payment Account). If the Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to such Covered Account, all amounts on deposit in such Covered Account shall remain uninvested until the Borrower or the Collateral Manager, as applicable, provides written instructions to invest such amounts as provided herein. Each of the Borrower and the Collateral Manager agrees that it shall not give any instruction to invest such funds other than as permitted by this Agreement. After the occurrence and during the continuation of an Event of Default, if the Administrative Agent (at the direction of the Controlling Parties) shall not have given investment directions to the Collateral Agent pursuant to Section 8.2(b) or Sections 8.3(b), (c), (d), or (e) for three consecutive days, the Collateral Agent shall seek instructions from the Administrative Agent. The Administrative Agent agrees that it shall not give any instruction to invest such funds other than as permitted by this Agreement. If the Collateral Agent does not receive written instructions from the Administrative Agent within five Business Days after such request all amounts on deposit in such Covered Account (except, for the avoidance of doubt, the Custodial Account and the Payment Account) shall remain uninvested until the Administrative Agent provides written instructions to invest such amounts as provided herein. The Collateral Agent shall not be held liable by reason of any insufficiency of any Covered Account resulting from any loss sustained as a result of any such investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Borrower, the Collateral Manager or the Administrative Agent to give the Collateral Agent instructions to invest or reinvest monies held hereunder. The Collateral Agent shall not be held liable by reason of any insufficiency of any Covered Account resulting from any loss sustained as a result of any such investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Borrower, the Collateral Manager or the Administrative Agent to give the Collateral Agent instructions to invest or reinvest monies held hereunder.

Section 8.7         Acquisition of Collateral Loans and Eligible Investments. Each time that the Borrower acquires any Collateral Loan, Eligible Investment or other Collateral, the Borrower shall, if such Collateral Loan or Eligible Investment or other Collateral has not already been transferred to the Custodial Account, transfer or cause the transfer of such Collateral Loan or Eligible Investment and other Collateral to the Custodian to be held for the benefit of the Collateral Agent in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in the Collateral Loans and Eligible Investments and other Collateral so acquired, including all rights of the Borrower in and to any Related Contracts and Collections with respect to such Collateral Loans and Eligible Investments and other Collateral.

Section 8.8         Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interests Upon Termination.

(a)            Upon any sale or other disposition of a Collateral Loan or Eligible Investment or other Collateral (or portion thereof) in accordance with the terms of this Agreement, the security interest of the Collateral Agent in such Collateral Loan or Eligible Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights under Related Contracts with respect to such Collateral Loan or Eligible Investment or other Collateral (but not in the proceeds of such sale or other disposition) shall, immediately upon the sale or other disposition of such Collateral Loan or Eligible Investment or other Collateral (or such portion), and without any further action on the part of the Collateral Agent, be released, except for the proceeds of such sale or other disposition and except to the extent of the interest, if any, in such Collateral Loan or Eligible Investment or other Collateral which is then retained by the Borrower or which thereafter reverts to the Borrower for any reason.

(b)            Upon the payment in full of the Obligations and termination of all Commitments hereunder, the Collateral shall be released from the liens created hereby and under the other Loan Documents, and this Agreement and all obligations of the Agents, each Lender hereunder and all obligations of the Agents shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Administrative Agent and/or the Collateral Agent, as applicable, shall promptly deliver to the Borrower (or its designee) any Collateral held by such Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination. Any such release or termination shall be subject to the provision that the Obligations shall be reinstated if after such release or termination any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 8.9         Method of Collateral Transfer. Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered to the Collateral Agent (or the Custodian or Collateral Custodian on its behalf) by:

(a)            with respect to such of the Collateral as constitutes an instrument, tangible chattel paper or a negotiable document, causing the Collateral Custodian to take possession of such instrument indorsed to the Collateral Custodian or in blank, or such negotiable document, or tangible chattel paper, in the State of South Carolina (or other State in which the custodial office of the Custodian is located) separate and apart from all other property held by the Collateral Custodian;

(b)            with respect to such of the Collateral as constitutes Cash or Money, (i) causing the delivery of such Cash or Money to the Custodian, (ii) causing the Custodian to credit such Cash or Money to the applicable Covered Account and (iii) causing the Custodian to indicate continuously on its book and records that such Cash or Money is credited to the applicable Covered Account;

(c)            with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Custodian to take possession of the related security certificate in the State of Minnesota (or such other State in which the custodial office of the Custodian is located);

(d)            with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Custodian to take possession of the related security certificate in the State of Minnesota (or other State in which the custodial office of the Custodian is located), indorsed to the Custodian or in blank by an effective indorsement, or registered in the name of the Custodian, upon original issue or registration of transfer by the issuer of such certificated security;

(e)            with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register such Collateral to the Securities Intermediary for further credit to the Custodial Account;

(f)            with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;

(g)            with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the Collateral Agent or the Securities Intermediary, as applicable, by a bank the jurisdiction of which for purposes of the UCC is the State of New York; and

(h)            taking such additional or alternative procedures as may hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral to the Collateral Agent, consistent with Applicable Law.

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered to the Collateral Agent by causing the Collateral Agent to hold such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral.

The Borrower shall record and file on or about the Closing Date all financing statements, and the Borrower agrees to record and file after the Closing Date all appropriate financing statements, continuation statements, and other amendments, meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Secured Parties in the Collateral under the applicable Uniform Commercial Code against all creditors of and purchasers from the Borrower. The Borrower promptly shall deliver file-stamped copies of such financing statements, continuation statements, and amendments to the Agents.

In connection with each transfer of an item of Collateral to the Collateral Agent, Securities Intermediary, the Collateral Custodian and/or the Custodian, the Collateral Agent, Securities Intermediary, the Collateral Custodian or the Custodian, as applicable, shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents. Effective upon the transfer of an item of Collateral to the Collateral Agent, the Securities Intermediary, the Collateral Custodian or the Custodian, the Collateral Agent, the Securities Intermediary, the Collateral Custodian or the Custodian, as applicable, shall be deemed to acknowledge that it holds such item of Collateral as Collateral Agent, Securities Intermediary, Collateral Custodian or Custodian, as applicable, under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.

Notwithstanding any other provision of this Agreement, the Collateral Agent shall not hold any item of Collateral through an agent except as expressly permitted by this Section 8.9.

Section 8.10       Continuing Liability of the Borrower. Notwithstanding anything herein to the contrary, the Borrower shall remain liable under each Related Contract, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder (including any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the security interest of the Collateral Agent in any Collateral. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such Related Contract, interest or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any such Related Contract, interest or obligation pursuant hereto, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Related Contract, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

Section 8.11       Reports.

(a)            The Collateral Administrator shall deliver or make available to the Borrower by 2:00 p.m. (New York time) on each Business Day, commencing 5 Business Days after the Closing Date, a report describing all Money (including but not limited to a breakdown of all such amounts into Interest Proceeds and Principal Proceeds) and other property received by it pursuant to the terms of this Agreement and the other Loan Documents on the preceding Business Day (the "Daily Report"). If any Money or property shall be received by the Collateral Agent on a day that is not a Business Day, the Collateral Administrator shall deliver the Daily Report with respect thereto to the Borrower on the next Business Day.

(b)            The Collateral Administrator shall compile and provide, subject to the Collateral Administrator's receipt from the Collateral Manager, the Borrower or the Administrative Agent, as applicable, any information with respect to the Collateral Loans and Eligible Investments to the extent not maintained or in the possession of the Collateral Administrator, the Collateral Report and the Quarterly Payment Date Report in accordance with Exhibit D and Exhibit E hereof, respectively, in each case, in accordance with the terms and subject to the provisions of this Agreement, and prepare drafts of such Collateral Report and Quarterly Payment Date Report and provide such drafts to the Collateral Manager for review and approval; provided that each such draft is to be provided no later than three days prior to the date the Collateral Report or the Quarterly Payment Date Report, as applicable, is due, in each case so long as the Collateral Administrator has received in a timely manner any underlying information necessary for such draft. The Collateral Manager, the Administrative Agent and the Borrower shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of Collateral Reports and Quarterly Payment Date Reports. Without limiting the generality of the foregoing, the Collateral Manager shall advise in a timely manner the Collateral Administrator of the results of any determinations required or permitted to be made by it or the Borrower (or Collateral Manager on its behalf) and supply the Collateral Administrator with such other information (to the extent not also maintained or readily available to the Collateral Administrator) as is maintained by the Collateral Manager that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably needed to complete the Collateral Reports and the Quarterly Payment Date Reports or required to permit the Collateral Administrator to perform its obligations hereunder and any other information that may be reasonably required hereunder with respect to any item of Collateral (including, without limitation, with respect to the items listed under Sections 9, 10, 11, 12, 14, 15, 16, 18, 19, 20, 21 and 22 of the Collateral Report). The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates. Upon receipt of approval from the Collateral Manager, the Collateral Administrator shall transmit the same to the Borrower and shall make such reports available to the Administrative Agent and each Lender.

(c)            The Collateral Administrator may conclusively rely on and without any investigation, any information provided by the Collateral Manager, Borrower, Administrative Agent and any Obligor and its Affiliates with respect to the Collateral Loans and the applicable Related Contracts, along with any related agents with respect to such Collateral Loans and the applicable Related Contracts, in preparation of the Collateral Report and Quarterly Payment Date Report. The duties of the Collateral Administrator hereunder are limited to the duties expressly set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Borrower or Collateral Manager under any of the Loan Documents and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under the Loan Documents.

(d)            The Collateral Administrator will make the Collateral Report and Quarterly Payment Date Report available via its internet website. The Collateral Administrator's internet website shall initially be located at https://pivot.usbank.com. The Collateral Administrator may change the way such statements are distributed. As a condition to access to the Collateral Administrator's internet website, the Collateral Administrator may require registration and the acceptance of a disclaimer. The Collateral Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Collateral Report and the Quarterly Payment Date Report which the Collateral Administrator disseminates in accordance with this Agreement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(e)            Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral Loan is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(f)            The Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator's part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(g)            Nothing herein shall obligate the Collateral Administrator to determine independently (i) any characteristic of a Collateral Loan or any Obligor (or domicile thereof), including the determination of whether any item of Collateral (including any Interest Hedge Agreement) is a Bond, Bridge Loan, Caa Collateral Loan, Initial Funding Date Collateral Loan, Contingent Obligation, Cov-Lite Loan, Credit Improved Loan, Credit Risk Loan, Current Pay Obligation, Defaulted Loan, Deferrable Loan, Deferring Loan, Delayed Funding Loan, DIP Loan, Discount Loan, Cov-Lite Loan, Equity Interest, Equity Security, First Lien Last-Out Loan, First Lien Loan, Fixed Rate Obligation, Floating Rate Obligation, Floor Obligation, Future Funding Reserve Loan, Interest Only Obligation, Letter of Credit, Loan Assets, Long Dated Obligation, Margin Stock, Non-Recourse Obligation, Participation Interest, Permitted Deferrable Loan, Permitted Withholding Tax Asset, Real Estate Loan, Related Security, Revolving Collateral Loan, Second Lien Loan, Senior Revolver Facility, SOFR Loans, Specified Equity Security, Step-Down Loan, Step-Up Loan, Structured Finance Obligation, Subordinated Loan, Substitute Collateral Loan, Synthetic Security, Affiliate Collateral Loan or Zero Coupon Loan, (ii) in the case of any tax withhold in connection with a Collateral Loan, whether the related Obligor is required to make "gross-up" payments to the Borrower that cover the full amount of any such withholding tax on an after-tax basis pursuant to the underlying instruments with respect thereto or (iii) the Market Value, any such determination being based exclusively upon notification the Collateral Administrator receives from the Collateral Manager and nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Collateral Loan in order to verify, confirm, audit or otherwise determine any characteristic thereof. The Collateral Administrator shall be entitled to receive and conclusively rely upon information provided by (i) the Administrative Agent with respect to all interest, Increased Costs, fees, expenses and other amounts due and payable to the Lenders and the calculation of any benchmark, including without limitation all projected interest and Undrawn Commitment Fees due on each Quarterly Payment for purposes of calculating the Class A Interest Coverage Test as of the related Calculation Date, and (ii) the Borrower (or the Collateral Manager on its behalf) of any amounts owing by the Borrower pursuant to an Interest Hedge Agreement.

(h)            If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions (or verbal instructions, followed by confirmation) from the Collateral Manager, acting on behalf of the Borrower, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within three Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator as promptly as possible notifies the Collateral Manager and the Borrower which course of action, if any (or refrainment from taking any course of action) it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such three-Business Day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected in any action reasonably taken in good faith if it acts in good faith in accordance with such advice.

(i)            To the extent the entity acting as the Collateral Agent is also acting as the Collateral Administrator, the rights, privileges, immunities and indemnities of the Collateral Agent set forth in this Agreement shall also apply to it in its capacity as the Collateral Administrator.

Section 8.12         Reports by Independent Accountants

Upon request of the Administrative Agent, and not more frequently than annually, the Collateral Manager on behalf of the Borrower shall cause to be delivered to the Collateral Agent a statement from a firm of independent certified public accountants for each Collateral Report received since the last statement (i) indicating that the calculations within those Collateral Reports have been recalculated and confirmed to the information provided by the Borrower in accordance with the applicable provisions of this Agreement and (ii) recalculation the Aggregate Principal Balance of the Collateral Loans as of the immediately preceding Collateral Report Determination Dates.

Article IX

APPLICATION OF MONIES

Section 9.1         Disbursements of Funds from Payment Account.

(a)            Notwithstanding any other provision of this Agreement other than Section 6.4, but subject to the other subsections of this Section 9.1 and Article II (with respect to optional repayment of Loans), on each Quarterly Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 8.2(e) in accordance with the related Quarterly Payment Date Report as follows and for application in accordance with the following priorities (the "Priority of Payments"):

(i)            On each Quarterly Payment Date, prior to the distribution of any Principal Proceeds, Interest Proceeds shall be applied as follows:

(A)            to the payment of the following amounts in the following priority (without duplication): (1) taxes (but not including any accrued and unpaid Increased Costs), governmental, registered office, registration and filing fees then due and owing by the Borrower and (2) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof; provided that the aggregate amount of payments under this clause (A)(2) shall not exceed on any Quarterly Payment Date the total of (a) Quarterly Cap less (b) Administrative Expenses paid pursuant to Section 8.2(d) during the Due Period relating to such Quarterly Payment Date;

(B)            if the Borrower is party to any Interest Hedge Agreements, to the payment of any amounts owing by the Borrower to the Interest Hedge Counterparties thereunder (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(C)            to the payment unless deferred by the Collateral Manager (or its designee), to the Collateral Manager (or its designee) of all due and unpaid Senior Collateral Management Fees that have not been deferred on prior Quarterly Payment Dates (provided that no deferred Collateral Management Fees shall be payable pursuant to this clause (C));

(D)            to the Class A Lenders for payment of Undrawn Commitment Fees, any Reduction Fee and accrued interest (ratably in proportion to their respective Percentage Shares) due on the Class A Loans on such Quarterly Payment Date, in each case on a pro rata basis (excluding any interest payable at the Post-Default Rate);

(E)             if any of the Coverage Tests are not satisfied as of the related Calculation Date, to the prepayment of principal of the Class A Loans (to be allocated to the Class A Loans according to the Principal Allocation Formula) in the amount necessary to result in the satisfaction of the Coverage Tests (on a pro forma basis as of such Calculation Date);

(F)             to the payment of amounts described in clause (A) above to the extent not paid thereunder (without regard to any cap or limitation) and in the order set forth therein;

(G)             to the Collateral Manager as a Permitted RIC Distribution;

(H)            to the payment of any Increased Costs;

(I)              to the payment to the Collateral Manager (or its designee) of any previously deferred Senior Collateral Management Fees that the Collateral Manager elects to be paid on such Quarterly Payment Date by notice to the Collateral Agent prior to the related Calculation Date;

(J)              unless deferred by the Collateral Manager (or its designee), to the Collateral Manager (or its designee) (a) all due and unpaid Subordinated Collateral Management Fees that have not been deferred on prior Quarterly Payment Dates and (b) any previously deferred Subordinated Collateral Management Fees that the Collateral Manager elects to be paid on such Quarterly Payment Date by notice to the Collateral Agent prior to the related Calculation Date;

(K)            if the Borrower is party to any Interest Hedge Agreements, to any amounts owing by the Borrower to the Interest Hedge Counterparties under such Interest Hedge Agreements to the extent not paid under clause (B) above (without regard to any cap or limitation); and

(L)             all remaining Interest Proceeds:

(1)             during the Reinvestment Period, (x) if a Default has occurred and is continuing, or would result therefrom, to remain in the Collection Account and (y) otherwise, at the discretion of the Collateral Manager, either (i) to the Collection Account to be applied as Principal Proceeds for the purchase of additional Collateral Loans, (ii)  to be applied to prepay the principal of the Loans pursuant to Section 2.7(a), (iii) for deposit into the Revolver Funding Account and/or (iv) to the Borrower, free and clear of the lien hereunder, for distribution to the Parent Fund or otherwise at the direction of the Borrower; and

(2)            after the Reinvestment Period, (x) if a Default has occurred and is continuing, or would result therefrom, to remain in the Collection Account and (y) otherwise, at the discretion of the Collateral Manager; either (i) to be applied to prepay the principal of the Loans pursuant to Section 2.7(a), along with all accrued and unpaid interest, or (ii) to the Borrower, free and clear of the lien hereunder, for distribution to the Parent Fund or otherwise at the direction of the Borrower.

(ii)            On each Quarterly Payment Date, following the distribution of all Interest Proceeds as set forth in Section 9.1(a)(i) above, Principal Proceeds (other than Principal Proceeds previously reinvested in Collateral Loans or otherwise designated by the Borrower for application pursuant to the parenthetical contained in Section 8.2(a)(ii)) shall be applied as follows; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Revolver Funding Account in the amount needed to eliminate such Commitment Shortfall):

(A)            to the payment of unpaid amounts in items (A) through (D) in Section 9.1(a)(i) above (in such order of priority) to the extent not paid thereunder;

(B)            to the payment of unpaid amounts in item (E) in Section 9.1(a)(i) above to the extent not paid thereunder and only to the extent necessary to cause the Coverage Tests to be satisfied as of such Calculation Date on a pro forma basis;

(C)            during the Reinvestment Period, all remaining Principal Proceeds, at the sole discretion of the Collateral Manager:

(1)            to the Collection Account for the purchase of additional Collateral Loans; and/or

(2)            to be applied to prepay the principal of the Loans pursuant to Section 2.7(a); and/or

(3)            to be deposited into the Revolver Funding Account;

(D)            (x) for the first year after the Reinvestment Period, (i) 85% of any remaining amounts to be applied to the payment of principal (to be allocated to the Class A Loans according to the Principal Allocation Formula) and (ii) 15% of any remaining amounts to (1) first, pay any amounts referred to in clause (F) of Section 9.1(a) above to the extent any such amounts remain unpaid and then (2) second, the Borrower, free and clear of the lien hereunder, for distribution to the Parent Fund or otherwise at the direction of the Borrower and (y) after the first year after of the Reinvestment Period, to be applied to the payment of principal (to be allocated to the Class A Loans according to the Principal Allocation Formula) and fees on the Class A Loans until repaid in full; provided that, if a Principal Diversion Event is occurring on the related Calculation Date, all distributions in accordance with this item (D) at any time after the Reinvestment Period shall be made in accordance with item (D)(y) hereof;

(E)            after the Reinvestment Period, to the payment of amounts referred to in items (F) through (K) of Section 9.1(a)(i) above, in the priority set forth therein but only to the extent not paid in full thereunder; and

(F)            after the Reinvestment Period, to the Borrower, free and clear of the lien hereunder, for distribution to the Parent Fund or otherwise at the direction of the Borrower.

(b)            If on any Quarterly Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.1(a) and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

(c)            On each Quarterly Payment Date, the Collateral Administrator (on behalf of the Borrower) shall deliver to the Administrative Agent a report (the "Quarterly Payment Date Report") containing the information described in Exhibit E hereto pursuant to Section 8.11 specifying the amount of Interest Proceeds (and, of such amount, the amount of Fee Proceeds) and Principal Proceeds received during the preceding Due Period, the amounts to be applied to each purpose set forth in Section 9.1(a), and a calculation of the Net Aggregate Exposure Amount (which shall be determined based on information provided by the Borrower or the Collateral Manager to the Collateral Administrator including the Unfunded Amount, any Revolving Collateral Loans and Delayed Funding Loans and the unpaid purchase price of all Collateral Loans that the Borrower entered into binding commitments before the end of the Reinvestment Period to acquire after the end of the Reinvestment Period). The information in each Quarterly Payment Date Report shall be determined as of the Calculation Date immediately preceding the applicable Quarterly Payment Date.

(d)            In the event that the Collateral Manager obtains actual knowledge of or receives written notice that any Interest Hedge Counterparty defaults in the payment of its obligations to the Borrower under any Interest Hedge Agreement on the payment date therefor, the Collateral Manager shall notify the Borrower which shall (or the Collateral Manager on behalf of the Borrower shall) make a demand on such Interest Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:00 noon, New York time, on the next Business Day. The Collateral Manager shall give notice to the Lenders, the Administrative Agent, the Borrower and the Collateral Agent upon the continuing failure by such Interest Hedge Counterparty (or applicable guarantor) to perform its obligations for one Business Day following a demand made by the Borrower (or the Collateral Manager on behalf of the Borrower) on such Interest Hedge Counterparty.

(e)            All amounts to be paid to the Borrower under this Section 9.1 shall be paid to such account as the Borrower may designate and upon such payment will be released from the lien of this Agreement.

Article X

SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA

Section 10.1         Sale of Collateral Loans.

(a)            Sales and Assignments. Provided that no Event of Default has occurred and is continuing (except for sales pursuant to clauses (i), (iii), (iv) or (vi) below which shall be permitted during the continuance of an Event of Default but only so long as the Controlling Parties have provided their written consent thereto pursuant to Section 6.2(a)) and subject to the satisfaction of the conditions specified in this Agreement, including without limitation Section 10.1(c), the Borrower or the Collateral Manager may (in the case of sales to Affiliates, in accordance with Section 5.32) direct the Collateral Agent in writing to sell, and the Collateral Agent shall sell in the manner directed by the Borrower or the Collateral Manager in writing, any Collateral Loan or other loan included in the Collateral (including (x) subject to Section 10.1(b), the sale by participation of all or a portion of the Borrower's interest in any Collateral Loan or other loan and (y) without limitation, the sale by assignment of a portion of the Borrower's interest in any Collateral Loan or other loan); provided that such sale meets the requirements of any one of clauses (i) through (vii) of this Section 10.1(a), which requirements shall be satisfied upon receipt by the Collateral Agent of a trade ticket or other direction to sell (which shall be deemed to be a representation and certification from the Borrower or the Collateral Manager that such conditions are satisfied):

(i)            Credit Risk Loans. The Borrower or the Collateral Manager may direct the Collateral Agent in writing to sell any Credit Risk Loan at any time during or after the Reinvestment Period without restriction.

(ii)            Credit Improved Loans. The Borrower or the Collateral Manager may direct the Collateral Agent in writing to sell any Credit Improved Loan at any time during or after the Reinvestment Period without restriction.

(iii)           Defaulted Loans and Permitted Withholding Tax Assets. The Borrower or the Collateral Manager may direct the Collateral Agent in writing to sell any Defaulted Loan or Permitted Withholding Tax Asset at any time during or after the Reinvestment Period without restriction.

(iv)           Equity Securities. The Borrower or the Collateral Manager (A) may direct the Collateral Agent in writing to sell any Equity Security at any time without restriction and (B) shall use its commercially reasonable efforts to effect the sale of any Equity Security within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law, in which case such Equity Security shall be sold as soon as such sale is permitted by Applicable Law.

(v)            Discretionary Sales. The Borrower or the Collateral Manager on behalf of the Borrower may at any time direct the Collateral Agent in writing to sell any Collateral Loan that is not covered by another provision of this Section 10.1; provided that (A) such sale shall be permitted only so long as (x) the sale price of such Collateral Loan is equal to or greater than the purchase price of such Collateral Loan (after adding the amount of any subsequent borrowings and subtracting the amount of any subsequent repayments thereof) or (y) if the sale price of such Collateral Loan is less than the purchase price of such Collateral Loan (after adding the amount of any subsequent borrowings and subtracting the amount of any subsequent repayments thereof), the Aggregate Principal Balance of all such Collateral Loans sold during any 12 calendar month period is not greater than 25% of Total Capitalization (unless otherwise agreed in writing (which may be by email) by the Administrative Agent) (provided that this subclause (y) shall not be applicable at any time that the Coverage Tests are not all satisfied) and (B) the sale of a Collateral Loan pursuant to this clause (v) to an Affiliate shall be at a price not less than the fair market value as reasonably determined by the Collateral Manager in accordance with the Servicing Standard.

Any written direction given by the Borrower or the Collateral Manager on behalf of the Borrower to the Collateral Agent pursuant to this clause (v) shall be deemed a representation and certification by the Borrower or the Collateral Manager on behalf of the Borrower to the Collateral Agent this clause (v) has been satisfied.

(vi)           Optional Purchase of Affiliate Collateral Loans or Substitution. The Collateral Manager may effect the sale of an Affiliate Collateral Loan to the Parent Fund and the substitution by the Parent Fund of an Affiliate Collateral Loan for another Affiliate Collateral Loan, in each case, pursuant to Section 10.4.

(vii)          Consent of Administrative Agent. The Borrower, or the Collateral Manager on behalf of the Borrower, may direct the Collateral Agent to sell any Collateral Loan at any time with the consent of the Administrative Agent.

(viii)         Sales in Connection with Payment in Full and Termination of the Facility. The Borrower, or the Collateral Manager on behalf of the Borrower, may direct the Collateral Agent in writing to sell, assign or transfer all or any portion of the Collateral in connection with the payment in full of all of the Obligations (other than any unasserted contingent Obligations), the termination of all of the Commitments and the payment of any other amounts required to be paid pursuant to the Priority of Payments; provided that the proceeds from any such sale, assignment or transfer directed pursuant to this Section 10.1(a)(viii) are sufficient to pay in full all of the Obligations (other than any unasserted contingent Obligations) and any other amounts required to be paid pursuant to the Priority of Payments. For the avoidance of doubt, the Borrower, or the Collateral Manager on behalf of the Borrower, may only direct such sales, assignments or transfers contemplated by this Section 10.1(a)(viii) if no Event of Default has occurred and is continuing at such time.

(b)            Participations. The Borrower may not sell a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan (but for the avoidance of doubt may sell a participation interest in any asset that is not a Revolving Collateral Loan or Delayed Funding Loan in accordance with the other provisions hereof).

(c)            Rules Generally Applicable to Sales of Collateral Loans.

(i)             All sales of Collateral Loans or any portion thereof pursuant to this Section 10.1 shall be for Cash on a non-recourse basis, which shall be deemed Principal Proceeds for all purposes hereunder.

(ii)            Anything herein to the contrary notwithstanding, the Borrower shall cause any sale or liquidation of any Collateral Loan or other property or assets to be (x) for fair market value and (y) conducted on an arm's length basis upon fair and reasonable terms no less favorable to the Borrower than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate of the Borrower and, if such transaction is with an Affiliate, in accordance with Section 5.32.

(iii)           The Aggregate Principal Balance of the Affiliate Collateral Loan(s) which are the subject of any sale to an Affiliate of the Borrower (other than any subsidiary of any such Person that is structured to be bankruptcy-remote) under this Article X (for the avoidance of doubt, including optional repurchases or substitutions pursuant to Section 10.4), together with the sum of the Aggregate Principal Balance of all other Affiliate Collateral Loans previously sold to Affiliates (other than any subsidiary of any such Person that is structured to be bankruptcy-remote) since the Closing Date, shall not exceed 20% of the Net Purchased Loan Balance.

(iv)           The delivery by the Collateral Manager or the Borrower of a trade ticket or other order, instruction or direction evidencing or directing the sale or other disposition of a Collateral Loan shall be deemed to constitute certification by such Person that the requirements to such sale or disposition set forth in this Section 10.1 have been satisfied.

Section 10.2         Eligibility Criteria. On and after the Closing Date but solely during the Reinvestment Period, a debt obligation will be eligible for acquisition by the Borrower and inclusion in the Collateral only if as evidenced by an officer's certificate of an Authorized Officer of the Borrower delivered to the Collateral Agent (which certificate will be deemed delivered upon receipt by the Collateral Agent of a trade ticket or similar direction), the Eligibility Criteria are satisfied at the time such debt obligation is acquired (on a trade date basis), after giving effect to the inclusion of such debt obligation.

Section 10.3         [Reserved].

Section 10.4         Optional Purchase of any Affiliate Collateral Loan or Substitution.

(a)            Pursuant to the Sale Agreement and subject to the limitations set forth below, the Parent Fund, the Investment Adviser or any other Fund Party that sells Collateral Loans to the Borrower will have the right, but not the obligation to purchase any Affiliate Collateral Loans or substitute (in each case with the consent of the Collateral Manager, so long as Antares Strategic Credit Fund is the Collateral Manager, and the consent of any other party determined to be required in accordance with the policies and procedures of the Investment Adviser) another Affiliate Collateral Loan for, any:

(i)            Affiliate Collateral Loan that becomes a Defaulted Loan;

(ii)            Affiliate Collateral Loan that has a Material Covenant Default; or

(iii)          Affiliate Collateral Loan that becomes a Credit Risk Loan (each of the above, a "Substitution Event");

provided that the Collateral Agent shall have no responsibility to oversee compliance with this paragraph by the other parties.

(b)            At all times, (i) the aggregate principal balance of all substituted Affiliate Collateral Loans (each such Affiliate Collateral Loan purchased at the direction of the Parent Fund or any other Fund Party that sells Collateral Loans to the Borrower, a "Substitute Collateral Loan") owned by the Borrower at any time since the Closing Date plus (ii) the aggregate principal balance related to all Affiliate Collateral Loans that have been purchased by the Parent Fund or any other Fund Party that sells Collateral Loans to the Borrower pursuant to its right of optional purchase or substitution since the Closing Date and not subsequently applied to purchase a Substitute Collateral Loan may not exceed an amount equal to 20% of the Net Purchased Loan Balance in the aggregate; provided that clause (ii) above shall not include the purchase price of any Collateral Loans or, for the avoidance of doubt, any Equity Securities constituting Margin Stock sold by the Borrower to the Parent Fund, as described in Section 10.1(a)(iv)(B). The foregoing provisions in this paragraph are the "Repurchase and Substitution Limit".

(c)            The substitution of any Substitute Collateral Loan will be subject to the satisfaction of the "Substitute Collateral Loans Qualification Conditions" as of the related date of acquisition for each such Collateral Loan (after giving effect to such substitution), which conditions are:

(i)             each Coverage Test, Collateral Quality Test and Concentration Limitation remains satisfied or, if not in compliance at the time of substitution, any such Coverage Test, Collateral Quality Test or Concentration Limitation is maintained or improved;

(ii)            the principal balance of such Substitute Collateral Loan (or, if more than one Substitute Collateral Loan will be added in replacement of a Collateral Loan or Collateral Loans, the aggregate principal balance of such Substitute Collateral Loans) equals or exceeds the principal balance of the Collateral Loan being substituted for;

(iii)           the Market Value of such Substitute Collateral Loan (or, if more than one Substitute Collateral Loan will be added in replacement of an Affiliate Collateral Loan or Affiliate Collateral Loans, the aggregate Market Value of such Substitute Collateral Loans) equals or exceeds the Market Value of the Affiliate Collateral Loan being substituted;

(iv)           (x) if any of the Affiliate Collateral Loans being substituted for are Second Lien Loans, the aggregate principal balance of all Substitute Collateral Loans that are Second Lien Loans equals or is less than the principal balance of the Affiliate Collateral Loans being substituted that are Second Lien Loans and (y) if none of the Affiliate Collateral Loans being substituted are Second Lien Loans, no Substitute Collateral Loan is a Second Lien Loan;

(v)            the Manager Estimate of each Substitute Collateral Loan is equal to or higher than the Manager Estimate of the Affiliate Collateral Loan being substituted for; and

(vi)           solely after the Reinvestment Period, the stated maturity date of each Substitute Collateral Loan is the same or earlier than the stated maturity date of the Affiliate Collateral Loan being substituted for.

(d)            To the extent any cash or other property received by the Borrower from the Parent Fund or the applicable Fund Party in connection with a Substitution Event as described herein exceeds the fair market value of the replaced Affiliate Collateral Loan, such excess shall be deemed a capital contribution from the Parent Fund or any other Fund Party that sells Collateral Loans to the Borrower, to the Borrower.

(e)            [Reserved].

(f)             In addition to the right to substitute for any Affiliate Collateral Loans that become subject to a Substitution Event, the Parent Fund or any other Fund Party that sells Collateral Loans to the Borrower shall have the right, but not the obligation, to purchase from the Borrower any such Affiliate Collateral Loan subject to the Repurchase and Substitution Limit. In the event of such a purchase at the option of the Parent Fund or the applicable Fund Party that does not result in the delivery of a Substitute Collateral Loan, the Parent Fund or the applicable Fund Party shall deposit in the Collection Account an amount not less than the Transfer Deposit Amount for such Affiliate Collateral Loan (or applicable portion thereof) as of the date of such repurchase (with the amount of the Transfer Deposit Amount representing the outstanding principal balance of the repurchased Collateral Loan being deposited into the Principal Collection Account and the amount of the Transfer Deposit Amount representing accrued interest being deposited into the Interest Collection Account, regardless of whether such amounts are deemed to be purchase price or capital contributions). The Borrower and, at the written direction of the Borrower, the Collateral Agent, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Parent Fund, the applicable Fund Party or the Collateral Manager in order to effect the transfer and release of any of the Borrower's interests in the Affiliate Collateral Loans (together with the assets related thereto) that are being purchased or repurchased and the release thereof from the lien of this Agreement. Upon delivery by the Collateral Manager of a Borrower Order under this Section 10.4 (or other written instruction of an Authorized Officer of the Collateral Manager), the Collateral Manager shall be deemed to have confirmed to the Collateral Agent that such purchase or substitution by the Parent Fund directed by such Borrower Order or other written instruction complies with this Section 10.4.

Article XI

CHANGE IN CIRCUMSTANCES

Section 11.1         Illegality; Inability to Determine Rates.

(a)            Notwithstanding any other provision in this Agreement, but subject to Sections 12.5(f), in the event of a change in Applicable Law, then the affected Lender shall promptly notify the Agents and the Borrower thereof, and such Lender's obligation to make or maintain Loans hereunder based on the applicable Benchmark shall be suspended until such time as such Lender may again make and maintain Loans based on the applicable Benchmark.

(b)            Upon the occurrence of any event giving rise to a Lender's suspending its obligation to make or maintain Loans based on the applicable Benchmark pursuant to Section 11.1(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Loans based on such Benchmark; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c)            If at any time either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Benchmark for the applicable Loans, or (ii) the Administrative Agent determines that such Benchmark with respect to such Loans does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loans during the applicable Interest Period, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain Loans based on such Benchmark shall be suspended until the Administrative Agent revokes such notice.

(d)            Upon receipt of any notice described in Section 11.1(a) or (c), the Borrower may revoke any pending request for the making or continuation of a Loan based on the applicable Benchmark or, failing that, will be deemed to have converted such request into a request for a Loan based on the Base Rate. For the avoidance of doubt, no Loans shall be required to be repaid as a result of any circumstance or determination made pursuant to Section 11.1.

Section 11.2         [Reserved].

Section 11.3         Increased Cost and Reduced Return.

(a)            If, on or after the date hereof, the adoption of any Applicable Law, rule or regulation, or any change in any Applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority made after the date of this Agreement shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office)) or shall impose on any Lender (or its Applicable Lending Office) any other condition affecting its Loans, or its obligation to make Loans (including, any Tax), and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Loans with respect thereto (other than any increased costs on account of (x) Taxes described in clauses (b) through (d) of the definition of "Excluded Taxes" and (y) Connection Income Taxes), such additional amount or amounts as will compensate such Lender for such increased cost or reduction shall constitute "Increased Costs" payable by the Borrower pursuant to Sections 9.1(a) and 6.4; provided, for the avoidance of doubt that the adoption of any Applicable Law, rule or regulation imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based interest rate to add (or otherwise account for) such reserve percentage.

(b)            If any Lender shall have determined that, after the date hereof, the adoption of any Applicable Law, rule or regulation regarding liquidity or capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, or any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority made after the date of this Agreement, has or would have the effect of reducing the rate of return on capital of such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent and the Collateral Agent), such additional amount or amounts as will compensate such Lender for such reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute "Increased Costs" payable by the Borrower pursuant to Sections 9.1(a) and 6.4.

(c)            Each Lender will promptly notify the Borrower, the Collateral Agent and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 11.3 and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be delivered in connection with any request for compensation and shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use commercially reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation under this Section 11.3 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 11.3 for any increased costs or reductions incurred more than six months prior to the date on which the applicable Lender notifies the Borrower; provided that if the event giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.

(d)            Notwithstanding anything to the contrary contained herein, all requests, rules, guidelines, requirements and directives promulgated (i) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III or similar capital requirements directive existing on the Closing Date impacting European banks and other regulated financial institutions and (ii) pursuant to the Dodd Frank Wall Street Reform and Consumer Protection Act shall, in each case, be deemed to be a change or adoption of any law, rule or regulation for purposes of this Section 11.3, regardless of the date enacted, adopted, issued or implemented.

(e)            If the Borrower is required to pay additional amounts to any Lender under this Section 11.3, then the Borrower may, at its own expense and in its sole discretion, require such Lender to transfer or assign, in whole, without recourse (in accordance with Section 11.5) all of its interests, rights and obligations under this Agreement and the Loan Notes to an assignee (a "Replacement Lender") (it being understood that such Lender shall have no obligation to search for, seek, designate or otherwise try to find, a Replacement Lender) which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment); provided that (i) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, Undrawn Commitment Fees relating thereto, any Reduction Fees (if applicable), accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) such assignment will result in a reduction in such compensation or payments thereafter and (iii) such assignment does not conflict with Applicable Law.

(f)            Notwithstanding anything to the contrary in this Section 11.3, the Borrower shall not be required to pay amounts to any Lender under this Section 11.3 to the extent such amounts would be duplicative of amounts payable by the Borrower under Section 11.4. To the extent the Borrower is required to pay any Lender additional amounts or indemnify any Lender in respect of Taxes or Other Taxes pursuant to Section 11.4, the provisions of Section 11.4 shall control.

Section 11.4         Taxes.

(a)         (i)         Each Lender that is a U.S. Person, on or prior to the date of its execution and delivery of this Agreement or on or prior to the date on which it becomes a Lender, and from time to time thereafter if requested in writing by the Borrower or any Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and such Agent with two executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax. Each Lender that is not a U.S. Person, to the extent it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement or on or prior to the date on which it becomes a Lender, and from time to time thereafter if requested in writing by the Borrower or any Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and such Agent with two executed copies of IRS Forms W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as appropriate (or any successor form) either (w) certifying that such Lender is entitled to benefits under an applicable income tax treaty to which the United States is a party which eliminates, or reduces the rate of U.S. federal withholding tax on payments hereunder, (x) certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (y) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, accompanied by a certificate to the effect that such Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code or (z) in the case of a Lender providing a Form W-8IMY (or any successor form), certifying that such Lender is not the beneficial owner of payments hereunder and providing such information and forms as required by Applicable Law to establish the rate of U.S. withholding tax (if any) with respect to such payments. In addition to the foregoing requirements of this Section 11.4(a)(i), each Lender shall, on or prior to the date on which such Lender, becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with any required supplementary information (but only so long as such Lender remains lawfully able to do so).

(ii)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, the Collateral Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will enable the Borrower, the Collateral Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences or the final sentence of Section 11.4(a)(i), the completion, execution and submission of such documentation (other than (1) an IRS Form W-9, in the case of a Lender that is a U.S. Person and (2) the appropriate IRS Form W-8, in the case of a Lender that is not a United States Person (but only to the extent such non-U.S. Lender is legally entitled to deliver such IRS Form W-8) (with all applicable attachments)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Agent and the Administrative Agent in writing of its legal inability to do so.

(iii)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower (with a copy to the Agents as applicable) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

The Administrative Agent and each Lender hereby agrees that if any form or certification such person previously delivered pursuant to this Section 11.4(a) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or notify the Borrower and the Administrative Agent in writing of its legal inability to do so, in each case promptly after such form or certification so expires or becomes obsolete.

(b)            Each Lender and the Administrative Agent will provide the Borrower or its agents with such information and documentation that may be required for the Borrower to achieve compliance with Anti-Money Laundering Laws and shall update or replace such information or documentation, as may be necessary (the "Holder AML Obligations").

(c)            If (i) a Lender fails for any reason to comply with the Holder AML Obligations, (ii) such information or documentation is not accurate or complete, or (iii) the Borrower otherwise reasonably determines that such Lender's acquisition, holding or transfer of an interest in any interest in a Loan or Commitment would cause the Borrower to be unable to achieve compliance with Anti-Money Laundering Laws, the Borrower (or any intermediary on the Borrower's behalf) shall have the right to (x) compel the relevant Lender to sell its interest in such interest in such Loan or Commitment or (y) sell such interest on such Lender behalf.

(d)            Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or the Lender, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(e)            The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(f)            The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(g)            Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 12.6(b)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h)            As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(i)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 11.5         Replacement of Lenders; Downgraded Lenders; Defaulting Lenders.

(a)            (x) If and for so long as any Lender is (1) a Downgraded Lender (subject to clauses (b) and (c) below), (2) a Defaulting Lender, or (3) requesting compensation under Section 11.3 (y) if the Borrower is required to pay any additional amount to such Lender or any authority for the account of such Lender pursuant to Section 11.4 or (z) if and for so long as the obligations of any Lender under this Agreement are the subject of a Bail-In Action, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agents, direct such Lender to assign and delegate (and such Lender shall comply with such direction but shall have no obligation to search for, seek, designate or otherwise try to find, an assignee), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Agreement and the Loan Notes to a financial institution that is (I) in the case of the Class A-R Loans, an Approved Lender (and is not otherwise a Defaulting Lender), (II) eligible to purchase the replaced Lender's Loans under the terms hereof and (III) not prohibited by any Applicable Law from making such purchase (such purchaser, an "Approved Purchaser"), which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment); provided that:

(i)            such assigning Lender shall have received payment of an amount equal to the aggregate outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under its Loan Note, from such Approved Purchaser (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)            in the case of any such assignment or delegation resulting from a claim for compensation under Section 11.3 or payments required to be made pursuant to Section 11.4, such assignment or delegation will result in a reduction in such compensation or payments thereafter; and

(iii)           such assignment or delegation does not conflict with any Applicable Law.

(b)            If and for so long as any Lender is a Downgraded Lender or a Defaulting Lender hereunder:

(i)            in the case of a Downgraded Lender, it holds any portion of the Commitments that remain in effect, then, as soon as practicable and in any event within 30 days after becoming a Downgraded Lender, (x) it shall deposit an amount equal to its Undrawn Commitments at such time into the Lender Collateral Account and (y) all principal payments in respect of the Loans which would otherwise be made to such Downgraded Lender shall be diverted to the Lender Collateral Subaccount of such Downgraded Lender in accordance with Section 8.3(c), and any amounts in such Lender Collateral Subaccount shall be applied to any future funding obligations of such Downgraded Lender; and

(ii)            in the case of a Defaulting Lender, the Commitment and Loans of any such Defaulting Lender shall not be included in determining whether the Controlling Parties or a Majority of Lenders of any Class or Classes has taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.5); provided that (i) a Defaulting Lender's vote shall be included with respect to any action hereunder relating to any change that would require the consent of each Lender or each affected Lender under Section 12.5 (to the extent such Defaulting Lender is such an affected Lender) and (ii) a Defaulting Lender shall retain its voting rights if such Defaulting Lender is the only Lender of such Class of Loans, which vote shall not be unreasonably withheld, conditioned or delayed.

(c)            Notwithstanding anything in Section 11.5(a) to the contrary, (i) a Lender shall not be required to make any assignment or delegation referred to in Section 11.5(a) if, prior thereto, as a result of a waiver by such Lender or the Borrower or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender gives notice thereof to the Borrower and (ii) the Borrower may not require a Downgraded Lender to make any such assignment or delegation during the 30-day period referred to in clause (b)(i) above or at any time that a Downgraded Lender is in compliance with clause (b)(i)(x) above.

(d)            Each of the Administrative Agent and any replaced Lender will agree to cooperate with all reasonable requests of the Borrower for the purpose of effecting a transfer in compliance with this Section 11.5.

(e)            Nothing in this Section 11.5 shall be deemed to release a Defaulting Lender or Downgraded Lender from any liability arising from its failure to fund any Loans it is required to make hereunder.

(f)            Notwithstanding anything to the contrary contained herein but subject to the Write-Down and Conversion Powers of any applicable Resolution Authority, the provisions of this Agreement relating to Downgraded Lenders solely due to any such Class A-R Lender failing to be an Approved Lender (including Sections 8.3(c) and 11.5) shall continue to apply after the occurrence of a Bail-In Action, including that any amounts previously deposited in any Lender Collateral Subaccount will remain available in such Lender Collateral Subaccount following the occurrence of a Bail-In Action for the purposes set forth in this Agreement.

Article XII

MISCELLANEOUS

Section 12.1         Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, electronic transmission, email or similar writing) and shall be given to such party: (a) in the case of the Borrower, the Administrative Agent, the Collateral Administrator, the Custodian, the Collateral Custodian or the Collateral Agent, at its address and/or email address set forth on the signature pages hereof (or as may be updated from time to time), (b) in the case of the Collateral Manager, 320 S. Canal Street, Suite 4200, Chicago, IL 60606, Email: AntaresCapitalCreditAdvisers@antares.com, (c)(1) in the case of the initial Lenders, at its address and/or email address set forth on the signature pages (or as may be updated from time to time) hereof and (2) in the case of any other Lender, at its address and/or email address set forth in its Administrative Questionnaire (which notices shall be solely by email if so indicated therein), or (d) in the case of any party, such other address and/or email address as such party may hereafter specify for such purpose by notice to the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Collateral Custodian and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by recognized courier guaranteeing overnight delivery, one Business Day after such communication is delivered to such courier or (iii) if given by any other means, when delivered at the address or email address specified in this Section 12.1; provided that notices to the Administrative Agent under Article XI or to the Collateral Agent under Article VIII shall not be effective until received.

The Bank, in each of its capacities, shall have the right to accept and act upon instructions, including funds transfer instructions ("Instructions") given pursuant to this Agreement and the Loan Documents and delivered using Electronic Means; provided, however, that the Borrower, the Collateral Manager and/or the Administrative Agent, as applicable, shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such Instructions or directions ("Authorized Officers") and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, the Collateral Manager and/or the Administrative Agent, as applicable, whenever a person is to be added or deleted from the listing. If the Borrower, the Collateral Manager, and/or the Administrative Agent, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank's understanding of such Instructions shall be deemed controlling. The Borrower, the Collateral Manager and the Administrative Agent understand and agree that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Borrower, the Collateral Manager and the Administrative Agent shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Bank and that the Borrower, the Collateral Manager, the Administrative Agent and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower and/or the Obligor, as applicable. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Borrower and the Collateral Manager each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, the Collateral Manager and/or the Administrative Agent, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of the security procedures. "Electronic Means" shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

Section 12.2         No Waivers. No failure or delay by either Agent or any Lender or the Borrower in exercising any right, power or privilege hereunder, under any Loan Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.3         Expenses; Indemnification.

(a)            The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Agents, the Custodian, the Collateral Administrator, the Collateral Custodian and the Securities Intermediary, including, without limitation, (but limited, in the case of legal fees and expenses, to) the reasonable and documented fees and disbursements of one outside counsel for the Administrative Agent and one outside counsel for the Collateral Agent, the Custodian, the Collateral Custodian, the Securities Intermediary and the Collateral Administrator (plus, if necessary, one additional local counsel for each of the Administrative Agent and, collectively, the Collateral Agent, the Custodian, the Collateral Custodian, the Securities Intermediary and the Collateral Administrator) in connection with the preparation, review, negotiation, reproduction, execution, delivery, syndications and administration of this Agreement, the Loan Documents and any documents and instruments referred to therein, and further modifications or syndications of the Loans in connection therewith, the administration of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default; and (ii) all reasonable and documented out-of-pocket expenses incurred by any Agent, including reasonable and documented fees and disbursements of counsel for each Agent, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, including costs and expenses incurred by the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary or the Custodian in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Loan Documents or any interest, right, power or remedy of the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary or the Custodian or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented fees and disbursements of attorneys (subject to the limitations set forth in the first sentence of this clause (a)), accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Custodian or the Collateral Administrator.

(b)            The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Collateral Custodian, the Securities Intermediary and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all Liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable and documented fees and disbursements of counsel for each Agent (limited, solely in the case of Liabilities owing to the Administrative Agent in respect of attorney's fees and expenses, to the reasonable and documented out-of-pocket fees and expenses of one outside counsel and one local counsel in each applicable jurisdiction), which may be incurred by or asserted or awarded against such Indemnitee arising out of or in connection or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Loan Document, any Related Contract or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including (but not limited to) any such Liability that is incurred or arises out of or in connection with, or by reason of any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) the grant to the Collateral Agent, the Lenders of any Lien, on the Collateral, (iii) the exercise by the Administrative Agent, the Collateral Agent, the Lenders or of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien, (iv) the failure of the Collateral Agent to have a valid and perfected Lien on any Collateral, (v) a breach by the Borrower of any representation, warranty or covenant contained in any Loan Document or any document relating to any Collateral or (vi) any loss arising from any action or inaction of the Borrower or any of its Affiliates regarding the administration of any Collateral or otherwise relating to such Collateral (other than an Obligor's financial inability to make payments with respect to any such Collateral) but excluding, in each case, as to any Indemnitee, any such losses, liabilities, damages, expenses or costs incurred by reason of the bad faith, gross negligence or willful misconduct by such Indemnitee with respect to its obligations under this Agreement as finally determined by a court of competent jurisdiction. For the sake of clarity, this Section 12.3(b) shall not impose any indemnification or similar obligation on the Borrower with respect to Taxes, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 12.4         Sharing of Set-Offs. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender.

Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest, fees and other amounts due with respect to any Loans of its Class held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest, fees and other amounts due with respect to the Loans of its Class held by such other Lender, the Lender receiving such proportionately greater payment shall purchase participations or interests in the Loans of its Class held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal, interest, fees and other amounts with respect to the Loans held of such Class by the Lenders shall be shared by the Lenders of its Class pro rata; provided that nothing in this Section 12.4 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Borrower other than its Indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Lender may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 12.4. For the avoidance of doubt, for purposes of this Section 12.4, a pro rata allocation will mean an allocation of the amount received by such set-off or counterclaim and other rights as if such amount had been applied as a prepayment of the Loans under Section 2.7.

Section 12.5         Amendments and Waivers.

(a)            Any provision of this Agreement, the Loan Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Collateral Manager and the Administrative Agent (and if the rights or duties of any Agent are affected thereby, by such Agent, as the case may be), with a fully executed copy thereof provided to the Administrative Agent; provided that:

(i)            no such amendment or waiver shall, unless signed by all the Lenders, (1) extend the Stated Maturity; (2) (x) except in the case of any incurrence of Increased Commitments and Additional Loans pursuant to Section 2.14, change the Percentage Share of the Commitments allocable to any Lender or of the aggregate unpaid principal amount of the Loans, or (y) change the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 12.5 or any other provision of this Agreement; (3) release any Collateral except as provided in this Agreement or the other Loan Documents; or (4) alter the terms of Section 2.6, Section 2.7, Section 2.8, Section 2.11, Section 6.4, Section 9.1, Section 10.1(c)(ii) or this Section 12.5 (or any defined term as it is used therein) in a manner adverse to the interests of any Lender;

(ii)            no such amendment or waiver shall, unless signed by all Lenders of the Class or Classes affected thereby, postpone the date fixed for any payment of principal of or interest on any Loans of such Class or Classes or any fees or other amounts hereunder or for any reduction or termination of any Commitment of such Class or Classes; and

(iii)           no such amendment or waiver shall, unless signed by a Lender, (1) reduce the principal of or rate of interest on any Loans held by such Lender or any fees or indemnities payable for the account of such Lender or (2) increase or decrease the Commitment of any Lender (except as provided in this Agreement) or subject any Lender to any additional obligation; provided that the foregoing shall not apply to the rescission of interest accruing at the Post-Default Rate, which may be rescinded by the Majority of Lenders of each applicable Class of Loans with interest accruing at the Post-Default Rate.

(b)            In addition to the requirements of clause (a) above, in connection with any proposed amendment or waiver of this Agreement or any other Loan Document pursuant to this Section 12.5 (except to the extent that all Lenders consent to such proposed amendment or waiver), if, in the Borrower's reasonable determination, such proposed amendment or waiver does not have a reasonable likelihood of being adverse to the interests of any Lender then the Borrower shall, not later than ten Business Days prior to the execution of such proposed amendment or waiver, deliver to each of the Lenders a copy of such proposed amendment or waiver; provided, any Lender may notify the Borrower prior to execution of such proposed amendment or waiver that such proposed amendment or waiver will be effective only upon the consent of such Lender.

(c)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with an incurrence of Increased Commitments and Additional Loans pursuant to Section 2.14, the Borrower and the Administrative Agent may make any amendments to this Agreement and the other Loan Documents in order to effectuate such Increased Commitments and Additional Loans without the consent of any other parties.

(d)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrower, the Administrative Agent and the Collateral Agent may make any amendments to this Agreement and the other Loan Documents in order to:

(i)            [reserved];

(ii)            correct or supplement any inconsistent or defective provisions in this Agreement or cure any ambiguity, omission or errors in this Agreement;

(iii)           add to the covenants of either or both of the Borrower, the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties;

(iv)           make any Conforming Changes (and any such amendments by the Administrative Agent implementing Conforming Changes will become effective upon consultation with the Borrower but without any further action or consent of any other party to this Agreement or any other Loan Document in accordance with Section 1.8);

(v)            make such changes as shall be necessary to facilitate the Borrower to issue or incur Additional Loans in accordance with Section 2.14;

(vi)          [reserved];

(vii)          convey, transfer, assign, mortgage or pledge any property to or with the Collateral Agent or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Loans;

(viii)        evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent and/or to add to or change any of the provisions of this Agreement as shall be necessary to facilitate the administration of the trusts hereunder by more than one Collateral Agent;

(ix)           correct or amplify the description of any property at any time subject to the lien of this Agreement, or to better assure, convey and confirm unto the Collateral Agent any property subject or required to be subjected to the lien of this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations or to subject to the lien of this Agreement any additional property);

(x)            (A) modify the restrictions on and procedures for resales and other transfers of Loans to reflect any changes in laws or regulations (or the interpretation thereof), including ERISA, or (B) enable the Borrower to rely upon any exemption from registration under the Securities Act of 1933 or the Investment Company Act or (C) remove any restrictions on resale and transfer to the extent not required thereunder;

(xi)           to take any action necessary or helpful to prevent the Borrower, the Lenders or the Collateral Agent from becoming subject to (or to otherwise reduce) any withholding or other taxes, fees or assessments;

(xii)          [reserved];

(xiii)         to modify the procedures herein relating to compliance with any role, regulation or interpretation thereof promulgated under the Exchange Act or to permit compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rule, regulation or interpretation thereof promulgated thereunder or the Volcker Rule (including to (x) cause the Borrower not to be a "covered fund" or any Loans not to be an "ownership interest" under the Volcker Rule or (y) to allow for the Borrower to comply with the "loan securitization" exclusion), each as amended from time to time, as applicable to the Borrower, the Collateral Manager or the Loans, or any rules or regulations thereunder or to reduce costs to the Borrower as a result thereof, based on advice of counsel of national reputation experienced in such matters with respect to such compliance or reduction in costs; or

(xiv)         to facilitate any necessary or desirable filings, exemptions or registrations with the CFTC.

(e)            The Borrower shall, promptly following the execution of any amendment, waiver or supplement to any Loan Document, provide copies thereof to each Lender, the Administrative Agent and the Collateral Agent. Any amendment, waiver or supplement that materially or adversely affects the Bank's rights, duties or obligations in any of its capacities hereunder shall require the consent of the Bank in such applicable capacity.

(f)            Benchmark Replacement.

(i)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Controlling Parties.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may, in consultation with the Borrower, make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Collateral Manager, the Collateral Agent, the Collateral Administrator and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or any Lender (or group of Lenders) pursuant to this Section 12.5 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document except, in each case, as expressly required pursuant to this Section 12.5.

(iv)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Term SOFR, the Borrower may revoke any pending request for a SOFR Loan or conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to a Loan bearing interest at the Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 12.6         Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each of the Lenders except as permitted by this Agreement.

(b)            (i) Any Lender may at any time grant to one or more banks or other institutions (each, a "Participant") participating interests in its Commitment or any or all of its Loans; provided that (A)(x) prior to the occurrence and continuation of an Event of Default, such participation must be consented to by the Borrower or (y) if an Event of Default has occurred and is continuing, a Participant may not be a Competitor unless the Collateral Manager (or any of its Affiliates) has not committed to purchase such participating interest within three Business Days of its receipt of notice that such Lender intends to grant a participating interest to a Competitor and (B) each such Participant represents in writing to such Lender that it (and each account for which it is acquiring such participating interest) is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(ii)            In the event any Lender sells a participation in its Commitment or any or all of its Loans hereunder, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 11.3 and 11.4 (subject to the requirements and limitations therein, including the requirements under Section 11.4(a) (it being understood that the documentation required under Section 11.4(a) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 11.4(b) as if it were an assignee under paragraph (c) of this Section 12.6; and (B) shall not be entitled to receive any greater payment under Section 11.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.

(iii)            In the event that any Lender sells participations in its Commitment or any or all of its Loans hereunder, such Lender shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name of all Participants in the Commitments or Loans held by it and the principal amount (and stated interest thereon) of the portion of the Commitments or Loans which is the subject of the participation (the "Participant Register"). A Commitment or Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Commitment or Loan may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)            (i) Any Lender may at any time assign to one or more banks or other financial institutions (each, an "Assignee") all or any portion of its rights and obligations under this Agreement, the Loan Notes and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Lender, with (and subject to) the consent of the Borrower and the Administrative Agent; provided that (1) such assignment is in the aggregate in an amount which is at least $5,000,000, a multiple of $1,000,000 or the remainder of such Lender's Loans or Commitments, it being understood that a Lender may allocate such assignment in smaller amounts of not less than $10,000 between or among separate internal accounts; (2) no such consent of the Borrower shall be required in the case of an assignment that is made (A) during the continuance of an Event of Default; (B) in the case of the Class A-R Loans, (x) after the end of the Class A-R Commitment Period and (y) prior to the end of the Class A-R Commitment Period if such Assignee is an Approved Lender (without giving effect to any proviso in the definition of "Approved Lender"); or (C) to any Lender or any Affiliate of any Lender; and (3) an Assignee may not be a Competitor unless (x) consented to by the Borrower or (y) an Event of Default has occurred and is continuing.

(ii)            Upon recordation of such instrument in the Register and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights, protections and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Loan Note, is issued to the Assignee. In connection with any such assignment, the transferor Lender shall deliver to the Administrative Agent a duly executed Assignment and Assumption and pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500 (unless such fee is waived by the Administrative Agent). Each Assignee shall deliver to the Borrower and the Administrative Agent the relevant form or certification in accordance with Section 11.4(a) and all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(d)            Any Lender may at any time assign all or any portion of its rights under this Agreement and its Loan Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder. Promptly upon being notified in writing of such transfer, the Administrative Agent shall notify the Borrower thereof.

(e)            Reserved.

(f)            The Administrative Agent, acting as non-fiduciary agent (solely for this purpose) of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount (and stated interest thereon) of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive evidence of the accuracy thereof, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or Loan Note hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or Loan Note hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. If any assignment or transfer of all or any part of a Loan that is then evidenced by a Loan Note is made, such assignment or transfer shall be registered on the Register only upon surrender for registration of assignment or transfer of the related Loan Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Loan Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) (and, if applicable, assignor) and the old Loan Note shall be returned to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice. The Administrative Agent shall provide to the Collateral Agent from time to time at the written request of the Collateral Agent information related to the Lenders and Commitments.

Section 12.7         Representations and Covenants of Lenders.

(a)            Each of the Lenders represents to the Administrative Agent and each of the other Lenders that on and as of the Closing Date or the date on which it becomes a Lender hereunder (i) it is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended, and (ii) it in good faith (and in reliance on the accuracy of the representations contained in the first two sentences of Section 4.10) is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

(b)            Each Lender hereby represents and warrants to the Agents and the Borrower that on and including the Closing Date or the date on which it becomes a Lender hereunder and continuing through the execution and delivery of the other Loan Documents and as of the date of each Funding and each Class A-R Conversion Date through and including the date on which it disposes of its interest in the Loans, that (A) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of the Loans (or any interest therein) do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if it is a governmental, church, non-U.S. or other plan, its acquisition, holding and disposition of the Loans (or any interest therein) do not and will not constitute or result in a violation of any Similar Law.

Section 12.8         Governing Law; Submission to Jurisdiction.

(a)            THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)            Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each party hereto (other than the Bank) irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to each party hereto at its respective address on the signature pages hereto (or as may be updated from time to time). Each party hereto hereby irrevocably waives, to the extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives, to the extent permitted by Applicable Law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of either Agent, any Lender, or any holder of a Loan Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

Section 12.9         Marshalling; Recapture. Neither the Administrative Agent, the Collateral Agent nor any Lender, shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

Section 12.10         Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by email transmission). Delivery of an executed counterpart signature page of this Agreement by email (PDF), electronic signature (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent) shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto. The Collateral Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 12.11         WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE COLLATERAL CUSTODIAN AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12         Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents, any resignation or removal of an Agent, any assignment pursuant to Section 12.6, the termination of the Loan Documents and the making and repayment of the Loans hereunder.

Section 12.13         Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

Section 12.14         Limitation of Liability. No claim may be made by the Borrower, the Collateral Manager or any other Person against any Agent or any Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Collateral Manager hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 12.15         Limited Recourse; Non-Petition.

(a)            Each Lender and the Agents acknowledge that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, partners, agents or employees of the Borrower or the directors, officers, incorporators, shareholders, partners, agent or employees thereof shall be personally liable for any of the obligations of the Borrower under this Agreement. Notwithstanding anything to the contrary contained herein, if the Closing Date does not occur, the Borrower's sole source of funds for payment of all amounts due hereunder shall be the Collateral, and, upon application of the proceeds of the Collateral and its reduction to zero in accordance with the terms and under the circumstances described herein (including the Priority of Payments), all obligations of and all claims against the Borrower under this Agreement or under any other Loan Document shall extinguish and shall not thereafter revive. Except as expressly provided herein, there shall be no recourse for the payment of any amount owing by the Borrower hereunder against any other party hereto or any officer, director, employee, shareholder, incorporator or other Affiliate of such Person or any entity controlling such Person. The obligations under this Section 12.15(a) shall survive the termination of this Agreement and the payment of the Obligations.

(b)            Each party (other than the Borrower) agrees not to cause the filing of a petition for the winding up of the Borrower for the non-payment of any amounts provided in this Agreement until at least one year (or, if longer, the applicable preference period then in effect) plus one day, after the payment in full of amounts owing to the Secured Parties hereunder. The obligations under this Section 12.15(b) shall survive the termination of this Agreement and the payment of the Obligations.

Section 12.16         Confidentiality.

(a)            Each of the Lenders and each of the Agents agrees that it shall maintain confidentiality with regard to nonpublic information concerning the Borrower obtained from the Borrower pursuant to or in connection with this Agreement or any other Loan Document, provided that the Lenders and the Agents shall not be precluded from making disclosure regarding such information: (i) to the Lenders' and Agents' counsel, accountants and other professional advisors (including auditors, actuaries, and consultants) (it being understood that the Persons to whom such disclosure is made (x) will be informed of the confidential nature of such information, and (y) be instructed and obligated to keep such information confidential); (ii) to officers, directors, employees, examiners, agents and partners of each Lender and their Affiliates and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type (it being understood that the Persons to whom such disclosure is made (x) will be informed of the confidential nature of such information, and (y) be instructed and obligated to keep such information confidential); (iii) in response to a subpoena or order of a court or governmental agency or regulatory authority (including bank and insurance examiners); (iv) to any entity participating or considering participating in any credit made under this Agreement, (provided, the Lenders and Agents shall require that any such entity agree in writing to be subject to this Section 12.16; however, Lenders and Agents shall have no duty to monitor any participating entity and shall have no liability in the event that any participating entity violates this Section 12.16); (v) as required by law or legal process, GAAP or applicable regulation (including to banking, insurance or other regulatory entity in connection with a Lender's or Agent's ordinary course corporate governance or regulatory obligations); (vi) as reasonably necessary in connection with the exercise of any remedy hereunder or under any other Loan Document to the extent the Person that receives such information agrees to be subject to this Section 12.16; or (vii) to the National Association of Insurance Commissioners or any similar federal, state or local organization, or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio. In connection with enforcing its rights pursuant to this Section 12.16, the Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief against the Agents, any Lender or any subsequent party that agrees to be bound hereto which shall breach the confidentiality provisions of this Section 12.16. Any Person that proposes to disclose any information pursuant to subclauses (iii) or (v) of this Section 12.16(a) shall, to the extent practical, (1) provide the Borrower and the Collateral Manager with prompt written notice of such proposed disclosure, (2) at the expense of the Borrower, reasonably cooperate with the Borrower or the Collateral Manager so that such Person may obtain a protective order or other appropriate remedy with respect to the information to be disclosed or otherwise obtain satisfactory assurances that such information will be treated as confidential and proprietary and (3) disclose only that information that is, in the opinion of counsel (including internal counsel) to such Person, legally required to be disclosed. The foregoing clauses (1) through (3) shall not apply to any Agent to the extent that a disclosure is made by such Agent to any bank examiner, regulatory or self-regulatory authority in the course of such examiner's or authority's routine examination or inspection of such Agent's business or operations which does not specifically target the information to be disclosed.

(b)            Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons the tax treatment and tax structure of the transactions contemplated by this Agreement (and, for the avoidance of doubt, only those transactions contemplated by this Agreement) and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties hereto. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.

(c)            For the avoidance of doubt, any Person may disclose any information otherwise required to be kept confidential hereunder to report possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency inspector general, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. There is no prior authorization necessary hereunder to make any such reports or disclosures and there is no notification requirement that any such reports or disclosures have been made.

Section 12.17         [Reserved].

Section 12.18         Direction of Collateral Agent. By executing this Agreement, each Lender hereby consents to the terms of this Agreement and to the Collateral Agent's execution and delivery of this Agreement and the other Loan Documents to which it is a party, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent.

Section 12.19         Fundings/Loans Made in the Ordinary Course of Business. The Borrower and each Lender, each as to itself only, represents, warrants and covenants that each payment by the Borrower to such Lender under this Agreement will have been made (i) in payment of a debt incurred by the Borrower or a loan made by such Lender, respectively, in the ordinary course of business or financial affairs of the Borrower and each Lender and (ii) in the ordinary course of business or financial affairs of the Borrower and each Lender.

Section 12.20         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any parties to any Loan Document, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, other than an Excluded Liability, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability including without limitation a reduction in any accrued or unpaid interest in respect of such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the applicable terms of any relevant agreement governing such liability to give effect to the exercise of the write-down and conversion powers of any Resolution Authority.

The Borrower shall provide notice to the Agents of any Bail-In Action that results in the reduction or termination of the Commitment of any Lender hereunder.

Section 12.21         PATRIOT Act Notice. Each Agent and each Lender hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Agent or such Lender to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Agent in order to assist such Lender or Agent, as applicable, in maintaining compliance with the PATRIOT Act. The provisions of this Section 12.21 shall survive termination of this Agreement.

Section 12.22         [Reserved].

Section 12.23         Usury Savings Clause. It is the intention of the parties hereto that interest on any Class of Loans shall not exceed the maximum rate permissible under Applicable Law. Accordingly, notwithstanding anything herein or any Loan Note to the contrary, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders of any Class of Loans pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Lenders of such Class under this Agreement or thereunder (other than in respect of principal of and interest on such Class of Loans) and then to the reduction of the outstanding principal amount of the Loans of such Class.

Section 12.24         [Reserved].

Section 12.25         Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Interest Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in Section 12.25 (a), the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following:

(i)            a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Article XIII

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 13.1         Assignment of Collateral Management Agreement.

(a)            The Borrower hereby acknowledges that its Grant pursuant to the Granting Clause hereof includes all of the Borrower's estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to take any legal action upon the breach of an obligation of the Collateral Manager under the Collateral Management Agreement, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Agents shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived (so long as the exercise of remedies has not commenced or such Event of Default has been waived following the commencement of the exercise of remedies). From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Agreement. The Collateral Agent shall be entitled to rely and be protected in relying upon all actions and omissions to act of the Collateral Manager thereafter as fully as if no Event of Default had occurred.

(b)            The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Collateral Management Agreement or the other documents referred to in clause (a) above, nor shall any of the obligations contained in the Collateral Management Agreement or such other documents be imposed on the Agents.

(c)            Upon the occurrence of the Stated Maturity (or, if earlier, the payment in full of all of the Obligations and the termination of all of the Commitments), the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Collateral from the lien of this Agreement, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Collateral Management Agreement and the other documents referred to in this Section 13.1 shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)            The Borrower represents that it has not executed any other assignment of the Collateral Management Agreement.

(e)            The Borrower agrees that this assignment is irrevocable until the Obligations have been repaid in full and all Commitments have terminated, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)            The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)             The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Agreement applicable to the Collateral Manager subject to the terms of the Collateral Management Agreement.

(ii)            The Collateral Manager shall acknowledge that the Borrower is collaterally assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Collateral Agent for the benefit of the Secured Parties subject to the proviso in Section 13.1(a).

(iii)           The Collateral Manager shall deliver to the Agents copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Borrower pursuant to the Collateral Management Agreement.

(iv)            Neither the Borrower nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without complying with the applicable terms thereof.

(v)            Except as otherwise set forth herein and therein (including pursuant to Sections 12 and 13 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Borrower for the nonpayment of the fees or other amounts payable by the Borrower to the Collateral Manager under the Collateral Management Agreement until the payment in full of all of the Obligations and the termination of all of the Commitments and the expiration of a period equal to one year (or, if longer, the applicable preference period) and a day following such payment. Nothing in this Section 13.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager or any of its Affiliates, or (ii) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)           Except with respect to transactions contemplated by the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Lenders and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Collateral, then the Collateral Manager will give written notice to the Agents, who shall promptly forward such notice to the relevant Lender, briefly describing such conflict and the action it proposes to take. The provisions of this clause (vi) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

Article XIV

The Collateral Custodian.

Section 14.1         Appointment; Initial Custodian. The Collateral Agent (at direction of the Borrower, the Administrative Agent and the Lenders) hereby appoints U.S. Bank National Association to act as Collateral Custodian (the "Collateral Custodian"), for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

Section 14.2         Duties of Collateral Custodian.

(a)            Duties. From the Closing Date until its removal pursuant to Section 7.8, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)            As Collateral Custodian of any Related Contracts for a Collateral Loan hereunder to the extent such Related Contracts are received and held by the Collateral Custodian (the "Custodial Documents"), the Collateral Custodian shall accept and retain custody of the Custodial Documents delivered to it by the Borrower (or the Collateral Manager on its behalf). In connection with each delivery of Related Contracts for a Collateral Loan hereunder to the Collateral Custodian, the Collateral Manager shall provide to the Collateral Custodian an electronic file (in EXCEL or a comparable format) that contains a list of all Related Contracts being so delivered, the Collateral Loan identification number, the original principal balance of such Collateral Loan and the name of the Obligor with respect to such related Collateral Loan and such other information with respect thereto as the Collateral Custodian reasonably may require in connection with its duties hereunder. The Collateral Custodian shall be deemed to be acting as the agent on behalf of the Collateral Agent and the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any lien on the Loan Assets or the Custodial Documents; and provided further that the Collateral Custodian's duties as agent shall be limited to those expressly contemplated herein. All Custodial Documents that are delivered to the Collateral Custodian shall be delivered to U.S. Bank National Association either (1) electronically in a format acceptable to the Collateral Custodian (other than promissory notes or other instruments, for which originals shall be delivered) or (2) with respect to promissory notes or other instruments for which originals shall be delivered, at its office located at the office identified on the signature page hereto, or at such other office as shall be specified to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower by the Collateral Custodian in a written notice prior to such change. All Custodial Documents that are originals or copies shall be kept in fire resistant vaults, rooms or cabinets at such offices and placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Custodial Documents that are originals or copies shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. The Collateral Custodian shall have no obligation to review or monitor any Custodial Documents or the information provided on the electronic file provided hereunder but shall only be required to hold the Custodial Documents in safekeeping. In connection with each delivery of Custodial Documents hereunder to the Collateral Custodian, the Collateral Manager shall provide to the Collateral Custodian a copy of the Loan Asset Schedule together with the electronic file required above.

(ii)            On a monthly basis (concurrently with the delivery of each Collateral Report), the Collateral Custodian shall provide a written report to the Collateral Agent, the Administrative Agent and the Collateral Manager identifying for each Loan Asset for which it holds Custodial Documents the Collateral Loan identification number, the original principal balance of such Collateral Loan and the name of the Obligor with respect to such related Collateral Loan.

(iii)            Notwithstanding any provision to the contrary elsewhere in the Loan Documents, (i) the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Collateral Custodian and (ii) the Collateral Custodian’s obligations under this Article XIV shall apply solely to the extent Related Contracts are physically delivered to it at the office located at the address identified on the signature page hereto. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower or Collateral Manager hereunder or under any other Loan Document.

(b)

(i)            The Collateral Custodian agrees to cooperate with the Controlling Parties (through the Administrative Agent) and the Collateral Agent and deliver any Custodial Documents to the Collateral Agent, Controlling Parties, the Collateral Manager or the Borrower (pursuant to a written request in the form of Exhibit I), as applicable, as requested in order to take any action that the Controlling Parties deem necessary or desirable in order for the Collateral Agent or the Controlling Parties to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VI. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Collateral Manager or the Borrower which conflict with any instructions received by the Controlling Parties, the Collateral Custodian shall rely on and follow the instructions given by the Controlling Parties (through the Administrative Agent).

(ii)            The Controlling Parties (through the Administrative Agent) may direct the Collateral Custodian to take any action incidental to its duties hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Controlling Parties; provided that, the Collateral Custodian shall not be required to take any action hereunder at the request of the Controlling Parties, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Controlling Parties and the Collateral Custodian does not receive a consent (either positive or negative) from the Controlling Parties within ten (10) Business Days of its receipt of such request, then the Controlling Parties shall be deemed to have declined to consent to the relevant action.

(iii)           The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian or the Controlling Parties. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless an Administrative Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 14.3         Collateral Custodian Compensation. The Collateral Custodian shall be entitled to the amounts set forth in the Collateral Agent Fee Letter and under the Loan Documents as compensation for its custodial activities hereunder. The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 12.3 for all reasonable and documented expenses incurred by the Collateral Custodian in accordance with any provision of this Agreement or the other Loan Documents. The Collateral Custodian's entitlement to receive the fees set forth in the Collateral Agent Fee Letter shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to Section 7.8 of this Agreement, (b) its resignation as Collateral Custodian pursuant to Section 7.8 of this Agreement or (c) the termination of this Agreement; provided that, for the avoidance of doubt, the Collateral Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any unpaid fees prior to the release of all Custodial Documents from the custody of the Collateral Custodian. Such fees and expenses due to the Collateral Custodian shall be paid by the Borrower subject to and in accordance with the Priority of Payments.

Section 14.4         Limitation on Liability.

(a)            The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Loans, and will not be required to and will not make any representations as to the validity or value of any of the Collateral Loans.

(b)            It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Related Contracts.

(c)            Subject in all cases to the last sentence of Section 14.2(b)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default, request instructions from the Collateral Manager and may, after the occurrence of an Event of Default, request instructions from the Controlling Parties, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Collateral Manager or the Controlling Parties, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Controlling Parties. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. The Collateral Custodian may rely upon instructions provided by the Administrative Agent as if provided by the Controlling Parties directly.

(d)            The Collateral Custodian shall have no responsibilities or duties with respect to any Custodial Documents while such Custodial Documents are not in its possession.

(e)            All rights, privileges, immunities and indemnities of the Custodian set forth in this Agreement shall also apply to it in its capacity as the Collateral Custodian.

Section 14.5         Collateral Custodian Resignation. Upon the effective date of the Collateral Custodian's resignation pursuant to Section 7.8, or if the Controlling Parties give the Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall deliver all of the Custodial Documents in the possession of the Collateral Custodian to the Collateral Manager or to such Person as the Controlling Parties may designate to the Collateral Custodian in writing upon the receipt of a request in the form of Exhibit I; provided that the Borrower shall have given its consent to any successor Collateral Custodian (such consent not to be unreasonably withheld or delayed).

Section 14.6         Release of Documents.

(a)            Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral Loans, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Controlling Parties or the Administrative Agent on their behalf), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit I, to release to the Collateral Manager within three Business Days of receipt of such request, the Custodial Documents or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Collateral Agent, on behalf of the Collateral Agent and the Secured Parties in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Custodian the Custodial Documents or other such documents (i) promptly upon the request of the Controlling Parties or the Administrative Agent on their behalf or (ii) when the Collateral Manager's need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Collateral Manager shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Collateral Manager to the Collateral Agent, all in the form annexed hereto as Exhibit I.

(b)            Limitation on Release. The foregoing provision with respect to the release to the Collateral Manager of the Custodial Documents by the Collateral Custodian upon request by the Collateral Manager shall be operative only to the extent that the Controlling Parties (or the Administrative Agent on their behalf) have consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Collateral Manager shall provide notice of the same to the Administrative Agent and the Controlling Parties. Any additional Related Contracts or documents requested to be released by the Collateral Manager may be released only upon written authorization of the Controlling Parties (acting through the Administrative Agent). The limitations of this paragraph shall not apply to the release of Related Contracts to the Collateral Manager pursuant to the immediately succeeding subsection.

(c)            Release for Payment. Upon receipt by the Collateral Custodian of the Collateral Manager's request for release of documents and receipt in the form annexed hereto as Exhibit I (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been or will be credited to the Collection Account), the Collateral Custodian shall promptly release the related Custodial Documents to the Collateral Manager.

(d)            Shipment of Custodial Documents. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Custodial Documents in the performance of the Collateral Custodian's duties hereunder shall be delivered by the Borrower, the Collateral Manager or the Controlling Parties (or the Administrative Agent on their behalf) to the Collateral Custodian prior to any shipment of any Custodial Documents hereunder. The Collateral Manager shall arrange for the provision of such services at its sole cost and expenses (or, at the Collateral Custodian's option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Custodial Documents as the Collateral Manager deems appropriate.

Section 14.7         Return of Custodial Documents. The Borrower may, with the prior written consent of the Controlling Parties or the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Custodial Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 8.8, in each case by submitting to the Collateral Custodian, the Administrative Agent and the Controlling Parties a written request in the form of Exhibit I hereto (signed by the Borrower, the Collateral Manager and the Administrative Agent, acting on behalf of the Controlling Parties) specifying the Custodial Document(s) to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Controlling Parties or Administrative Agent on their behalf promptly, but in any event within five Business Days, return the Custodial Document(s) so requested to the Borrower.

Section 14.8         Access to Certain Documentation and Information Regarding the Collateral Loans. The Collateral Custodian shall provide to each Lender or its designated agent access to the Custodial Documents and all other documentation regarding the Collateral Loans including in such cases where the agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded at the expense of the Borrower pursuant to the Collateral Agent Fee Letter and only (a) upon two Business Days prior written request, (b) during normal business hours and (c) subject to the Collateral Manager's and the Collateral Custodian's normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 14.8, from time to time on request of the Controlling Parties, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Controlling Parties to conduct, at the expense of the Borrower, a review of the Custodial Documents; provided that, prior to the occurrence of a Default or an Event of Default, such review shall be conducted no more than two times in any calendar year.

Section 14.9         Collateral Custodian Agent. The Collateral Custodian agrees that, with respect to any Custodial Documents at any time or times in its possession, the Collateral Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent's security interest in the Collateral Loans and Related Property and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Antares CLO 2026-2, LLC, as Borrower By: Antares Strategic Credit Fund, its member By: Antares Capital Credit Advisers LLC, its investment adviser

By:	/s/ Mak Pitke
Name:	Mak Pitke
Title:	Authorized Signatory

Address for notices: 320 S. Canal Street, Suite 4200 Chicago, IL 60606 Email: AntaresCapitalCreditAdvisers@antares.com with a copy to the Collateral Manager

Signature Page to Credit and Security Agreement (PNC-Antares)

ANTARES STRATEGIC CREDIT FUND, as Collateral Manager By: Antares Capital Credit Advisers LLC, its investment adviser

By:	/s/ Mak Pitke
Name:	Mak Pitke
Title:	Authorized Signatory

Address for notices: 320 S. Canal Street, Suite 4200 Chicago, IL 60606 Email: AntaresCapitalCreditAdvisers@antares.com

Signature Page to Credit and Security Agreement (PNC-Antares)

Agents:

PNC Bank, National Association, as Administrative Agent

By:	/s/ Matthew Ziemer
Name:	Matthew Ziemer
Title:	Senior Vice President

Address for notices:

300 Fifth Avenue, Floor 11

Pittsburgh, PA 15222

Attention: Tony Stahley

Telephone No: 412-768-2266

Email: tony.stahley@pnc.com,
abfadmin@pnc.com

with a copy to:

1600 Market Street, 21st Floor

Philadelphia, PA 19103

Attention: Lawrence Beller

Telephone No: 215-585-6017

Email: lawrence.beller@pnc.com

Signature Page to Credit and Security Agreement (PNC-Antares)

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:	/s/ Matthew Ziemer
Name:	Matthew Ziemer
Title:	Managing Director

Address for notices:

300 Fifth Avenue, Floor 11

Pittsburgh, PA 15222

Attention: Tony Stahley

Telephone No: 412-768-2266

Email: tony.stahley@pnc.com, abfadmin@pnc.com

with a copy to:

1600 Market Street, 21st Floor

Philadelphia, PA 19103

Attention: Lawrence Beller

Telephone No: 215-585-6017

Email: lawrence.beller@pnc.com

Signature Page to Credit and Security Agreement (PNC-Antares)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Administrator

By:	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

Address for notices:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Attention: Global Corporate Trust – Antares

CLO 2026-2, LLC

Email: AntaresTeam@usbank.com

U.S. BANK NATIONAL ASSOCIATION,

as Custodian

By:	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

Address for notices:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Attention: Global Corporate Trust – Antares

CLO 2026-2 LLC

Email: AntaresTeam@usbank.com

Signature Page to Credit and Security Agreement (PNC-Antares)

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:	/s/ Kenneth C. Brandt
Name:	Kenneth C. Brandt
Title:	Vice President

Address for notices: U.S. BANK NATIONAL ASSOCIATION 1719 Otis Way Florence, South Carolina 29501 Attention: Document Custody Receiving Unit Email: steven.garret@usbank.com

Signature Page to Credit and Security Agreement (PNC-Antares)

PNC BANK, NATIONAL ASSOCIATION, as Class A-R Lender CLASS A-R COMMITMENT AMOUNT: $175,000,000

By:	/s/ Matthew Ziemer
Name:	Matthew Ziemer
Title:	Senior Vice President

Address for notices:

300 Fifth Avenue, Floor 11

Pittsburgh, PA 15222

Attention: Tony Stahley

Telephone No: 412-768-2266

Email: tony.stahley@pnc.com,
abfadmin@pnc.com

with a copy to:

1600 Market Street, 21st Floor

Philadelphia, PA 19103

Attention: Lawrence Beller

Telephone No: 215-585-6017

Email: lawrence.beller@pnc.com

Signature Page to Credit and Security Agreement (PNC-Antares)

PNC BANK, NATIONAL ASSOCIATION, as Class A-T Lender CLASS A-T COMMITMENT AMOUNT: $525,000,000

By:	/s/ Matthew Ziemer
Name:	Matthew Ziemer
Title:	Senior Vice President

Address for notices:

300 Fifth Avenue, Floor 11

Pittsburgh, PA 15222

Attention: Tony Stahley

Telephone No: 412-768-2266

Email: tony.stahley@pnc.com,
abfadmin@pnc.com

with a copy to:

1600 Market Street, 21st Floor

Philadelphia, PA 19103

Attention: Lawrence Beller

Telephone No: 215-585-6017

Email: lawrence.beller@pnc.com

Signature Page to Credit and Security Agreement (PNC-Antares)